                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM N-1A

                        REGISTRATION STATEMENT UNDER THE
                         INVESTMENT COMPANY ACT OF 1940

                                 Amendment No. 4

                              Baillie Gifford Funds
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

Calton Square, 1 Greenside Row, Edinburgh, Scotland, UK             EH1 3AN
---------------------------------------------------------        -------------
   (Address of Principal Executive Offices)                        (Zip Code)

                              (011-44-131-275-2000)
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                              Angus N.G. Macdonald
                                  Calton Square
                                 1 Greenside Row
                               Edinburgh, Scotland
                             United Kingdom EH1 3AN
--------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)

     This Amendment No. 4 to the Registration Statement is filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act"), since such interests will be issued and sold only in transactions exempt from the registration requirements of the 1933 Act. This Amendment No. 4 to the Registration Statement does not constitute an offer to sell or the solicitation of an offer to buy any beneficial interests in the Registrant.

[BAILLIE GIFFORD LOGO]

                              BAILLIE GIFFORD FUNDS

                      c/o Baillie Gifford Overseas Limited
                                  Calton Square
                                 1 Greenside Row
                               Edinburgh, Scotland
                             United Kingdom EH1 3AN
                               011-44-131-275-2000

                          PRIVATE PLACEMENT MEMORANDUM
                                 April 29, 2004

THE SECURITIES DESCRIBED IN THIS MEMORANDUM ARE BEING OFFERED ONLY TO "ACCREDITED INVESTORS", AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT OF 1933.

     Baillie Gifford Funds (the "Trust") is an open-end, diversified management investment company consisting of three series (each a "Fund") offering portfolios with different objectives and strategies.

     THE INTERNATIONAL EQUITY FUND seeks capital appreciation through investments in an international portfolio of equity securities of issuers located in countries of developed and emerging markets.

     THE EAFE FUND seeks capital appreciation through investments in an international portfolio of equity securities of issuers located in countries of developed markets.

     THE EMERGING MARKETS FUND seeks capital appreciation through investment in equity securities of issuers located in countries with emerging markets.

     Shares of each Fund may be purchased directly from the Trust in cash or in-kind by means of exchanging securities which are eligible for purchase by the relevant Fund. There is a purchase premium in the case of cash investments. Shares of any Fund may be redeemed in cash or in-kind. There is a redemption fee in the case of cash redemptions. All purchase premiums and redemption fees are paid to and retained by the relevant Fund and are intended to offset brokerage and transaction costs arising in connection with the purchase or redemption. The purchase premium and redemption fee may be waived or reduced by the Manager, however, if the brokerage and transaction costs in connection with the purchase or redemption are minimal or in other circumstances in the Manager's discretion. See "PURCHASE OF SHARES" and

"REDEMPTION OF SHARES" below. The minimum investment in any Fund must be worth at least $1 million; subsequent investments in any Fund must be worth at least $100,000. The Manager may, in its discretion, permit smaller initial or subsequent investments and may choose not to accept any investment for any or no reason. An exchange of securities for shares of a Fund to effect an in-kind purchase of the Fund's shares will generally be a taxable transaction for an exchanging shareholder subject to U.S. federal income tax.

     The Funds' Manager is Baillie Gifford Overseas Limited (the "Manager").

     This Private Placement Memorandum concisely describes the information that investors should know before investing. Please read it carefully and keep it for future reference.

     A Statement of Additional Information dated April 29, 2004 is available for each Fund (each a "Statement" and collectively the "Statements") free of charge by writing to the Manager at the address shown on the cover of this memorandum or by telephoning 011-44-131-275-2000 (Attention: Dickson Jackson) before 12:00 noon (New York time) on any business day. The Statements, which contain more detailed information about the Trust and the Funds, are incorporated by reference into this Memorandum.

     IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED "IN-KIND" AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION. IN SUCH CASE, AN INVESTOR WILL INCUR COSTS WHEN THE INVESTOR SELLS THE SECURITIES DISTRIBUTED.

     NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM AND IN THE STATEMENTS OF ADDITIONAL INFORMATION OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE

IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

     FOR RESIDENTS OF NEW HAMPSHIRE, IN ACCORDANCE WITH NEW HAMPSHIRE UNIFORM SECURITIES ACT SECTION 421-B:20:

     NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE DIRECTOR OF THE OFFICE OF SECURITIES REGULATION THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE DIRECTOR OF THE OFFICE OF SECURITIES REGULATION HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                                TABLE OF CONTENTS

SUMMARY OF EXPENSES                                                        1

INVESTMENT OBJECTIVES AND POLICIES                                         3
     The International Equity Fund                                         4
     The EAFE Fund                                                         5
     The Emerging Markets Fund                                             6

PRIMARY INVESTMENT RISKS                                                   7

OTHER IMPORTANT INFORMATION ABOUT THE FUNDS                               11

PURCHASE OF SHARES                                                        13

MULTIPLE CLASSES                                                          15

REDEMPTION OF SHARES                                                      18

DETERMINATION OF NET ASSET VALUE                                          20

DISTRIBUTIONS                                                             20

TAXES                                                                     21

MANAGEMENT OF THE TRUST                                                   24

DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES                          25

ADMINISTRATOR; CUSTODIAN; TRANSFER
AND DIVIDEND PAYING AGENT                                                 26

UNDERWRITERS                                                              26

INDEPENDENT AUDITORS                                                      26

LEGAL COUNSEL                                                             26

SHAREHOLDER INQUIRIES                                                     26

                               SUMMARY OF EXPENSES

     The following information is provided to assist in understanding the various expenses that an investor in a Fund will bear directly or indirectly. THE INFORMATION FOR THE INTERNATIONAL EQUITY FUND IS BASED ON EXPENSES FOR SUCH FUND'S LAST FISCAL YEAR. The information for the Emerging Markets Fund is based on annualized expenses for such Fund's last fiscal year. The information for the EAFE Fund is based on estimated annualized expenses for such Fund's first fiscal year. This information should not be considered a representation of past or future expenses, as actual expenses may be greater or less than those shown.

SHAREHOLDER TRANSACTION EXPENSES:

                                                 PURCHASE PREMIUM (AS A    REDEMPTION FEE (AS A
                                                  PERCENTAGE OF AMOUNT     PERCENTAGE OF AMOUNT
                                                      PURCHASED)(1)             REDEEMED)(1)
THE INTERNATIONAL EQUITY FUND                             0.20%                   0.15%

THE EAFE FUND                                             0.20%                   0.15%

THE EMERGING MARKETS FUND                                 0.25%                   0.25%

ANNUAL FUND OPERATING EXPENSES(1):
 (as a percentage of average net assets)

                                                                      CLASS II
                                                      CLASS I      ($15m to less     CLASS III
THE INTERNATIONAL EQUITY FUND                    (Less than $15m)   than $100m)   ($100m or more)
Management Fees                                       0.35%            0.35%           0.35%
Service Charges                                       0.25%            0.15%           0.05%
Other Expenses(2) (3)                                 0.15%            0.15%           0.15%
                                                      ----             ----            ----
Total Annual Operating Expenses(3)                    0.75%            0.65%           0.55%

                                                                      CLASS II
                                                      CLASS I      ($15m to less     CLASS III
THE EAFE FUND                                    (Less than $15m)   than $100m)   ($100m or more)
Management Fees                                       0.35%            0.35%           0.35%
Service Charges                                       0.25%            0.15%           0.05%
Other Expenses(2)                                     0.31%            0.31%           0.31%
                                                      ----             ----            ----
Total Annual Operating Expenses                       0.91%            0.81%           0.71%

                                                                      CLASS II
                                                      CLASS I      ($15m to less     CLASS III
THE EMERGING MARKETS FUND                        (Less than $15m)   than $100m)   ($100m or more)
Management Fees                                         0.50%            0.50%           0.50%
Service Charges                                         0.30%            0.25%           0.10%
Other Expenses(2)                                       0.51%            0.51%           0.51%
                                                        ----             ----            ----
Total Annual Operating Expenses                         1.31%            1.26%           1.11%

(1) Purchase premiums and redemption fees are paid to the relevant Fund, apply only to cash purchases and redemptions and may be waived or reduced in certain cases. See "Purchase of Shares" and "Redemption of Shares." The expenses reflected in "ANNUAL FUND OPERATING EXPENSES" do not include purchase premiums or redemption fees.

(2) Other expenses for each Class of shares of the International Equity Fund are based on expenses for the Fund's last fiscal year. Because the Emerging Markets Fund has not completed a full fiscal year, other expenses for each Class of shares of the Emerging Markets Fund are based on annualized actual expenses for the Fund's last fiscal year. Other expenses for each Class of shares of the EAFE Fund are estimated amounts for the current fiscal year and assume assets of $50 million.

(3) The Manager has contractually agreed to waive through December 31, 2004, certain expenses of each Class of the International Equity Fund to the extent that such Fund's Total Annual Operating Expenses (excluding interest, taxes, and deferred organizational and extraordinary expenses) exceed 0.89% for Class I shares, 0.79% for Class II shares and 0.69% for Class III shares. The Manager has also agreed, on behalf of the International Equity Fund, to pay the custodian fees otherwise payable by such Fund to the Bank of New York, custodian to the Trust. The expense information in the table above does not reflect this payment of custodian fees by the Manager on behalf of the International Equity Fund. If this payment were shown above, other expenses for each Class of shares of the International Equity Fund would be 0.12% and total annual operating expenses would be 0.72% for Class I shares, 0.62% for Class II shares and 0.52% for Class III shares.

                                    EXAMPLES

     The Examples are intended to help you compare the cost of investing in the Funds with the cost of investing in other mutual funds. They assume that you invest $10,000 in each Fund for the time periods indicated and then redeem all of your shares at the end of those periods. They also assume that your investment has a 5% return each year and that each Fund's operating expenses remain the same. The assumed 5% annual return in the Examples should not be considered a representation of investment performance, as actual performance will depend upon actual investment results of securities held in the particular Fund's portfolio. Your actual costs may be higher or lower than the Examples indicate.

                                                                         CLASS I  CLASS II  CLASS III
                                                                         -------  --------  ---------
THE INTERNATIONAL EQUITY FUND(1)                 After 1 year            $  112   $    102  $      92
                                                 After 3 years           $  276   $    245  $     213
                                                 After 5 years           $  455   $    400  $     345
                                                 After 10 years          $  971   $    852  $     731

                                                                         CLASS I  CLASS II  CLASS III
                                                                         -------  --------  ---------
THE EAFE FUND                                    After 1 year            $   128  $    118  $     108
                                                 After 3 years           $   326  $    295  $     264

                                                                         CLASS I  CLASS II  CLASS III
                                                                         -------  --------  ---------
THE EMERGING MARKETS FUND                        After 1 year            $   184  $    179  $     164
                                                 After 3 years           $   467  $    451  $     405
                                                 After 5 years           $   771  $    745  $     665
                                                 After 10 years          $ 1,636  $  1,580  $   1,410

(1) The example expenses for the International Equity Fund shown above do not reflect the payment by the Manager on behalf of such Fund of the custodian fees otherwise payable by such Fund to the Bank of New York, custodian to the Trust, as described in footnote (3) to the Annual Fund Operating Expenses table. If this payment was reflected above, the example expenses for each Class of shares of the International Equity Fund would be lower.

                       INVESTMENT OBJECTIVES AND POLICIES

     The Trust currently consists of three Funds offering investors a range of non-U.S. investment choices. Each Fund has its own investment objective and policies designed to meet its specific goals. No Fund, nor the Trust as a whole, is intended or is appropriate as a complete investment program and the Trust and the Funds should be considered as only part of an overall investment strategy. Because all of the Funds will be invested substantially in foreign issuers and many of the Funds will be invested in issuers located in developing countries with emerging markets and/or in issuers with relatively modest capitalization that are subject to specific risks, the Funds generally present greater risks than most U.S. mutual funds. An investor should pay particular attention to the risks of the Funds' investments described below, under "PRIMARY INVESTMENT RISKS," "OTHER IMPORTANT INFORMATION ABOUT THE FUNDS," and in the Statements.

     Unless otherwise noted, the investment objectives and policies described below are non-fundamental and may be changed by the trustees of the Trust without shareholder approval.

THE INTERNATIONAL EQUITY FUND

INVESTMENT OBJECTIVE - The objective of the Fund is capital appreciation through investments in an international portfolio of equity securities of issuers located in countries of developed and emerging markets. The Fund will attempt to achieve its investment objective by striving to exceed the U.S. dollar return of the Morgan Stanley Capital International Perspective's Europe, Australasia and Far East Index (the "MSCI EAFE Index"). There can be no assurance, however, that the Fund will achieve its investment objective.

INVESTMENT POLICIES - In pursuit of the above objective, the Manager is authorized to invest only in compliance with the following guidelines:

(a) The Fund will seek to meet its objectives through the active management of its portfolio, in a non-indexed style, through making investments in selected businesses which, on the basis of fundamental research, show that they may grow and enjoy sustainable competitive advantages in their markets. Under normal circumstances, the Fund will invest at least 80% of its total assets in equity securities. Equity securities may include common stocks, convertible securities, preferred stocks and depositary receipts. The Manager will invest the Fund's portfolio without regard to the tax status of investors in the Fund.

(b) The Fund will invest in a diversified portfolio of listed securities issued by companies located in countries contained in the MSCI All Country World Free Index, excluding the United States, cash and cash equivalents. The Fund may also invest in securities that are convertible into common stock, sponsored American Depository Receipts ("ADRs"), European Depository Receipts ("EDRs") or other similar securities. The Fund will not hold more than 30% of total Fund assets in countries not contained in the MSCI EAFE Index.

(c) Currency hedging shall be permitted, at the discretion of the Manager, to attempt to preserve the Fund's investments in U.S. dollar terms. The Manager may enter into forward foreign currency transactions, or acquire other currency instruments, including options, in an attempt to minimize the adverse effects of changes in foreign exchange rates. Any currency gains or losses will be included in the calculation of total return.

(d) The Fund will remain fully-invested in equities, holding cash and cash equivalents primarily during periods of investment reallocation, or as a result of admissions to or withdrawals from the Fund. For liquidity purposes, the Fund may hold cash in U.S. dollars and foreign currencies, or invest in short-term securities, including repurchase agreements and domestic and foreign money market instruments.

For a description of additional investment techniques that may be utilized by the International Equity Fund and the risks associated with all the Fund's investments, see "OTHER IMPORTANT INFORMATION ABOUT THE FUNDS" below and the Statement pertaining to the International Equity Fund.

RISKS--The most significant risks of an investment in the International Equity Fund are Market Risk, Foreign Investment Risk, Emerging Markets Risk, Currency and Hedging Risk, and Management Risk. For more information about these and other risks of an investment in the Fund, see "PRIMARY INVESTMENT RISKS" and "OTHER IMPORTANT INFORMATION ABOUT THE FUNDS" below and the Statement pertaining to the International Equity Fund.

THE EAFE FUND

INVESTMENT OBJECTIVE - The objective of the Fund is capital appreciation through investments in an international portfolio of equity securities of issuers located in countries of developed markets. The Fund will attempt to achieve its investment objective by striving to exceed the U.S. dollar return of the MSCI EAFE Index. There can be no assurance, however, that the Fund will achieve its investment objective.

INVESTMENT POLICIES - In pursuit of the above objective, the Manager is authorized to invest only in compliance with the following guidelines:

(a) The Fund will seek to meet its objectives through the active management of its portfolio, in a non-indexed style, through making investments in selected businesses which, on the basis of fundamental research, show that they may grow and enjoy sustainable competitive advantages in their markets.

(b) The Fund will invest in a diversified portfolio of listed securities issued by companies domiciled or principally conducting their business in countries contained in the MSCI EAFE Index, excluding the United States, cash and cash equivalents. The Fund may also invest in securities which are convertible into common stock, sponsored ADRs, EDRs or similar securities. Under normal circumstances, the Fund will invest at least 80% of its total assets in securities of companies located in countries contained in the MSCI EAFE Index.

(c) Currency hedging shall be permitted, at the discretion of the Manager, to attempt to preserve the Fund's investments in U.S. dollar terms. The Manager may enter into forward foreign currency transactions, or acquire other currency instruments, including options, in an attempt to minimize the adverse affects of changes in foreign exchange rates. Any currency gains or losses will be included in the calculation of total return.

(d) The Fund will remain fully invested in equities, holding cash and cash equivalents primarily during periods of investment reallocation or as a result of admissions to or withdrawals from the Fund. For liquidity purposes, the Fund may hold cash in U.S. dollars and foreign currencies, or invest in short-term securities, including repurchase agreements and domestic and foreign money market instruments.

For a description of additional investment techniques that may be utilized by the EAFE Fund and risks associated with all of the Fund's investments, see "OTHER IMPORTANT INFORMATION ABOUT THE FUNDS" below and the Statement pertaining to the EAFE Fund.

RISKS--The most significant risks of an investment in the EAFE Fund are Market Risk, Foreign Investment Risk, Currency and Hedging Risk, and Management Risk. For more information about these and other risks of an investment in the Fund, see "PRIMARY INVESTMENT RISKS" and "OTHER IMPORTANT INFORMATION ABOUT THE FUNDS" below and the Statement pertaining to the EAFE Fund.

THE EMERGING MARKETS FUND

INVESTMENT OBJECTIVE - The objective of the Fund is capital appreciation through investments in an international portfolio of equity securities of issuers in countries with emerging markets. The Fund will attempt to achieve its investment objective by striving to exceed the U.S. dollar return of the Morgan Stanley Capital International Perspective's Emerging Markets Index (the "MSCI EM Index"). There can be no assurance, however, that the Fund will achieve its investment objective.

INVESTMENT POLICIES - In pursuit of the above objective, the Manager is authorized to invest only in compliance with the following guidelines:

(a) The Fund will seek to meet its objectives through the active management of its portfolio, in a non-indexed style, through making investments in selected businesses which, on the basis of fundamental research, show that they may grow and enjoy sustainable competitive advantages in their markets.

(b) The Fund will invest in a diversified portfolio of listed securities issued by companies such as those located in countries contained in the MSCI EM Index, cash and cash equivalents. The Fund may also invest in securities which are convertible into common stock, sponsored ADRs, EDRs or other similar securities. Under normal circumstances, the Fund will invest at least 80% of its total assets in securities of companies located in countries contained in the MSCI EM Index.

(c) Currency hedging shall be permitted, at the discretion of the Manager, to attempt to preserve the Fund's investments in US dollar terms. The Manager may enter into forward foreign currency transactions, or acquire other currency instruments, including options, in an attempt to minimize the adverse affects of such changes in foreign exchange rates. Any currency gains or losses will be included in the calculation of total return.

(d) The Fund will remain fully-invested in equities, holding cash and cash equivalents primarily during periods of investment switching, or as a result of admissions to or withdrawals from the Fund, or conditions of extreme market volatility. For liquidity purposes, the Fund may hold cash in U.S. dollars and foreign currencies, or invest in short-term securities, including repurchase agreements and domestic and foreign money market instruments.

For a description of additional investment techniques that may be utilized by the Emerging Markets Fund and risks associated with all of the Fund's investments, see "OTHER IMPORTANT INFORMATION ABOUT THE FUNDS" below and the Statement pertaining to the Emerging Markets Fund.

RISKS--The most significant risks of an investment in the Emerging Markets Fund are Market Risk, Foreign Investment Risk, Emerging Markets Risk, Currency and Hedging Risk, and Management Risk. For more information about these and other risks of an investment in the Fund, see "PRIMARY INVESTMENT RISKS" and "OTHER IMPORTANT INFORMATION ABOUT THE FUNDS" below and the Statement pertaining to the Emerging Markets Fund.

                            PRIMARY INVESTMENT RISKS

     An investment in any Fund involves risks similar to those of investing in common stock or other equity securities directly. Investment in a Fund's shares is, like direct investment in equity securities, more volatile and risky than some other forms of investment. Just as with such securities, the value of Fund shares may increase or decrease depending on market, economic, political, regulatory and other conditions affecting the Fund's portfolio. These types of risks may be greater with respect to investments in securities of foreign issuers and may be heightened in the case of emerging market securities. In addition, a Fund's investments will often be denominated in foreign currencies, whose values continually change in relation to the dollar. These varying relationships will also affect the value of a Fund's shares. In addition to the information set forth below, you should read the discussion of risks set forth in the Statements.

     MARKET RISK. The Funds' investments will fluctuate as the stock markets in which the Funds are invested fluctuate. Market risk is the risk of unfavorable market-induced changes in the value of securities owned by a Fund. Due to the volatility of equity markets, the total return of a Fund may fluctuate within a wide range, like stock prices generally, so you could lose money over short or even long periods. The values of equity securities may decline due to factors that affect a particular industry or industries, such as labor shortages or increased supply costs. In addition, they may decline due to general market conditions that are not specifically related to a particular company or industry (or even country), such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or adverse investor sentiment generally.

     FOREIGN INVESTMENT RISK. All of the Funds will invest extensively in foreign securities (i.e., those which are not primarily traded on a United States securities exchange). Investing in foreign securities involves risks not typically found in investing in U.S. markets. These include risks of adverse change in foreign economic, political, regulatory and other conditions, and changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation of assets or nationalization, imposition of withholding taxes on dividend or interest payments, and possible difficulty in obtaining and enforcing judgments against foreign entities. Furthermore, issuers of foreign securities are subject to different, and often less comprehensive, accounting, reporting and disclosure requirements than domestic issuers. The securities of some foreign companies and foreign securities markets are less liquid and at times more volatile than securities of comparable U.S. companies and U.S. securities markets. Foreign brokerage commissions and other fees are also generally higher than in the United States. There are also special tax considerations which apply to securities of foreign issuers and securities principally traded overseas. See "TAXES" below, and the Statements for further details.

     EMERGING MARKETS RISK. The risks of investing in foreign securities may be heightened in the case of investments in emerging markets or countries with limited or developing capital markets. Security prices in emerging markets can be significantly more volatile than in the more developed nations of the world, reflecting the greater uncertainties of investing in less established markets and economies. In particular, countries with emerging markets may have relatively unstable governments, present the risk of nationalization of business, restrictions on foreign ownership, or prohibitions on repatriation of assets, and may have less protection for property rights than more developed countries. Political change or instability may adversely affect the economies and securities markets of such countries. Expropriation, nationalization or other confiscation due to political change could result in a Fund's loss of its entire investment in the country involved. The possibility or reality of nationalization, expropriation or confiscatory taxation, currency blockage, political changes, government regulation, political or social instability or diplomatic developments could affect adversely the economies of countries and the value of the Funds' investments in those countries. The economies of individual countries may differ favorably or unfavorably and significantly from the U.S. economy in such respects as growth of gross domestic product ("GDP") or gross national product, rate of inflation, currency depreciation, capital reinvestment, resource self-sufficiency, structural unemployment and balance of payments position. The domestic economies of emerging countries are generally not as diversified as those of the United States and certain Western European countries. A significant portion of many of such countries' national GDPs are represented by one commodity or groups of commodities. World fluctuations in the prices of certain commodities may significantly affect the economy involved. Such countries' economies may also be dependent on international aid or development assistance, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of substantial holdings difficult or impossible at times. Consequently, securities of issuers located in countries with emerging markets may have limited marketability and may be subject to more abrupt or erratic price movements. In addition, investor sentiment toward companies in otherwise unrelated market may be influenced by adverse events in other foreign markets. Also, such local markets typically offer less regulatory protections for investors.

     As described above under "Investment Objectives and Policies," the International Equity Fund may invest in issuers of emerging markets and the Emerging Markets Fund will generally invest almost exclusively in such markets. The Emerging Markets Fund may concentrate its investments in particular regions, such as in the emerging markets of Asia, Latin America, Eastern Europe and South Africa. Any Fund investing in emerging markets will be subject to all of the general risks described above as well as special risks (some of which are described below) that may affect the region where such Fund invests.

     ASIA. The Funds are susceptible to political and economic factors affecting issuers in Pacific Basin countries. Although none of the Funds will focus its investments in Japanese companies, some Asian economies are directly affected by Japanese capital investment in the region and by Japanese consumer demands. Many of the countries of the Pacific Basin are developing both economically and politically. Some Asian countries restrict the extent to which foreigners may invest in their securities markets. Securities of issuers located in some Asian countries tend to have volatile prices and may offer significant potential for loss as well as gain. Further, certain companies in Asia may not have firmly established product markets, may lack depth of management, or may be more vulnerable to political or economic developments such as nationalization of their own industries.

     LATIN AMERICA. Although there have been significant improvements in recent years, the Latin American economies continue to experience significant problems, including high inflation rates and high interest rates. Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain Latin American countries. The emergence of the Latin American economies and securities markets will require continued economic and fiscal discipline which has been lacking at times in the past, as well as stable political and social conditions. There is no assurance that economic initiatives will be successful. Recovery may also be influenced by international economic conditions, particularly those in the United States, and by world prices for oil and other commodities.

     EASTERN EUROPE. Specific risks vary greatly between markets but include corporate governance, fiscal stability, banking regulations, European Union accession, global commodity prices, political stability and market liquidity.

     SOUTH AFRICA. Specific risks include the transfer of assets to Black Empowerment groups, tax increases, corporate governance, banking regulations, commodity prices, political changes and asset appropriation.

     CURRENCY AND HEDGING RISK. The Funds may invest without limitation in securities quoted or denominated in currencies other than the U.S. dollar and may hold such currencies. As a result, fluctuations in currency exchange rates and currency devaluations, if any, will affect the U.S. dollar value of the Funds' portfolio securities as well as the net asset value of the Funds' shares. The Funds may use various investment products to reduce certain risks to the Funds of exposure to local currency movements. These products include currency forward contracts and options thereon, and options and "spot" transactions directly in foreign currencies. A Fund may, but is not obligated to, attempt to hedge up to 75% of its foreign currency exposure using such techniques. The Funds' ability to use these products may be limited by market conditions, product availability, regulatory limits and tax considerations and there can be no assurance that any of these products would succeed in reducing the risk to the Fund of exposure to local currency movements. Movements in the prices or values of these investment products may not correlate precisely with changes in the value of the related currency. New financial products and risk management techniques continue to be developed and the Funds may use these new investments and techniques to the extent consistent with their investment objective and policies. Hedging against a decline in the value of a currency does not eliminate fluctuations in the prices of portfolio securities or prevent losses if the prices of such securities decline. Such transactions also preclude the opportunity for gain if the value of the hedged currency should rise. Moreover, it may not be possible for a Fund to hedge against a devaluation that is so generally anticipated that the Fund is not able to contract to sell the currency at a price above the devaluation level it anticipates. The Fund may invest in securities quoted or denominated in currencies in order to maintain a hedging position against one or more indexes or sectors in such indexes.

     MANAGEMENT RISK. Each Fund is subject to the risk that the Manager will apply techniques and analyses to the Funds' investment practices that are not as successful as the techniques and analyses used by other investment advisers, and there is no guarantee that the Manager will be able to enhance the returns of the Funds or preserve the Funds' assets.

     LIQUIDITY RISK. The Funds are all subject to the risk that particular investments they make may be difficult to purchase or sell due to a limited market or to legal restrictions, such that a Fund may be prevented from selling particular securities at the price at which the Fund values them. Securities of issuers in emerging markets may be particularly susceptible to this liquidity risk.

     OPTIONS ON FOREIGN CURRENCIES. The Funds may purchase options on foreign currencies traded on securities exchanges or boards of trade (foreign and domestic) or over-the-counter. Purchasing an option on a foreign currency may constitute only a partial hedge, up to the amount of the premium paid, and the Funds could be required to purchase or sell foreign currencies at disadvantageous exchange rates, thereby incurring losses. The purchase of an option on a foreign currency may constitute an effective hedge against fluctuations in exchange rates although, in the event of rate movements adverse to expected movements, it may forfeit the entire amount of the premium plus related transaction costs. There is no specific percentage limitation on the Funds' investments in options on foreign currencies.

     RISK FACTORS IN CURRENCY FORWARD TRANSACTIONS. The Funds' investment in currency forward contracts involves risk. Some of that risk may be caused by an imperfect correlation between movements in the price of the forward contract and the price of the related currency. The risk of imperfect correlation generally tends to diminish as the maturity date of the forward contract approaches.

     Also, a Fund may purchase currency forward contracts (or options on such contracts or options on currencies) to hedge against a possible price increase in a currency that denominates a potential investment in securities. If the market for that currency declines, and the Fund does not carry out a purchase of such securities because of concern as to possible further market decline or for other reasons, the Fund may realize a loss on the forward contract (or option) that is not offset by a reduction in the price of the securities purchased.

     The amount of risk a Fund assumes when it purchases an option on a currency contract is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed above, the purchase of an option also entails the risk that changes in the value of the underlying contract will not be fully reflected in the value of the option purchased. A Fund must also place liquid assets in a segregated account assets in an amount at least equal to the market value of any futures contracts purchased and outstanding and the exercise price of any call options purchased and outstanding.

                   OTHER IMPORTANT INFORMATION ABOUT THE FUNDS

     LOCATION OF ISSUERS. A number of the Funds' policies are determined by reference to whether an issuer is "located in" a particular country or group of countries. In determining whether an issuer is "located in" a particular country for those purposes, the Manager will consider a number of factors, including:
(i) whether the issuer's securities are principally traded in the country's markets; (ii) where the issuer's principal offices or operations are located; and (iii) the percentage of the issuer's revenues derived from goods or services sold or manufactured in the country. The Manager may also consider other factors in making this determination. No single factor will necessarily be determinative nor must all be present for the Manager to determine that an issuer is located in a particular country.

     DEPOSITARY RECEIPTS. Each Fund may invest in ADRs, EDRs and similar investments (such as Global Depositary Receipts (GDRs)) if issues of such Depositary Receipts are available that are consistent with a Fund's investment objective. Depositary Receipts generally evidence an ownership interest in a corresponding security on deposit with a financial institution. Transactions in Depositary Receipts usually do not settle in the same currency as the underlying securities are denominated or traded. Generally, ADRs, in registered form, are designed for use in the U.S. securities markets and EDRs, in bearer form, are designed for use in European securities markets. GDRs may be traded in any public or private securities markets and may represent securities held by institutions located anywhere in the world.

     INVESTMENT COMPANIES. Each of the Funds may invest up to 10% of its total assets through investment companies or other collective investment vehicles designed to permit investments in a portfolio of securities listed in a particular developing country or region, particularly in the case of countries in which such an investment vehicle is the exclusive or main vehicle for foreign portfolio investment. As a shareholder of these kinds of investment vehicles, a Fund may indirectly bear fees which are in addition to the fees the Fund pays its own service providers. The Funds may invest in collective investment vehicles that are sponsored by, and advised by, the Manager or an affiliate of the Manager (an "Affiliated Vehicle"). Any fee payable to the Manager or an affiliate thereof by any Affiliated Vehicle in respect of an investment by a Fund in such Affiliated Vehicle shall be reimbursed to the Fund by the Manager. Therefore, a Fund will only bear that portion of Affiliated Vehicle expenses payable to persons or entities other than the Manager or its affiliates, and will not be responsible for fees collected by the Manager at both the Fund level and the Affiliated Vehicle level.

     TEMPORARY DEFENSIVE STRATEGIES. For temporary defensive purposes, each Fund may vary from its investment policy during periods in which conditions in certain countries or securities markets or other economic or political conditions warrant. Each Fund may reduce its position in securities relating to its investment objective and may invest without limit in short-term debt securities (for this purpose, securities with a remaining maturity of one year or less) issued or guaranteed by the U.S. Government, its agencies or instrumentalities ("U.S. Government Securities") and U.S. dollar-denominated money market instruments or foreign currency-denominated short-term debt securities issued or guaranteed by a foreign government or any of its political subdivisions, authorities, agencies or instrumentalities, which in each case are rated BB or higher by Standard & Poor's Corporation ("S&P") or Baa or higher by Moody's Investors Service, Inc. ("Moody's") or, if not so rated, deemed to be of equivalent quality by the Manager. Each Fund may also at any time temporarily invest funds awaiting reinvestment or held as reserves for dividends and other distributions to shareholders in any of the foregoing types of securities as well as in repurchase agreements as described below under the sub-caption "Repurchase Agreements."

     REPURCHASE AGREEMENTS. As a means of earning income for periods as short as overnight, each Fund may enter into repurchase agreements with selected banks and broker/dealers. Under a repurchase agreement, a Fund acquires securities subject to the seller's agreement to repurchase at a specified time and price. If the seller under a repurchase agreement becomes insolvent, a Fund's right to dispose of the securities may be restricted. In the event of the commencement of bankruptcy or insolvency proceedings with respect to the seller of the security under a repurchase agreement, a Fund may encounter delay and incur costs before being able to sell the security. Also, if a seller defaults, the value of such securities may decline before a Fund is able to dispose of them.

     ILLIQUID SECURITIES. Each Fund may invest up to 15% of its assets in "illiquid securities," that is, securities which the Fund may not readily dispose of within 7 days at a price approximately the value used by the Fund for purposes of calculating its net asset value. These securities may include those whose disposition is restricted by securities laws, such as Rule 144A or private placement securities. Investment in illiquid securities involves the risk that, because of the lack of consistent market demand for such securities, a Fund may be forced to sell them at a discount.

     PORTFOLIO TURNOVER. Portfolio turnover is not a limiting factor with respect to investment decisions for the Funds. Although the rate of portfolio turnover is very difficult to predict, it is not anticipated that under normal circumstances the annual portfolio turnover rates for the Funds will exceed the percentages set forth below (calculated as the lesser of the sum of purchases or sales divided by the average net assets of each Fund):

                                           ESTIMATED MAXIMUM
     FUND                                  PORTFOLIO TURNOVER
     ----                                  ------------------
     The International Equity Fund          50%
     The EAFE Fund                          50%
     The Emerging Markets Fund             100%

     For the year ended December 31, 2003, the portfolio turnover for the International Equity Fund was 38%. The portfolio turnover for the Emerging Markets Fund was 68% for the period April 4, 2003, the date the Fund commenced operations, through December 31, 2003. In any particular year market conditions may well result in greater rates than are presently anticipated. The rate of a Fund's turnover may vary significantly from time to time depending on the volatility of economic and market conditions. High portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by the relevant Fund, and may also result in higher capital gains rates as well as additional realized gains and/or losses to shareholders.

                               PURCHASE OF SHARES

     You may make an initial purchase of shares of any Fund by submitting a completed subscription agreement (attached as Exhibit A) and payment to the Trust in accordance with the instructions set forth in the subscription agreement.

     Purchases are permitted on any business day. In order for a purchase order to be effective as of a particular day, the Fund must have accepted the order and have received immediately available funds by 2:00 p.m. (New York time) on such day.

     The minimum initial investment in each Fund must be worth at least $1 million subsequent investments must be worth at least $100,000. The Trust reserves the right to waive these minimums in its sole discretion.

     Shares of each Fund may be purchased by (i) giving cash, (ii) exchanging securities on deposit with a custodian acceptable to the Manager or (iii) a combination of such securities and cash. Purchase of shares of the Funds in exchange for securities is subject in each case to the determination by the Manager that the securities to be exchanged are acceptable for purchase by the Fund. In all cases the Manager reserves the right to reject any particular investment. In particular, and without limiting the generality of the foregoing, the Manager may reject a cash investment if, in the opinion of the Manager, the size of the investment and/or the transaction costs associated with the investment are such that there would be a material discrepancy between the purchase premium and the Fund's transaction expenses. Securities accepted by the Manager in exchange for Fund shares will be valued in the same manner as the Fund's assets as described below as of the time of the Fund's next determination of net asset value after such acceptance. All dividends and subscription or other rights that are reflected in the market price of accepted securities at the time of valuation become the property of the Funds and must be delivered to the Funds upon receipt by the investor from the issuer. A gain or loss for federal income tax purposes would be realized upon the exchange by an investor that is subject to federal income taxation, depending upon the investor's basis in the securities tendered. A shareholder who wishes to purchase shares by exchanging securities should obtain instructions by calling the Trust (Attention: Dickson Jackson) at +44 131 275 2000 before 12:00 noon (New York time) on business days.

     The purchase price of shares of a Fund is (i) the net asset value next determined after a purchase order is received plus (ii), in the case of cash investments, a purchase premium equal to the percentage of the amount invested shown below PROVIDED, HOWEVER, that the Manager will waive or reduce such premium on behalf of the Trust if, in the view of the Manager, there are minimal brokerage and transaction costs incurred in connection with the purchase. To the extent that shares are purchased at a time when other shares of the same Fund are being redeemed, the Manager will treat the purchase (up to the amount being concurrently redeemed) as involving minimal brokerage and transaction costs and will charge any purchase premium only with respect to the excess, if any, of the amount of the purchase over the amount of the concurrent redemption. If there is more than one purchase at the time of a concurrent redemption, each of the purchasers will share, pro rata, in the reduction in purchase premium caused by the concurrent redemption. There is no purchase premium on purchases in-kind or on purchases effected through the reinvestment of dividends. All purchase premiums are paid to and retained by the relevant Fund and are intended to cover brokerage and other expenses of the Fund arising in connection with a cash purchase. Absent any waiver or reduction, the following purchase premiums shall be applicable to cash purchases:

                                        PURCHASE PREMIUM
                                        (EXPRESSED AS  A PERCENTAGE OF
     FUND                               AMOUNT PURCHASED)
     ----                               -------------------------------
The International Equity Fund           0.20%
The EAFE Fund                           0.20%
The Emerging Markets Fund               0.25%

     The Manager will not approve the acceptance of securities in exchange for Fund shares unless (1) the Manager, in its sole discretion, believes the securities are appropriate investments for the Fund; (2) the investor represents and agrees that all securities offered to a Fund are not subject to any restrictions upon their sale by the Fund under the Securities Act of 1933, or otherwise; and (3) the securities may be acquired under the Fund's investment policies and restrictions. No investor owning 5% or more of a Fund's shares may purchase additional fund shares by exchange of securities.

     Upon acceptance of your order, the Trust opens an account for you, applies the payment to the purchase of full and fractional Fund shares of beneficial interest and mails a statement of the account confirming the transaction. After an account has been established, you may send subsequent investments at any time.

     Purchases of shares in any Fund are limited to persons who are "accredited investors" as defined in Regulation D under the Securities Act of 1933, as amended, and who have completed and signed a subscription agreement in the form attached hereto as Exhibit A. Each Fund reserves the right to reject any purchase order for any reason which the Fund in its sole discretion deems appropriate. Purchasers must be acquiring shares for their own account and for investment purposes only. Each Fund reserves the right to suspend or change the terms of the offering of its shares.

     To help the government fight the funding of terrorism and money laundering activities, federal law requires financial institutions to obtain, verify and record identification information relating to persons that open a new account with a Fund. As a result, a Fund may be required to obtain the following information for persons opening a new account: (i) name; (ii) date of birth (for individuals); (iii) residential or business street address; (iv) social security number, taxpayer identification number, or other identifying number. Additional information may be required to open accounts for corporations and other entities. After an account is opened, a Fund may restrict your ability to purchase additional shares until your identity is verified. The Fund also may close your account AND REDEEM YOUR SHARES or take other appropriate action if it is unable to verify your identity within a reasonable time. The Fund or its service providers may release confidential information about you to proper authorities if the Fund or its service providers, in their sole discretion, determine that it is in the best interests of the Fund in light of applicable laws or regulations concerning money laundering and similar activities.

                                MULTIPLE CLASSES

     Each Fund has three classes of shares, Class I, Class II and Class III Shares.

SHAREHOLDER SERVICE FEES

     The principal economic difference among the various classes of shares of each Fund is the level of Shareholder Service Fee which the classes bear for client and shareholder service, reporting and other support. The existence of multiple classes reflects the fact that, as the size of a client relationship increases, the cost to service that client decreases as a percentage of the assets in that account. Thus, the Shareholder Service Fee is lower for classes where eligibility criteria require greater total assets under the Manager's management.

     The Funds' classes will pay the following Shareholder Service Fees, expressed as an annual percentage of the average daily net assets attributable to that class of shares:

FUND                                           CLASS I           CLASS II           CLASS III
----                                           -------           --------           ---------
The International Equity Fund                   0.25%              0.15%              0.05%
The EAFE  Fund                                  0.25%              0.15%              0.05%
The Emerging Markets Fund                       0.30%              0.25%              0.10%

     While the Trust has adopted a distribution plan for each class pursuant to Rule 12b-1, no payments under the plan have been authorized by the trustees.

     The Trust has adopted a Shareholder Servicing Plan pursuant to Rule 12b-1 of the 1940 Act with respect to the Funds' multiple classes of shares (the "12b-1 Plan"). Currently, no fees are payable under the 12b-1 Plan. The Shareholder Service Fees collected by the Manager (as described above) are paid by the Funds other than pursuant to the 12b-1 Plan. If the trustees authorize payments under the 12b-1 Plan in the future for any class of Shares, the Manager or another service provider might collect fees under the 12b-1 Plan, but only after appropriate authorization by the trustees and after the Trust's Private Placement Memorandum has been updated to reflect such additional fees.

ELIGIBILITY FOR CLASSES

     With certain exceptions described below, eligibility for Class I, Class II and Class III Shares depends on a client's "Total Investment" with the Manager.

     A Fund shareholder's Total Investment will be determined by the Manager as of December 31 of each year and, for purposes of exchanging into less expensive classes, at the end of each calendar quarter (each a "Determination Date"). As provided below, a shareholder's Total Investment as of any Determination Date will equal the market value of assets managed by the Manager and its affiliates for the client (whether in the Funds, another pooled vehicle or otherwise) as of such Determination Date.

     The minimum Total Investments for a new shareholder to be eligible for Class I, II or III Shares of each Fund are set forth in the following tables:

INTERNATIONAL EQUITY FUND

                            CLASS OF SHARES   MINIMUM TOTAL INVESTMENT
                            ---------------   ------------------------
                               Class I             $   1 Million
                               Class II            $  15 Million
                               Class III           $ 100 Million

EAFE FUND

                            CLASS OF SHARES   MINIMUM TOTAL INVESTMENT
                            ---------------   ------------------------
                               Class I             $   1 Million
                               Class II            $  15 Million
                               Class III           $ 100 Million

EMERGING MARKETS FUND

                            CLASS OF SHARES   MINIMUM TOTAL INVESTMENT
                            ---------------   ------------------------
                               Class I             $  1 Million
                               Class II            $ 15 Million
                               Class III           $ 50 Million

     Investments by defined contribution pension plans that are participant directed plans (such as 401(k) plans) will be accepted only in the Class of Shares with the highest Shareholder Service Fee then available, regardless of the size of the investment, and will not be eligible to convert to other classes with lower Shareholder Service Fees.

     The minimum for subsequent investments into any class of shares of the Funds is $100,000.

     The Manager will make all determinations as to aggregation of client accounts for purposes of determining eligibility.

CONVERSIONS BETWEEN CLASSES

     On each Determination Date, the value of each shareholder's Total Investment with the Manager, as defined above, will be determined. Based on that determination, each shareholder's shares of each Fund will be automatically converted to the class of shares of such Fund which is then being offered with the lowest Shareholder Service Fee for which the shareholder is eligible based on the amount of its Total Investment on the Determination Date. The conversion will occur within 15 business days following the Determination Date. Also, if a shareholder makes an investment in a Fund or puts additional assets under the Manager's management so as to cause the shareholder to be eligible for a new class of shares, such determination will be made as of the close of business on the last day of the calendar quarter in which the investment was made, and the conversion will be effected within 15 business days of that quarter.

     The Trust has been advised by counsel that the conversion of a shareholder's investment from one class of shares to another class of shares in the same Fund should not result in the recognition of gain or loss in the converted Fund's shares. The shareholder's tax basis in the new class of shares immediately after the conversion should equal the shareholder's basis in the converted shares immediately before conversion, and the holding period of the new class of shares should include the holding period of the converted shares.

     Investors should be aware that all the classes of the Funds may not be available in all jurisdictions.

                              REDEMPTION OF SHARES

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR EXEMPT THEREFROM. However, the securities are redeemable.

     You can redeem your shares by sending a written request by mail or by telecopy to the Trust (c/o Baillie Gifford Overseas Limited, Calton Square, 1 Greenside Row, Edinburgh, Scotland EH1 3AN; Attention: Dickson Jackson; Telecopy # 011-44-131-275-3972) AND to the Transfer Agent (Unified Fund Services Inc., 431 North Pennsylvania Street, Indianapolis, Indiana, 46204; Attention Stacey Stone; Telecopy #317 266 8756). The request must include the name of the Fund, your account number, the exact name(s) in which your shares are registered, and the number of shares or the dollar amount to be redeemed. All owners of the shares must sign the request in the exact names in which the shares are registered and should indicate any special capacity in which they are signing (such as officers, trustees or custodian or on behalf of a partnership, corporation or other entity).

     Shares of a Fund may be redeemed on any day on which the New York Stock Exchange is open for unrestricted trading.

     The redemption price is (i) the net asset value per share next determined after the redemption request and any necessary special documentation are received by the Trust in proper form, less (ii), in the case of cash redemptions, a redemption fee equal to the percentage of the amount redeemed indicated below PROVIDED, HOWEVER, that the Manager will waive or reduce such fee on behalf of the Trust if, in the view of the Manager, there are minimal brokerage and transaction costs incurred in connection with the redemption. To the extent that shares are redeemed at a time when other shares of the same Fund are being purchased, the Manager will treat the redemption (up to the amount being concurrently purchased) as involving minimal brokerage and transaction costs and will charge a redemption fee only with respect to the excess, if any, of the amount of the redemption over the amount of the concurrent purchase. If there is more than one redemption at the time of a concurrent purchase, each of the redeeming shareholders will share, pro rata, in the reduction in redemption fee caused by the concurrent purchase. Redemption fees will be paid to and retained by the relevant Fund and are intended to cover brokerage and other expenses of the Fund in connection with cash redemptions. In the absence of any waiver or reduction, the following redemption fees will apply to cash redemptions:

                                    REDEMPTION FEE
                                    (EXPRESSED AS A PERCENTAGE OF
     FUND                           AMOUNT REDEEMED)
     ----                           -----------------------------
The International Equity Fund       0.15%
The EAFE Fund                       0.15%
The Emerging Markets Fund           0.25%

     Shares of any Class of any Fund may be redeemed by the payment of the redemption price in whole or in part by a distribution in-kind of securities held by the Fund in lieu of cash if the Manager determines, in its sole discretion, that it would be detrimental to the best interests of the remaining shareholders of the Fund to make payment wholly or partly in cash. A Class III Shareholder may request a redemption in-kind, and such request shall be granted by the Fund to the extent permitted by applicable law. The redemption in-kind shall be effected in accordance with the Fund's in-kind redemption procedures. Portfolio securities distributed in connection with the in-kind redemption request will be valued in accordance with the Funds' procedures for valuation described under "Determination of Net Asset Value." Investors may incur brokerage charges on the sale of any such securities so received in payment of redemptions.

     Payment on redemption will be made as promptly as possible and normally within seven days after the request for redemption is received by the Trust in good order. If an investor purchased shares by check and the check was deposited less than fifteen days prior to the redemption request, a Fund may withhold redemption proceeds until that check has cleared. A redemption request is in good order if it includes the exact name in which shares are registered and the number of shares or the dollar amount of shares to be redeemed and if it is signed exactly in accordance with the form of registration. Persons acting in a fiduciary capacity, or on behalf of a corporation, partnership or trust, must specify, in full, the capacity in which they are acting. Cash payments will be made by transfer of Federal funds for payment into the investor's account.

     When opening an account with the Trust, shareholders will be required to designate the account(s) to which funds may be transferred upon redemption. Designation of additional accounts and any change in the accounts originally designated must be made in writing with the signature guaranteed by any of the following entities: U.S. banks, foreign banks having a U.S.

correspondent bank, credit unions, savings associations, U.S. registered dealers and brokers, municipal securities dealers and brokers, government securities dealers and brokers, national securities exchanges, registered securities associations and clearing agencies.

     The Trust may suspend the right of redemption and may postpone payment for any Fund for more than seven days during an emergency which makes it impracticable for a Fund to dispose of its securities or to fairly determine the value of the net assets of the Fund, or during any other period permitted by the Securities and Exchange Commission for the protection of investors.

                        DETERMINATION OF NET ASSET VALUE

     The net asset value of a share of each Fund will be determined as of 4:00 p.m. New York time on any business day. The Trust will accept purchase or redemption orders on any day on which the New York Stock Exchange is open for unrestricted trading. The net asset value per share for a Fund is determined by dividing the total market value of the Fund's portfolio investments and other assets, less any liabilities, by the total outstanding shares of that Fund. Portfolio securities listed on a securities exchange for which market quotations are available are valued at the last quoted sale price on each business day, or, if there is no such reported sale, at the mean of the most recent quoted bid and asked prices unless the trustees, or persons acting on their behalf, determine that such value is not the fair value of such a security. Price information on listed securities is generally taken from the closing price on the exchange where the security is primarily traded. Unlisted securities for which market quotations are readily available are valued at the mean of the most recent quoted bid and asked prices, except that debt obligations with sixty days or less remaining until maturity may be valued at their amortized cost. Other assets and securities for which no quotations are readily available (or for which quotations are not believed by the trustees to be reliable due to market changes that occur after the most recent available quotations are obtained or any other reason) are valued at fair value as determined in good faith by the trustees of the Trust, or by persons acting pursuant to procedures established by the trustees.

                                  DISTRIBUTIONS

     The Funds intend to pay out as dividends substantially all of their net investment taxable income (which comes from dividends and any interest they receive from investments and net realized short-term capital gains). For these purposes and for federal income tax purposes, a portion of the premiums from certain expired call or put options on currency futures written by a Fund (if the Fund were to write such options in the future), net gains from certain closing purchase and sale transactions with respect to such options and a portion of net gains from other options and futures transactions may be treated as short-term capital gain. The Funds also intend to distribute substantially all of their net realized long-term capital gains, if any, after giving effect to any available capital loss carryover. Each Fund's policy is to declare and pay distributions of its dividend income annually, although any Fund may do so more frequently as determined by the trustees of the Trust. Each Fund's policy is to distribute net realized short-term capital gains and net realized long-term gains annually although any Fund may do so more frequently as determined by the trustees of the Trust to the extent permitted by applicable regulations. The Trust's fiscal year is the calendar year.

     All dividends and/or distributions will be paid in shares of the relevant Fund at net asset value unless the shareholder elects in the subscription agreement to receive cash. There is no purchase premium on reinvested dividends or distributions. Shareholders may make this election by marking the appropriate box on the subscription agreement or by writing to the Custodian.

                                      TAXES

     Each Fund is treated as a separate taxable entity for U.S. federal income tax purposes and intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). So long as a Fund qualifies for treatment as a regulated investment company, the Fund itself will not be subject to federal income tax to the extent that its dividend, interest and certain other income, its net realized short-term gains and its net realized long-term capital gains are distributed to its shareholders. If a Fund fails to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one year period ending October 31 (or later if a Fund is permitted to elect and so elects), plus any retained amount from the prior year, such Fund will be subject to a 4% excise tax on undistributed amounts. Each Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax.

     The following discussion addresses certain (i) U.S. federal income tax considerations which may be relevant to investors that (a) are citizens or residents of the United States, or corporations, partnerships, or other entities created or organized under the laws of the United States or any political subdivision thereof, or States or trusts that are subject to United States federal income taxation regardless of the source of their income and (b) that hold, directly or indirectly, shares of a Fund as a capital asset ("U.S. shareholder"), and (ii) U.S. federal income tax consequences to U.S. shareholders of acquiring or disposing of shares in a Fund.

     The following discussion provides only limited information about the U.S. federal income tax treatment of shareholders that are not U.S. shareholders, and it does not address the U.S. federal income tax treatment of shareholders that are subject to special tax regimes such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, U.S. shareholders whose functional currency (as defined in Section 985 of the Code) is not the U.S. dollar, and persons that hold shares in a Fund as part of a "straddle," "conversion transaction," "hedge," or other integrated investment strategy. All such prospective and actual shareholders are urged to consult their own tax advisers with respect to the U.S. tax treatment of an investment in shares of a Fund.

     This discussion is for general information purposes only. Prospective shareholders should consult their own tax advisers with respect to their particular circumstances and the effect of state, local, or foreign tax laws to which they may be subject.

     For federal income tax purposes, distributions of investment income are generally taxable to shareholders subject to tax as ordinary income. Taxes on distributions of capital gains from the sale of investments are determined by how long a Fund owned the investments that generated them, rather than how long the shareholder has owned its shares. Distributions of net capital gains from the sale of investments that a Fund owned for more than one year and that are properly designated by a Fund as capital gain dividends will be taxable as long-term capital gains. Distributions of gains from the sale of investments that a Fund owned for one year or less will be taxable as ordinary income. For taxable years beginning on or before December 31, 2008, distributions of investment income designated by a Fund as derived from "qualified dividend income" - as further defined in the Statement of Additional Information - will be taxed in the hands of individuals at the rates applicable to long-term capital gain provided holding period and other requirements are met at both the shareholder and Fund level. Distributions are taxable to non-tax exempt shareholders even if they are paid from income or gains earned by a Fund before the shareholder's investment (and thus were included in the price paid by the shareholder). Distributions from the Fund will be taxed as described above whether received in cash or in shares through reinvestment of dividends. The sale, exchange, or redemption of shares of a Fund, including a redemption in-kind, is a taxable event to the selling, exchanging, or redeeming shareholder, subject to any tax status of such shareholder. Any gain resulting from a sale, exchange (including an exchange for shares of another Fund), or redemption of shares in a Fund will generally be subject to federal income tax at either short-term or long-term capital gain rates, depending on how long the shareholder has owned the shares.

     A distribution paid to shareholders by a Fund in January of a year is generally deemed to have been received by shareholders on December 31 of the preceding year, if the distribution was declared and payable to shareholders of record on a date in October, November or December of that preceding year.

     A Fund's transactions in foreign currencies, options, futures contracts, hedging transactions, forward contracts, and straddles will be subject to special tax rules and will likely produce a difference between its book income and taxable income. A difference between book income and taxable could accelerate income, defer losses, or otherwise affect the amount, timing or character of distributions to shareholders. For example, this difference may cause a portion of a Fund's income distributions to constitute a return of capital for tax purposes or require a Fund to make distributions exceeding book income to qualify as a regulated investment company. Further, a Fund's investments in certain debt obligations may cause that Fund to recognize taxable income in excess of the cash generated by such obligations. Thus, the Fund could be required at times to liquidate other investments in order to satisfy its distribution requirements.

     Each Fund may be subject to foreign withholding taxes on income and gains derived from foreign investments. Such taxes would reduce the yield on that Fund's investments. However, as described immediately below, shareholders may be entitled to claim a credit or deduction with respect to foreign taxes.

   Each Fund may elect (but may choose not to elect) to permit shareholders who are U.S. citizens or U.S. corporations to claim a foreign tax credit or deduction (but not both) on their U.S. income tax return for their pro-rata portion of foreign income taxes paid by the Fund. As a result, income of a Fund from non-U.S. sources that is distributed to Fund shareholders would be treated as income from non-U.S. sources to the shareholders. The amount of foreign income taxes paid by a Fund would be treated as foreign taxes paid directly by Fund shareholders and, in addition, this amount would be treated as additional income to Fund shareholders from non-U.S. sources regardless of whether the Fund shareholder would be eligible to claim a foreign tax credit or deduction. Investors should consult their tax advisors for further information relating to the foreign tax credit and deduction, which are subject to certain restrictions and limitations (including, with respect to the foreign tax credit, a holding period requirement applied at both the Fund and the shareholder level).

     Because shares of each Fund are not otherwise publicly offered, unless a Fund has at least 500 shareholders at all times during a taxable year, certain shareholders will be deemed to receive distributions equal to their allocable shares of certain expenses paid by the Fund. Expenses that are deemed distributed by a Fund include those paid or incurred during a calendar year that are deductible in determining the Fund's investment company taxable income for a taxable year beginning or ending within that calendar year, including in particular its management fee, but excluding those expenses incurred by virtue of the Fund's organization as a registered investment company (such as its registration fees, trustees' fees, expenses of periodic trustees' and shareholders' meetings, transfer agent fees, certain legal and accounting fees, the expenses of shareholder communications required by law, and certain other expenses). Shareholders that will be deemed to have received distributions of such expenses include (i) individuals taxable in the U.S. or persons calculating their taxable income in the same way as do such individuals and (ii) pass-through entities having such an individual or person or another pass-through entity as an interest holder or beneficiary. Shareholders can generally deduct such deemed distributions of expenses only to the extent that their respective total miscellaneous itemized deductions exceeds 2% of their respective adjusted gross incomes from all sources. The deemed distributions of expenses could as a result increase a shareholder's net taxes owed, lowering the Fund's effective yield with respect to such a shareholder.

   The Trust will provide federal tax information annually, including information about dividends and distributions paid during the preceding year.

     Investors may be required to file an information return with the I.R.S. if they, for example, recognize certain levels of losses with respect to shares in a Fund or are deemed to participate in a confidential transaction involving shares in a Fund. Fund shareholders who are not U.S. citizens or that are foreign corporations may receive substantially different tax treatment of distributions by the Funds. For example, U.S. federal tax law generally requires that a 30% tax be withheld from dividends other than Capital Gain Dividends paid on Fund shares beneficially held by non-U.S. shareholders. This withholding tax may, in some cases, be reduced or eliminated by an applicable tax treaty. For example, the U.S.-U.K. tax treaty currently in effect provides for an exemption from the U.S. withholding tax imposed on dividends paid by the Fund to shareholders that are U.K. resident pension schemes and that otherwise qualify for treaty benefits. Capital Gain Dividends are generally not subject to withholding of U.S. federal income tax. See the Statement of Additional Information for more details.

     Shareholders should consult their own tax advisors about the tax consequences of an investment in a Fund in light of each shareholder's particular tax situation. Shareholders also should consult their own tax advisors about consequences under foreign, state, local or other applicable laws.

                             MANAGEMENT OF THE TRUST

     Each Fund is advised and managed by Baillie Gifford Overseas Limited, Calton Square, 1 Greenside Row, Edinburgh, Scotland (the "Manager"). The Manager is a registered investment adviser which, together with its affiliates, advises other mutual funds, ERISA Group Trusts and other private accounts. The Manager is a wholly owned subsidiary of Baillie Gifford & Co., which is controlled by its full-time working partners.

     Investment decisions made by the Manager for the Funds are made by teams organized for that purpose and no person or persons are primarily responsible for making recommendations to such teams.

     Under each Investment Advisory Agreement with the Trust on behalf of each Fund, the Manager selects and reviews each Fund's investments and provides executive and other personnel for the management of the Trust. Pursuant to the Trust's Agreement and Declaration of Trust, the board of trustees supervises the affairs of the Trust as conducted by the Manager. In the event that the Manager ceases to be the manager of the Funds, the right of the Trust to use the identifying name "Baillie Gifford" with respect to any Fund may be withdrawn.

     Under the Investment Advisory Agreement, each Fund pays the Manager a quarterly management fee, in arrears, at the following annual rate of the respective Fund's average net assets (calculated by taking the average of all determinations of net asset value made at the end of each month):

          FUND                          MANAGEMENT FEE
          ----                          --------------
     The International Equity Fund      0.35%
     The EAFE Fund                      0.35%
     The Emerging Markets Fund          0.50%

     Upon termination of an Investment Advisory Agreement at other than quarter end, the management fee for the partial quarter shall be determined by reference to the termination date and shall be prorated accordingly.

     The organizational expenses of the Funds, as well as all other expenses incurred in the operation of the Funds, are borne by the relevant Fund, including but not limited to brokerage commissions, transfer taxes and extraordinary expenses in connection with its portfolio transactions, all applicable taxes, the compensation of trustees who are not directors, officers or employees of the Manager or its affiliates, interest charges, charges of custodians (except as the Manager may from time to time voluntarily pay such fees on behalf of the International Equity Fund), auditing and legal expenses.

                DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES

     The Trust is a diversified open-end series investment company organized as a Massachusetts business trust under the laws of Massachusetts by an Amended and Restated Agreement and Declaration of Trust ("Declaration of Trust") dated August 17, 2001, as amended from time to time.

     The Declaration of Trust permits the trustees to issue an unlimited number of full and fractional shares of beneficial interest which are presently divided into three series. The Declaration of Trust also permits the trustees, without shareholder approval, to subdivide any series of shares into various sub-series (or "classes") of shares with such dividend preferences and other rights as the trustees may designate. Each series is divided into three classes, and each share of a series represents an equal proportionate interest in that series with each other share, subject to the different preferences of each class of that series. The trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios.

     Subject to the restrictions described under "Redemption of Shares," the Trust's shares are freely transferable. Shareholders are entitled to dividends as declared by the trustees, and, in liquidation of the relevant Fund's portfolio, are entitled to receive the net assets of the portfolio. Shareholders are entitled to vote at any meetings of shareholders. The Trust does not generally hold annual meetings of shareholders and will do so only when required by law. Special meetings of shareholders may be called for purposes such as electing or removing trustees, changing a fundamental investment policy or approving an investment advisory agreement. In addition, a special meeting of shareholders of the Fund will be held if, at any time, less than a majority of the trustees then in office have been elected by shareholders of the Fund.

     The Declaration of Trust provides for the perpetual existence of the Trust. The Trust, may, however, be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust. The Declaration of Trust further provides that the trustees may also terminate the Trust or any Fund upon written notice to the shareholders.

     Shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the risk of a shareholder incurring financial loss on account of that liability is considered remote since it may arise only in very limited circumstances.

          ADMINISTRATOR; CUSTODIAN; TRANSFER AND DIVIDEND PAYING AGENT

     The Bank of New York, 100 Church Street, New York, New York 10286 serves as the Trust's fund accounting administrator and custodian.

     Unified Fund Services, Inc., 431 North Pennsylvania Street, Indianapolis, Indiana, 46204 serves as the Trust's transfer and dividend paying agent.

                                  UNDERWRITERS

     As the Trust is currently self-distributed, there is no underwriter of the Trust at this time.

                              INDEPENDENT AUDITORS

     KPMG LLP, 757 Third Avenue, New York, NY 10017 serves as independent auditors to the Trust.

     KPMG conducts an annual audit of the Fund's financial statements and provides other audit, tax and related services.

                                  LEGAL COUNSEL

     Ropes & Gray LLP, One International Place, Boston, MA 02110, is the Trust's legal counsel.

                              SHAREHOLDER INQUIRIES

     Shareholders may direct inquiries to the Trust c/o Baillie Gifford Overseas Limited, Calton Square, 1 Greenside Row, Edinburgh, Scotland, United Kingdom EH1 3AN (Attention: Dickson Jackson +44 131 275 2000).

                              BAILLIE GIFFORD FUNDS

                       STATEMENT OF ADDITIONAL INFORMATION

                                 APRIL 29, 2004

                          THE INTERNATIONAL EQUITY FUND

[BAILLIE GIFFORD FUNDS LOGO]

This Statement of Additional Information is not a prospectus. This Statement of Additional Information relates to the Baillie Gifford Funds Private Placement Memorandum dated April 29, 2004, and should be read in conjunction therewith. A free copy of the Private Placement Memorandum or the Fund's Annual Report to Shareholders may be obtained by writing or telephoning Baillie Gifford Funds, c/o Baillie Gifford Overseas Limited, Calton Square, 1 Greenside Row, Edinburgh, Scotland, United Kingdom EH1 3AN (Attention: Dickson Jackson +44 131 275 2000).

                                TABLE OF CONTENTS

INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS                           1

MANAGEMENT OF THE TRUST                                                    5

INVESTMENT ADVISORY AND OTHER SERVICES                                     8

DISTRIBUTION AND SERVICING PLANS                                          11

PORTFOLIO TRANSACTIONS AND BROKERAGE                                      11

DESCRIPTION OF THE TRUST                                                  12

HOW TO BUY SHARES                                                         14

NET ASSET VALUE AND OFFERING PRICE                                        14

REDEMPTIONS                                                               14

INCOME DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAX STATUS               14

FINANCIAL STATEMENTS                                                      20

                INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS

     The investment objective and policies of the International Equity Fund (the "Fund"), a series of Baillie Gifford Funds (the "Trust"), are summarized in the Private Placement Memorandum under "Investment Objectives and Policies" and "Other Important Information About the Funds." The investment policies of the Fund set forth in the Private Placement Memorandum and in this Statement of Additional Information may be changed by the Trust's trustees without shareholder approval except that any policy explicitly identified as "fundamental" may not be changed without the approval of the holders of a majority of the outstanding shares of the Fund (which means the lesser of (i) 67% of the shares of the Fund represented at a meeting at which 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares).

     The following non-fundamental policy set forth in the Private Placement Memorandum is subject to change only upon sixty days' prior notice to shareholders:

     - Under normal circumstances, the Fund will invest at least 80% of its total assets in equity securities.

     In addition to its investment objective and policies set forth in the Private Placement Memorandum, the following are policies of the Fund (and those marked with an asterisk are fundamental policies of the Fund):

     The Fund will not:

     *(1) Act as underwriter of securities issued by other persons, except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws.

     *(2) Borrow money, except to the extent permitted by applicable law, regulation or order.

     *(3) Purchase or sell real estate or interests in real estate, except that the Fund may purchase and sell securities that are secured by real estate or interests in real estate and may purchase securities issued by companies that invest or deal in real estate.

     *(4) Invest in commodities, except that the Fund may invest in financial futures contracts and options thereon, and options on currencies.

     *(5) Make loans to others, except through the purchase of qualified debt obligations, the entry into repurchase agreements and/or the making of loans of portfolio securities consistent with the Fund's investment objectives and policies. For purposes of this policy, the short term deposit of cash or other liquid assets of the Fund in one or more interest-bearing accounts shall not be deemed to be a loan to others.

     *(6) Purchase any securities which would cause more than 25% of the value of the Fund's total assets at the time of purchase to be invested in the securities of issuers conducting their principal business activities in the same industry; provided that there shall be no limit on the purchase of U.S. government securities, including securities issued by any agency or instrumentality of the U.S. government, and related repurchase agreements. The SEC takes the position that government securities of a single foreign country (including agencies and instrumentalities of such government, to the extent such obligations are backed by the assets and revenues of such government) are a separate industry for these purposes.

     *(7) Issue any senior securities except to the extent permitted by applicable law, regulation or order (for purposes of this restriction, collateral arrangements with respect to any type of swap, option, forward contract or future contract and collateral arrangements with respect to initial and variation margin are not deemed to involve the issuance of a senior security).

     (8) Invest more than 15% of the value of net assets of the Fund in illiquid securities.

     The Trust understands that the staff of the SEC deems certain transactions that a Fund may enter into to involve the issuance of a senior security unless certain cash, U.S. government securities or other high grade debt instruments are deposited in a segregated account or are otherwise covered. Such transactions include: short sales, reverse repurchase agreements, forward contracts, futures contracts and options thereon, options on securities and currencies, dollar rolls, and swaps, caps, floors and collars.

CONVERTIBLE SECURITIES

     Convertible securities are fixed income securities that may be converted at either a stated price or a stated rate into underlying shares of common stock. Convertible securities have general characteristics similar to both fixed income and equity securities. Although to a lesser extent than with fixed income securities generally, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stocks and, therefore, also will react to variations in the general market for equity securities.

     Like fixed income securities, convertible securities are investments which provide for a stable stream of income with generally higher yields than common stocks. Of course, like all fixed income securities, there can be no assurance of current income because the issuers of the convertible securities may default on their obligations. Convertible securities, however, generally offer lower interest or dividend yields than non-convertible securities of similar quality because of the potential for capital appreciation. A convertible security, in addition to providing fixed income, offers the potential for capital appreciation through the conversion feature, which enables the holder to benefit from increases in the market price of the underlying common stock. However, there can be no assurance of capital appreciation because securities prices fluctuate.

     Convertible securities generally are subordinated to other similar but non-convertible securities of the same issuer, although convertible bonds enjoy seniority in right of payment to all equity securities, and convertible preferred stock is senior to common stock of the same issuer. Because of the subordination feature, however, convertible securities typically have lower ratings than similar non-convertible securities.

YANKEE BONDS

     The Fund may invest in U.S. dollar denominated bonds sold in the United States by non-U.S. issuers ("Yankee bonds"). As compared with bonds issued in the United States, such bond issues normally carry a higher interest rate but are less actively traded.

REPURCHASE AGREEMENTS

     The Fund may enter into repurchase agreements, by which the Fund purchases a security and obtains a simultaneous commitment from the seller (a bank or, to the extent permitted by the Investment Company Act of 1940 (the "1940 Act"), a recognized securities dealer) to repurchase the security at an agreed upon price and date (usually seven days or less from the date of original purchase). The resale price is in excess of the purchase price and reflects an agreed upon market rate unrelated to the coupon rate on the purchased security. Such transactions afford the Fund the opportunity to earn a return on temporarily available cash at minimal market risk. While the underlying security may be a bill, certificate of indebtedness, note or bond issued by an agency, authority or instrumentality of the United States Government, the obligation of the seller is not guaranteed by the U.S. Government and there is a risk that the seller may fail to repurchase the underlying security. In such event, the Fund would attempt to exercise rights with respect to the underlying security, including possible disposition in the market. However, the Fund may be subject to various delays and risks of loss, including (a) possible declines in the value of the underlying security during the period while the Fund seeks to enforce its rights thereto and (b) inability to enforce rights and the expenses involved in attempted enforcement.

     In addition to the policies described above, the following specific investment guidelines shall apply to the

Fund. These guidelines will be calculated by value at the time of the relevant transaction. By way of illustration (taking (1)m. below as an example), if the Fund purchased a 4% position by value in relation to the entire portfolio at the time of the transaction, and the stock price subsequently doubled, putting the holding size above the 5% limit, it would not be necessary to sell part of the holding; but it would also not be allowable to purchase additional stock at that point.

     These guidelines may be amended only upon a vote of the holders of a majority of the outstanding shares of the Fund; PROVIDED, HOWEVER, that any one or all of the following guidelines may be waived on a temporary basis by the holders of a majority of the outstanding shares of the Fund by sending to the Fund a written notice or notices signed by such holders, or an authorized person on behalf of such holders, that sets forth the guideline or guidelines to be waived and the duration of the waiver for each such guideline.

     (1) Portfolio Asset Allocation

     The base currency of the Fund is U. S. dollars so the percentages in these risk parameters will be calculated in U. S. dollars.
     a. The Fund will maintain a minimum invested position of its assets at 75% by value in non-U.S. equity type securities (see Allowable Investments).
     b. Of its non-U.S. equity exposure, the Fund will maintain a minimum invested position at 70% by value in countries included in the MSCI EAFE Index in aggregate.
     c. Of its exposure in b. above, the Fund will maintain an invested position in a minimum of at least eight countries, or a pro rata amount as countries are added to that Index over time.
     d. Of its exposure in b. above, the Fund will maintain investment positions in a minimum of three currencies.
     e. The Fund will not invest more than 25% of its assets by value in any one industry.
     f. The Fund will not invest more than 15% of its assets by value in securities which are not readily marketable including private placement and Rule 144A securities (see Allowable Investments).
     g. The Fund will not invest more than 25% of its assets by value in fixed income instruments (see Allowable Investments).
     h. The Fund will not invest or hold more than 25% of its assets by value in the form of cash or cash equivalent instruments at any time (see Allowable Investments), exclusive of cash pending settlement of transactions.
     i. The Fund will not invest more than 10% of its assets by value in U. S. domiciled equities.
     j. The Fund will not invest more than 20% of its non-U.S. equity exposure by value in countries included in the Morgan Stanley Capital International Emerging Markets Index (MSCI EM).
     k. The Fund will not invest by value in any single country (excluding Japan) in the MSCI EAFE or MSCI EM ex Malaysia Index Universes so as to have an investment exposure of more than 6% over or under that country's weight in the relevant Index. For Japan, the Fund will not invest by value so as to have an investment exposure of more than 10% over or under Japan's weight in the relevant Index.
     l. The Fund will not invest more than 3% of its non-U.S. equity exposure by value in any country not included in the MSCI Indexes in (k) above and not more than 5% by value in aggregate if more than one single country is identified (with currency amounts in parallel). A single exception is made for Canada, which shall be allowed a maximum weight of 10% by value.
     m. The Fund will not invest more than 5% of its assets by value in the securities of any single issuer, other than obligations of the U.S. Government.
     n. The Fund will not purchase by value more than 10% of the voting securities of any single issuer.
     o. The Fund will not invest more than 10% by value of its non-U.S. equity exposure or its U. S. domiciled equity exposure in rights and warrants to purchase allowable investments (exclusive of those attached to other securities when acquired).
     p. The Fund will not invest by value in any single currency in the MSCI Indexes in k. above so as to have an investment exposure of more than 6% over or under that currency's weight in the relevant Index with the exception of Japan. For Japan, the Fund will not invest by value so as to have an investment exposure of more than 10% over or under Japan's currency weight in the relevant Index.

     (2)  Allowable Investments

     a. Equity type securities, including preferred stocks, convertible issues convertible into allowable investments, ADRs and GDRs or other depository receipts, and securities having equity characteristics such as rights and warrants to purchase allowable investments, with the Manager having full responsibility for the exercise of all such rights appurtenant to any securities in the Fund.
     b. Preferred and convertible issues in a. above shall at time of purchase be rated BBB- or better by Standard & Poor's, baa3 or better by Moody's Investors Service, or if unrated, be judged by the Manager to be of equivalent credit quality.
     c.  Fixed income instruments having the credit quality ratings set out in
         b. above.
     d.  Options on allowable investments that are covered.
     e. Cash or cash equivalent instruments that are rated A-1 or A-2 by Standard & Poor's, F-1 or F-2 by Fitch Investors Service, issued or guaranteed as to principal and interest by entities having an existing debt security rating of A or better by Moody's Investor Service or Standard & Poor's (by which definition any downgrade in credit rating shall render the instrument a prohibited investment).
     f. Repurchase agreements that are fully collateralized with credit quality as in e. above and marked to market daily.
     g. Short term investment funds (STIFs) which have credit guidelines of quality as set out in e. above.

     (3)  Foreign Exchange Activity

     a. The Fund may enter into forward currency contracts which are often required to ensure that settlement of currency transactions coincides with settlement of securities transactions (subject to different local custom and regulation) or which are not matched by securities transactions in order to protect the portfolio against possible adverse currency movements but which may also limit the portfolio gains (providing that such hedging is always into the base currency of the Fund, which is the U. S. dollar, or into major currencies such as the Euro, the Japanese yen or the Canadian dollar). Accordingly, the currency restrictions noted in l. above do not apply to the latter major currencies.
     b. The Manager will ensure that all forwards are transacted in accordance with the standard operational procedures of the Custodian.
     c. The Fund may own foreign currency cash balances providing interest is generated via instruments that have the credit quality ratings set out in (2e) above.
     d. Uncovered forward currency positions that result in leveraging of the total portfolio are prohibited.

     (4)  Securities Lending Activity

     a. The Fund may lend securities with an aggregate value of not more than 10% of the total assets of the Fund to broker-dealers, major banks or other recognized institutional borrowers of securities in order to generate additional income.
     b. The Fund may enter into security loan arrangements under the following circumstances:
         1) The Fund must retain the right to collect from the borrower all dividends, interest, premiums, rights and other distributions to which the fund would have been otherwise entitled.
         2) The Fund may waive the right to vote the securities during the term of the loan.
         3) The loans must be collateralized in accordance with industry standards; however, the collateral posted may not fall below the market value of the loaned marketable securities in any instance.
         4) Market values of the loaned securities shall be monitored daily; the security loan agreement providing for payment of additional collateral on a daily basis, or at such time as the value of the loaned securities increases to agreed upon ratios.
         5) The Fund must retain the right to terminate the contract and regain the securities upon not more than five days' notice.
         6) On an initially agreed upon basis, the Fund shall maintain a level of collateralization (computed without regard to intra-day fluctuations) equal to at least 102% of the market value of the borrowed securities provided, however, that with respect to loans of U. S. government securities, this level may be 100%.
         7) The Fund shall require any collateral in the form of bank letters of credit to be drawn only on banks with capital, surplus and undivided earnings in excess of one hundred million U. S. dollars (U. S. $100,000,000) or the foreign currency equivalent.

         8) The Fund shall comply with the provisions of Prohibited Transaction Exemption 81-6 (PTCE 81-6).

     (5)  Prohibited Transactions

     a.  Transactions that involve a broker acting as a principal.
     b.  Short sales
     c.  Transactions on margin
     d. Investments in other open or closed end mutual funds, co-mingled or other pooled accounts (except for short term investment funds as in 2.
         g. above) where additional management fees are charged within the vehicle. Investments in other open or closed end mutual funds, co-mingled or other pooled accounts which do not charge a management fee within the vehicle or where any management fee is rebated are allowed.
     e. Non-negotiable securities (except for time deposits and Euro deposits) or Letter Stock, with the understanding that securities set out in 1.
         f. above are those that have a defined expectation of marketability
     f.  Uncovered options
     g. Derivative instruments, other than those specifically allowable in 2 and 3 above
     h. Any form of borrowing or leverage and any pledge that shall encumber any assets of the portfolio
     i. The purchase of any instrument whose terms obligate the Fund to more than its initial investment intention
     j. Real estate of any type, except for property companies and Real Estate Investment Trusts (REITs) quoted on stock exchanges
     k.  Commodities or commodity contracts of any kind
     l.  Precious metals of any type or French Government gold backed bonds
     m. Odd lot trades or transactions that result in odd lot security positions
     n. Any transaction that shall be ultra vires by the Manager or any chosen agent
     o. Any transaction that is reasonably certain to place assets of the Fund into a position of exchange control sequestration, confiscation or similar form of jeopardy

     (6)  Investment Limitations

         Unless specifically noted to the contrary, the percentage limitations referenced above shall be considered with respect to the value of the securities at the time of their purchase. Thus, to the extent market fluctuations cause the Fund to exceed any percentage limitation, such event will not be considered a violation of the guidelines.

                             MANAGEMENT OF THE TRUST

     The following tables set forth the trustees and officers of the Trust, their principal occupations during the past five years, and certain other information.

                                POSITION(s)      LENGTH OF
                                 HELD WITH         TIME
   NAME AND AGE (1)                TRUST         SERVED (2)        PRINCIPAL OCCUPATION DURING PAST 5 YEARS (3)
---------------------------------------------------------------------------------------------------------------------
TRUSTEES

John G. Barrie, Jr.           Trustee         Since 2000     Retired.  Formerly: Assistant Treasurer, Dominion
Age 64                                                       Resources, Inc. (electric and gas utility).

John M. Smith                 Trustee         Since 2000     Consultant, Board of Directors of certain Guardian
Age 68                                                       Mutual Funds (mutual funds) (4).  Formerly: Executive
                                                             Vice President, Guardian Life Insurance Company;

                                                             Executive Vice President and Director of Guardian Insurance
                                                             and Annuity Company; President and Director of Guardian
                                                             Investor Services Corp. (broker-dealer and investment adviser);
                                                             President of GIAC Funds, Inc. (mutual funds); Director of
                                                             Guardian Asset Management Corp. and Guardian Baillie
                                                             Gifford Ltd. (investment advisers).

INTERESTED TRUSTEE

R. Robin Menzies (5)          Trustee,        Since 2000     Partner, Baillie Gifford & Co. (investment manager); Director,
Age 51                        Chairman of                    Baillie Gifford Overseas Ltd. (investment adviser); Director
                              the Board,                     and Chief Executive, Guardian Baillie Gifford Ltd. (investment
                              and President                  adviser); Vice-President, GIAC Funds, Inc. and The Park Avenue
                                                             Portfolio (mutual funds).

OFFICERS (OTHER THAN
 OFFICERS WHO ARE ALSO
 TRUSTEES)

Edward H. Hocknell            Vice President  Since 2000     Partner, Baillie Gifford & Co. (investment manager); Director,
Age 43                                                       Baillie Gifford Overseas Limited (investment adviser).

Alan Paterson                 Vice President  Since 2000     Head of Institutional Clients Accounting Department,
Age 36                                                       Baillie Gifford & Co. (investment manager).

Dickson Jackson               Treasurer       Since 2001     Head of Overseas Institutional Clients Accounting
Age 32                                                       Department, Baillie Gifford & Co. (investment manager).

Angus N.G. Macdonald          Secretary       Since 2000     Head of Compliance and Legal for the Baillie Gifford
Age 38                                                       Group (investment manager).

(1) The address of each trustee and officer of the Trust is c/o Baillie Gifford Funds, Calton Square, 1 Greenside Row, Edinburgh, Scotland EH1 3AN.

(2) There is no stated term of office for the trustees. The Chairman of the Board, President, Secretary, and Treasurer of the Trust are elected annually by the trustees. Other officers may be elected or appointed by the trustees at any time.

(3) Previous positions during the past five years with Baillie Gifford & Co., Baillie Gifford Overseas Limited, and Baillie Gifford Group are omitted if not materially different from the positions listed.

(4) Mr. Smith serves as a consultant to the Boards of Directors of the following Guardian Mutual Funds: The Park Avenue Portfolio (includes 13 investment series); GIAC Funds, Inc. (3 series); The Guardian Bond Fund, Inc. (1 series); The Guardian Cash Fund, Inc. (1 series); and The Guardian Variable Contract Funds, Inc. (7 series).

(5) Mr. Menzies is an "interested person" (as defined in the 1940 Act) of the Trust or the Manager due to his involvement with Baillie Gifford Overseas Limited.

     The trustees currently oversee two portfolios in the fund complex, the Fund and the Emerging Markets Fund, the two portfolios of the Trust currently in operation.

     The trustees of the Trust are responsible for the overall management and supervision of the Trust's affairs and for protecting the interests of shareholders. The trustees meet periodically throughout the year to oversee the Trust's activities, review contractual arrangements with service providers, monitor compliance with regulatory requirements, and review performance.

     The trustees of the Trust have established an Audit Oversight Committee. The purposes of the Audit Oversight Committee are to oversee the Trust's accounting and financial reporting policies and practices, its internal controls, and the quality and objectivity of the Trust's financial statements, and to act as liaison between the Trust's independent auditors and the full board of trustees. The members of the Audit Oversight Committee are Messrs. Barrie and Smith and Mr. Barrie serves as Chairman. The Audit Oversight Committee held one meeting during the last fiscal year.

     As of December 31, 2003, none of the trustees were beneficial owners of any equity securities in (i) the Trust or (ii) any other registered investment companies overseen by the trustees within the same family of investment companies as the Trust.

     The following table sets forth a summary of the compensation accrued and payable by the Trust to each of the trustees for the fiscal year ended December 31, 2003. The Trust pays no compensation to its officers or to the trustee who is an interested persons of the Trust. Effective July 1, 2003, the Trust pays John G. Barrie, Jr. and John M. Smith $12,500 per annum to serve as trustees.

                                             PENSION OR
                             AGGREGATE       RETIREMENT                         TOTAL COMPENSATION
                           COMPENSATION   BENEFITS ACCRUED   ESTIMATED ANNUAL  FROM TRUST AND FUND
                            FROM TRUST   AS PART OF TRUST'S    BENEFITS UPON     COMPLEX PAID TO
  NAME & POSITION                             EXPENSES          RETIREMENT          TRUSTEES
--------------------------------------------------------------------------------------------------
John G. Barrie, Jr.,           $ 11,250                  --                --           $   11,250
Trustee

John M. Smith, Trustee         $ 11,250                  --                --           $   11,250(1)

R. Robin Menzies,                    --                  --                --                   --
Trustee, President &
Chairman

(1) Mr. Smith serves as a consultant to the Boards of Directors of nineteen series of certain Guardian Mutual Funds, including The Park Avenue Portfolio (13 investment series); GIAC Funds, Inc. (3 series); The Guardian Bond Fund, Inc. (1 series); The Guardian Cash Fund, Inc. (1 series); and The Guardian Variable Contract Funds, Inc. (7 series). The Park Avenue Portfolio and GIAC Funds, Inc. include series that are advised by Guardian Baillie Gifford Limited, an affiliate of the Manager, and sub-advised by the Manager. Mr. Smith receives compensation for his consulting services from the Guardian Mutual Funds. He does not, however, serve as a director to the Guardian Mutual Funds, so the compensation he receives from them is not included in the table although certain Guardian Mutual Funds are part of the Fund Complex. For the year ended December 31, 2003, Mr. Smith's compensation for his consulting services to the Boards of Directors of the Guardian Mutual Funds is less than $60,000 per annum.

     The Trust and the Manager have each adopted codes of ethics pursuant to Rule 17j-1 of the 1940 Act. These codes of ethics permit personnel to invest in securities, including securities that may be purchased or held by the Fund, subject to restrictions.

     As of the date hereof, New York State Teachers' Retirement System, established under the laws of New York and located at 10 Corporate Woods Drive, Albany, New York 12211-2395, owns 98% of the voting securities of the Fund. Other than New York State Teachers' Retirements System, the Trust believes that no person or group owns of record or beneficially 5% or more of the shares of the Fund.

     The Trust has delegated to the Manager responsibility for the voting of proxies with respect to voting securities held by the Fund. The Manager has adopted Global Corporate Governance Principles and Guidelines (the "Guidelines") that it uses on the Trust's behalf to vote proxies related to securities held by the Fund.

     The Guidelines include principles (the "Principles") that articulate corporate governance standards relating to the basic rights and equitable treatment of shareholders, the role of stakeholders (as established by law), disclosure and transparency on material matters, and the responsibilities and accountability of the board of directors. The Principles are based upon the principles developed by the Organisation for Economic Co-operation and Development, which the Manager believes are appropriate for most markets. The Manager recognizes, however, that given the differences in national corporate and market regulation, one set of standards is unlikely to be appropriate for all of the markets in which the Fund invests. Therefore, the Guidelines include as appendices detailed corporate governance standards for the United Kingdom and Japan and may include overseas corporate governance codes, where these are available and appropriate. In order to provide an indication of how the Principles should be interpreted in practice, the Guidelines include some "best practice" guidelines as to voting on specific issues.

     The Manager recognizes, however, that companies within particular markets operate under significantly differing conditions and for this reason it does not apply any of the principles, practices or standards included in the Guidelines rigidly. Rather, it applies them with care, giving due consideration to the specific circumstances of individual companies. In this way it takes a pragmatic and flexible approach to corporate governance, consistent with its overriding aim of looking after the long term financial interests of its clients, including the Fund.

     The Corporate Governance Team of the Manager and its affiliates (collectively, the "Baillie Gifford Group") develops and administers the Guidelines. The Corporate Governance Team sits alongside the investment teams and is supported by personnel dedicated to the voting of proxies. The Corporate Governance Manager reports to the Chief Investment Officer. In evaluating each proxy, the Corporate Governance Team follows the Guidelines. It also considers third party analysis, the Baillie Gifford Group's own research and discussions with company management. If a proxy involves a non-routine matter, the Corporate Governance Team will consult with the appropriate investment team regarding the proposed vote.

     The Manager recognizes the importance of managing potential conflicts of interest that may exist when voting a proxy solicited by a company with whom the Baillie Gifford Group has a material business or personal relationship. The Corporate Governance Manager is responsible for monitoring possible material conflicts of interest with respect to proxy voting. Application of the Guidelines to vote proxies will in most instances adequately address any possible conflicts of interest. However, as noted above, the Manager does not rigidly apply the Guidelines and proxies may relate to matters not specifically addressed in the Guidelines. For proxy votes that involve a potential conflict of interest, that are inconsistent with (or not covered by) the Guidelines but that are consistent with management's recommendation, the Management Committee, which comprises five senior Baillie Gifford Group partners, will review the voting rationale, consider whether business relationships between Baillie Gifford Group and the company have influenced the proposed inconsistent vote and decide the course of action to be taken in the best interests of clients.

     The Manager endeavors to vote Fund shares in all markets. However, it is difficult to vote in some overseas markets because of costly trading restrictions. For example, in the French and Italian markets, shares are "blocked", which means that the Manager is unable to direct selling should it so desire, from the time that it votes until the close of the company meeting. The Manager will therefore only vote in these markets where it views the benefits of voting clients' shares, such as with respect to a merger or acquisition, as exceeding the risks involved.

                     INVESTMENT ADVISORY AND OTHER SERVICES

     ADVISORY AGREEMENTS

     Baillie Gifford Overseas Limited serves as the investment adviser of the Fund under an investment advisory agreement dated July 25, 2000. Baillie Gifford Overseas Limited is a wholly-owned subsidiary of Baillie Gifford & Co. Both Baillie Gifford Overseas Limited and Baillie Gifford & Co are regulated in the United Kingdom by the Financial Services Authority.

     Under the investment advisory agreement, Baillie Gifford Overseas Limited manages the investment and reinvestment of the assets of the Fund and generally administers its affairs, subject to supervision by the trustees of the Trust. The Manager furnishes, at its own expense, all necessary office space, facilities and equipment, services of executive and other personnel of the Fund and certain administrative services. For these services, the investment advisory agreements provide that the Fund shall pay the Manager a quarterly investment advisory fee as stated in the Private Placement Memorandum.

     Under the investment advisory agreement, if the total ordinary business expenses of the Fund or the Trust as a whole for any fiscal year exceed the lowest applicable limitation (based on percentage of average net assets or income) prescribed by any state in which the shares of the Fund or the Trust are qualified for sale, the Manager shall pay such excess. Presently, neither the Fund nor the Trust as a whole is subject to any such expense limitation, however.

     As described in the Private Placement Memorandum, the Manager has contractually agreed to limit expenses of the Fund.

     The trustees approved the continuation of the investment advisory agreements between the Manager and the Trust on behalf of each series of the Trust and the Manager for an additional one year period effective on or after June 26, 2003. In determining to approve the annual extension of the each series' investment advisory agreement, the trustees met over the course of the year with the relevant investment advisory personnel from the Manager and considered information provided by the Manager relating to the education, experience and number of investment professionals and other personnel providing services under the agreement. The trustees also considered the business reputation of the Manager, its financial resources and its professional liability insurance coverage and concluded that the Manager would be able to meet any reasonably foreseeable obligations under the agreements.

     The trustees received information concerning the investment philosophy and investment process applied by the Manager in managing the series of the Trust. In this connection, the trustees considered the Manager's in-house research capabilities as well as other resources available to the Manager's personnel. The trustees concluded that the Manager's investment processes, research capabilities and philosophy were well suited to the series and in particular to the Fund, given the series and the Fund's investment objectives and policies.

     The trustees considered the quality of the services provided by the Manager to the Trust. The trustees evaluated the Manager's record with respect to regulatory compliance and compliance with the investment policies of the series. The trustees also evaluated the procedures of the Manager designed to fulfill the Manager's fiduciary duty to the series with respect to possible conflicts of interest, including the Manager's Code of Ethics (regulating the personal trading of its officers and employees).

     The trustees considered the Manager's management of non-advisory services provided by persons other than the Manager by reference, among other things, to the series' total expenses and the reputation of the Trust's other service providers. The trustees also considered information relating to the Fund's investment performance relative to its performance benchmarks and relative to funds managed similarly by other advisers. The trustees reviewed the Fund's performance over various periods, including since launch, as well as factors identified by the Manager as contributing to the Fund's performance. The trustees also considered the performance of the Emerging Markets Fund since its commencement of operations on April 4, 2003. The trustees concluded that the scope and quality of the Manager's services, including the investment performance of the Fund, was sufficient, in light of market conditions, performance attribution, the resources brought to bear by the Manager, the integrity of the Manager, its personnel and systems, and the financial resources of the Manager, to merit reapproval of the agreements for another year.

     In reaching that conclusion, the trustees also gave substantial consideration to the fees payable under the agreements. The trustees reviewed information concerning fees paid to investment advisers of similarly-managed funds. In evaluating the series' advisory fees, the trustees also took into account the complexity of investment management for the series relative to other types of funds. Based on challenges associated with less readily available market information about foreign issuers and smaller capitalization companies, limited liquidity of certain securities, and the specialization required for focused funds, the trustees concluded that generally greater research intensity and trading acumen is required for equity funds, and for international or global funds, as compared to funds investing, respectively, in debt obligations or in U.S. issuers. Based on the foregoing, and assisted by the advice of independent counsel, the trustees, including the independent trustees, concluded that the fees to be paid the Manager under the advisory agreements were fair and reasonable, given the scope and quality of the services rendered by the Manager.

     Any amendment to the Fund's advisory agreement must be approved by vote of a majority of the outstanding voting securities of the Fund and by vote of a majority of the trustees who are not interested persons, cast in person at a meeting called for the purpose of voting on such approval. The investment advisory agreement may be terminated without penalty by vote of the trustees or by vote of a majority of the outstanding voting securities of the Fund, upon sixty days' written notice, or by the Manager upon sixty days' written notice, and terminates automatically in the event of its assignment.

     The advisory agreement provides that the Manager shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

     The Manager acts as investment adviser to numerous other corporate and fiduciary clients.

     Certain officers and trustees of the Trust also serve as officers, directors and trustees of other investment companies and clients advised by the Manager. The other investment companies and clients sometimes invest in securities in which the Fund also invests. If the Fund and such other investment companies or clients desire to buy or sell the same portfolio securities at the same time, purchases and sales may be allocated, to the extent practicable, on a pro rata basis in proportion to the amounts desired to be purchased or sold for each. It is recognized that in some cases the practices described in this paragraph could have a detrimental effect on the price or amount of the securities which the Fund purchases or sells. In other cases, however, it is believed that these practices may benefit the Fund. It is the opinion of the trustees that the desirability of retaining the Manager as adviser for the Fund outweighs the disadvantages, if any, which might result from these practices.

     CUSTODIAL ARRANGEMENTS The Bank of New York ("BONY"), 100 Church Street, New York, New York 10286 is the Trust's custodian. As such, BONY or sub-custodians acting at its direction hold in safekeeping certificated securities and cash belonging to the Fund and, in such capacity, are the registered owners of securities held in book entry form belonging to the Fund. Upon instruction, BONY or such sub-custodians receive and deliver cash and securities of the Fund in connection with Fund transactions and collect all dividends and other distributions made with respect to Fund portfolio securities.

     TRANSFER AGENCY Unified Fund Services, Inc., 431 North Pennsylvania Street, Indianapolis, Indiana, 46204 serves as the Trust's transfer and dividend paying agent.

     INDEPENDENT AUDITORS KPMG LLP ("KPMG"), 757 Third Avenue, New York, NY 10017, serves as independent auditors to the Fund. KPMG conducts an annual audit of the Fund's financial statements and provides other audit, tax and related services.

     UNDERWRITER. Currently, there is no underwriter of shares of the Fund, and accordingly, the Trust self-distributes its shares.

                        DISTRIBUTION AND SERVICING PLANS

     The Trust has adopted a Shareholder Servicing Plan pursuant to Rule 12b-1 of the 1940 Act (the "12b-1 Plan") to allow the trustees the flexibility to pay for activities primarily intended to result in the sale of Fund shares. The Shareholder Service Fees collected by the Manager (as described in the Private Placement Memorandum under "Multiple Classes") are not paid by the Fund pursuant to the 12b-1 Plan because the trustees have determined that the Shareholder Service Fee is for services that are not primarily intended to result in the sale of Fund shares. Currently, no fees are payable under the 12b-1 Plan. If the trustees authorize payments under the 12b-1 Plan in the future for any class of Shares, the Manager or another service provider might collect fees under the 12b-1 Plan, but only after appropriate authorization by the trustees and after the Trust's Private Placement Memorandum has been updated to reflect such additional fees.

                      PORTFOLIO TRANSACTIONS AND BROKERAGE

     In placing orders for the purchase and sale of portfolio securities for the Fund, the Manager always seeks the best price and execution. Transactions in unlisted securities are carried out through broker-dealers who make the primary market for such securities unless, in the judgment of the Manager, a more favorable price can be obtained by carrying out such transactions through other brokers or dealers.

     The Manager selects only brokers or dealers which it believes are financially responsible, will provide efficient and effective services in executing, clearing and settling an order and will charge commission rates which, when combined with the quality of the foregoing services, will produce best price and execution for the transaction. This does not necessarily mean that the lowest available brokerage commission will be paid. However, the commissions are believed to be competitive with generally prevailing rates. The Manager will use its best efforts to obtain information as to the general level of commission rates being charged by the brokerage community from time to time and will evaluate the overall reasonableness of brokerage commissions paid on transactions by reference to such data. In making such evaluation, all factors affecting liquidity and execution of the order, as well as the amount of the capital commitment by the broker in connection with the order, are taken into account. The Fund may pay a broker a commission at a higher rate than otherwise available for the same transaction in recognition of the value of research services provided by the broker or in recognition of the value of any other services provided by the broker.

     Receipt of research services from brokers may sometimes be a factor in selecting a broker which the Manager believes will provide best price and execution for a transaction. These research services include not only a wide variety of reports on such matters as economic and political developments, industries, companies, securities, portfolio strategy, account performance, daily prices of securities, stock and bond market conditions and projections, asset allocation and portfolio structure, but also meetings with management representatives of issuers and with other analysts and specialists. Although it is not possible to assign an exact dollar value to these services, they may, to the extent used, tend to reduce the Manager's expenses. Such services may be used by the Manager in servicing other client accounts and in some cases may not be used with respect to the Fund. Receipt of services or products other than research from brokers is not a factor in the selection of brokers.

     For the fiscal year ended December 31, 2003, the aggregate dollar amount of brokerage commissions paid by the Fund on portfolio transactions was $367,379.

                            DESCRIPTION OF THE TRUST

     The Trust, registered with the SEC as a diversified open-end management investment company, is organized as a Massachusetts business trust under the laws of Massachusetts by an Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust") dated August 17, 2001, as amended from time to time. The Trust consists of three series, the Fund, the Emerging Markets Fund and the EAFE Fund. The EAFE Fund has not commenced operations.

     The Declaration of Trust permits the trustees to issue an unlimited number of full and fractional shares of each series. Each share of the Fund represents an equal proportionate interest in such Fund with each other share of the Fund and is entitled to a proportionate interest in the dividends and distributions from the Fund. The shares of the Fund do not have any preemptive rights. Upon termination of the Fund, whether pursuant to liquidation of the Trust or otherwise, shareholders of the Fund are entitled to share pro rata in the net assets of the Fund available for distribution to shareholders. The Declaration of Trust also permits the trustees to charge shareholders directly for custodial, transfer agency and servicing expenses.

     The assets received by the Fund for the issue or sale of its shares and all income, earnings, profits, losses and proceeds therefrom, subject only to the rights of creditors, are allocated to, and constitute the underlying assets of, the Fund. The underlying assets are segregated and are charged with the expenses with respect to the Fund and with a share of the general expenses of the Trust. Any general expenses of the Trust that are not readily identifiable as belonging to the Fund are allocated by or under the direction of the trustees in such manner as the trustees determine to be fair and equitable. While the expenses of the Trust are allocated to the separate books of account of the Fund, certain expenses may be legally chargeable against the assets of all Funds.

     The Declaration of Trust also permits the trustees, without shareholder approval, to issue shares of the Trust in one or more series, and to subdivide any series of shares into various classes of shares with such dividend preferences and other rights as the trustees may designate. While the trustees have no current intention to exercise this power, it is intended to allow them to provide for an equitable allocation of the impact of any future regulatory requirements which might affect various classes of shareholders differently, or to permit shares of a series to be distributed through more than one distribution channel, with the costs of the particular means of distribution (or costs of related services) to be borne by the shareholders who purchase through that means of distribution. The trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios. Shareholders' investments in such an additional or merged portfolio would be evidenced by a separate series of shares (i.e., a new "Fund").

     The Declaration of Trust provides for the perpetual existence of the Trust. The Trust or the Fund, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of the Fund. The Declaration of Trust further provides that the trustees may also terminate the Trust or the Fund upon written notice to the shareholders.

VOTING RIGHTS

     As summarized in the Private Placement Memorandum shareholders are entitled to one vote for each full share held (with fractional votes for each fractional share held) and may vote (to the extent provided in the Declaration of Trust) in the election of trustees and the termination of the Trust and on other matters submitted to the vote of shareholders.

     The Declaration of Trust provides that on any matter submitted to a vote of all Trust shareholders, all Trust shares entitled to vote shall be voted together irrespective of series or sub-series unless the rights of a particular series or sub-series would be affected by the vote, in which case a separate vote of that series or sub-series shall also be required to decide the question. Also, a separate vote shall be held whenever required by the 1940 Act or any rule thereunder. Rule 18f-2 under the 1940 Act provides in effect that a class shall be deemed to be affected by a matter unless it is clear that the interests of each class in the matter are substantially identical or that the matter does not affect any interest of such class. On matters affecting an individual series, only shareholders of that series are entitled to vote. Consistent with the current position of the SEC, shareholders of all series vote together, irrespective of series, on the election of trustees and the selection of the Trust's independent auditors, but shareholders of each series vote separately on other matters requiring shareholder approval, such as certain changes in fundamental investment policies of that series or the approval of the investment advisory agreement relating to that series.

     There will normally be no meetings of shareholders for the purpose of electing trustees except that, in accordance with the 1940 Act, (i) the Trust will hold a shareholders' meeting for the election of trustees at such time as less than a majority of the trustees holding office have been elected by shareholders, and (ii) if, as a result of a vacancy on the board of trustees, less than two-thirds of the trustees holding office have been elected by the shareholders, that vacancy may be filled only by a vote of the shareholders. In addition, trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust's custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for that purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares.

     Upon written request by the holders of shares having a net asset value constituting 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders).

     Except as set forth above, the trustees shall continue to hold office and may appoint successor trustees. Voting rights are not cumulative.

     No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust, except
(i) to change the Trust's name or to cure technical problems in the Declaration of Trust, (ii) to establish, change or eliminate the par value of any shares (currently all shares have no par value) and (iii) to issue shares of the Trust in one or more series, and to subdivide any series of shares into various classes of shares with such dividend preferences and other rights as the trustees may designate.

SHAREHOLDER AND TRUSTEE LIABILITY

     Under Massachusetts law shareholders could, under certain circumstances, be held personally liable for the obligations of the Fund of which they are shareholders. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Fund and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or the trustees. The Declaration of Trust provides for indemnification out of Fund property for all loss and expense of any shareholder held personally liable for the obligations of the Fund. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is considered remote since it is limited to circumstances in which the disclaimer is inoperative and the Fund itself would be unable to meet its obligations.

     The Declaration of Trust further provides that the trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a trustee against any liability to which the trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The By-Laws of the Trust provide for indemnification by the Trust of the trustees and officers of the Trust except with respect to any matter as to which any such person did not act in good faith in the reasonable belief that such action was in the best interests of the Trust. No officer or trustee may be indemnified against any liability to the Trust or the Trust's shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                                HOW TO BUY SHARES

     The procedures for purchasing shares of the Fund are summarized in the Private Placement Memorandum under "Purchase of Shares."

                       NET ASSET VALUE AND OFFERING PRICE

     The net asset value of the shares of the Fund is determined by dividing the Fund's total net assets (the excess of its assets over its liabilities) by the total number of shares of the Fund outstanding and rounding to the nearest cent. Such determination is made monthly and as of the close of regular trading on the New York Stock Exchange on any day on which an order for purchase or redemption of the Fund's shares is received that the Exchange is open for unrestricted trading. Equity securities listed on an established securities exchange are normally valued at their last sale price on the exchange where primarily traded. Equity securities listed on the NASDAQ National Market System are valued at the NASDAQ Official Closing Price. Equity securities listed on an established securities exchange or on the NASDAQ National Market System for which there is no reported sale during the day, and in the case of over the counter securities not so listed, are valued at the mean between the last bid and asked price. Other securities for which current market quotations are not readily available (including restricted securities, if any) and all other assets are taken at fair value as determined in good faith by the trustees, although the actual calculations may be made by persons acting pursuant to the direction of the trustees or by pricing services.

     Generally, trading in foreign securities markets is substantially completed each day at various times prior to the close of regular trading on the New York Stock Exchange. Occasionally, events affecting the value of foreign fixed income securities and of equity securities of non-U.S. issuers not traded on a U.S. exchange may occur between the completion of substantial trading of such securities for the day and the close of regular trading on the New York Stock Exchange, which events will not be reflected in the computation of the Fund's net asset value. If events materially affecting the value of the Fund's portfolio securities occur during such period, then these securities will be valued at their fair value as determined in good faith by or in accordance with procedures approved by the trustees.

                                   REDEMPTIONS

     The procedures for redemption of Fund shares are summarized in the Private Placement Memorandum under "Redemption of Shares."

           INCOME DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAX STATUS

     As described in the Private Placement Memorandum under "Distributions," it is the policy of the Fund to pay out at least annually as dividends to its shareholders substantially all investment company taxable income (which comes from dividends and any interest it receives from investments and net realized short-term capital gains), if any, and to distribute at least annually substantially all net realized capital gains (that is, the excess of net long-term capital gains over net short-term capital losses including capital loss carryovers), if any. Income dividends and capital gain distributions are payable in full and fractional shares of the particular Fund, based upon the net asset value determined as of the close of regular trading on the New York Stock Exchange on the record date for each dividend or distribution. Shareholders, however, may elect to receive their distributions in cash. The election may be made at any time by submitting a written request directly to the Trust. In order for a change to be in effect for any dividend or distribution, it must be received by the Trust on or before the record date for such dividend or distribution.

     As required by federal law, detained federal tax information will be furnished to each shareholder for each calendar year on or before January 31 of the succeeding year.

     SCOPE OF DISCUSSION. The following discussion addresses certain (i) U.S. federal income tax considerations which may be relevant to investors that (a) are citizens or residents of the United States, or corporations, partnerships, or other entities created or organized under the laws of the United States or any political subdivision thereof, or States or trusts that are subject to United States federal income taxation regardless of the source of their income and (b) that hold, directly or indirectly, shares of a Fund as a capital asset ("U.S. shareholder"), and (ii) U.S. federal income tax consequences to U.S. shareholders of acquiring or disposing of shares in a Fund.

     The following discussion provides only limited information about the U.S. federal income tax treatment of shareholders that are not U.S. shareholders, and it does not address the U.S. federal income tax treatment of shareholders that are subject to special tax regimes such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, U.S. shareholders whose functional currency (as defined in Section 985 of the U.S. Internal Revenue Code of 1986, as amended (the "Code")) is not the U.S. dollar, and persons that hold shares in a Fund as part of a "straddle," "conversion transaction," "hedge," or other integrated investment strategy. All such prospective and actual shareholders are urged to consult their own tax advisors with respect to the U.S. tax treatment of an investment in shares of a Fund.

     The Funds have not sought a ruling from the U.S. Internal Revenue Service (the "I.R.S.") or an opinion of legal counsel as to any specific U.S. tax matters. The discussion below as it relates to U.S. federal income tax consequences is based upon the Code and regulations, rulings, and judicial decisions thereunder as of the date hereof. Such authorities may be repealed, revoked, or modified (possibly on a retroactive basis) so as to result in U.S. federal income tax consequences different from those discussed below.

     This discussion is for general information purposes only. Prospective shareholders should consult their own tax advisors with respect to their particular circumstances and the effect of state, local, or foreign tax laws to which they may be subject.

     TAXATION OF THE FUND. The Fund is treated as a separate taxable entity for U.S. federal income tax purposes. The Fund intends to qualify each year as a regulated investment company eligible for treatment under the provisions of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders, the Fund must, among other things:

     (a) derive at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, and gains from the sale of stock, securities and foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies;

     (b) distribute with respect to each taxable year at least 90% of the sum of its taxable net investment income, its net tax-exempt income, and the excess, if any, of net short-term capital gains over net long-term capital losses for such year; and

     (c) diversify its holdings so that, at the end of each quarter of its taxable year, (i) at least 50% of the market value of the Fund's assets is represented by cash and cash items, U.S. government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund's total assets and to not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its assets is invested in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses.

     If it qualifies as a regulated investment company that is accorded special tax treatment, the Fund will not be subject to federal income tax on income paid to its shareholders in the form of dividends (including capital gain dividends).

     If it were to fail to qualify as a regulated investment company accorded special tax treatment in any taxable year, the Fund would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to U.S. shareholders as ordinary income. In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a regulated investment company that is accorded special tax treatment.

     If it fails to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one-year period ending October 31 (or later if it is permitted so to elect and so elects), plus any retained amount from the prior year, the Fund will be subject to a 4% excise tax on the underdistributed amounts. A dividend paid to shareholders by the Fund in January of a year generally is deemed to have been paid by the Fund on December 31 of the preceding year, if the dividend was declared and payable to shareholders of record on a date in October, November or December of that preceding year. The Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax.

     FUND DISTRIBUTIONS AND SALE OR REDEMPTION OF SHARES. For U.S. federal income tax purposes, distributions of investment income are generally taxable as ordinary income. Taxes on distributions of capital gains are determined by how long the Fund owned the investments that generated them, rather than how long a shareholder has owned his or her shares. Distributions of net capital gains from the sale of investments that the Fund owned for more than one year and that are properly designated by the Fund as capital gain dividends will be taxable as long-term capital gains ("Capital Gain Dividends"). Distributions of gains from the sale of investments that the Fund owned for one year or less will be taxable as ordinary income.

     For taxable years beginning on or before December 31, 2008, "qualified dividend income" received by an individual will be taxed at the rates applicable to long-term capital gain. In order for some portion of the dividends received by a Fund shareholder to be qualified dividend income, the Fund must meet holding period and other requirements with respect to some portion of the dividend-paying stocks in its portfolio and the shareholder must meet holding period and other requirements with respect to the Fund's shares. A dividend will not be treated as qualified dividend income (at either the Fund or shareholder level) (1) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 120-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, on the case of certain preferred stock, 91 days during the 180-day period beginning 90 days before such date), (2) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (3) if the recipient elects to have the dividend income treated as investment interest, or (4) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established security market in the United States) or (b) treated as a foreign personal holding company, foreign investment company, or passive foreign investment company.

     Technical corrections legislation is pending which would change the preceding rule by substituting "121-day" for "120-day" and "181-day" for "180-day". The Treasury Department and the Internal Revenue Service have indicated that taxpayers may apply the qualified dividend income rules as if these technical corrections have already been enacted.

     In general, distributions of investment income designated by the Fund as derived from qualified dividend income will be treated as qualified dividend income by a shareholder taxed as an individual provided the shareholder meets the holding period and other requirements described above with respect to the Fund's shares. In any event, if the aggregate qualified dividends received by the Fund during any taxable year are 95% or more of its gross income, then 100% of the Fund's dividends (other than property designated capital gain dividends) will be eligible to be treated as qualified dividend income. For this purpose, the only gain included in the term "gross income" is the excess of net short-term capital gain over net long-term capital loss.

     Distributions are taxable to shareholders even if they are paid from income or gains earned by the Fund before a shareholder's investment (and thus were included in the price the shareholder paid). Distributions are taxable whether shareholders receive them in cash or reinvest them in additional shares. Any gain resulting from the sale or exchange of Fund shares generally will be taxable as capital gains.

     Long-term capital gain rates have been temporarily reduced--in general, to 15% with lower rates applying to taxpayers in the 10% and 15% rate brackets--through December 31, 2008.

     The backup withholding tax rate is 28% for amounts paid through 2010. The backup withholding tax rate will be 31% for amounts paid after December 31, 2010.

     However, if a shareholder sells shares at a loss within six months of purchase, any loss will be disallowed for U.S. federal income tax purposes to the extent of any exempt-interest dividends received on such shares. In addition, any loss (not already disallowed as provided in the preceding sentence) realized upon a taxable disposition of shares held for six months or less will be treated as long-term, rather than short-term, to the extent of any long-term capital gain distributions received by the shareholder with respect to the shares. All or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed if other shares of the same Fund are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

     DEEMED DISTRIBUTIONS OF CERTAIN EXPENSES. Because shares of the Fund are not otherwise publicly offered, unless a Fund has at least 500 shareholders at all times during a taxable year, its shareholders may be deemed to receive distributions equal to their allocable shares of certain expenses paid by the Fund. Expenses that are deemed distributed by a Fund include those paid or incurred during a calendar year that are deductible in determining the Fund's investment company taxable income for a taxable year beginning or ending within that calendar year, including in particular its management fee, but excluding those expenses incurred by virtue of the Fund's organization as a registered investment company (such as its registration fees, trustees' fees, expenses of periodic trustees' and shareholders' meetings, transfer agent fees, certain legal and accounting fees, the expenses of shareholder communications required by law, and certain other expenses). Shareholders that may be deemed to have received distributions of such expenses include (i) individuals taxable in the U.S. or persons calculating their taxable income in the same way as do such individuals and (ii) pass-through entities having such an individual or person or another pass-through entity as an interest holder or beneficiary. Shareholders can generally deduct such deemed distributions of expenses only to the extent that their respective total miscellaneous itemized deductions exceeds 2% of their respective adjusted gross incomes from all sources. The deemed distributions of expenses could as a result increase a shareholder's net taxes owed, lowering the Fund's effective yield with respect to such a shareholder.

     HEDGING TRANSACTIONS. If it engages in hedging transactions, including hedging transactions in options, futures contracts, and straddles, or other similar transactions, the Fund will be subject to special tax rules (including constructive sale, mark-to-market, straddle, wash sale, and short sale rules), the effect of which may be to accelerate income to the Fund, defer losses to the Fund, cause adjustments in the holding periods of the Fund's securities, convert long-term capital gains into short-term capital gains or convert short-term capital losses into long-term capital losses. These rules could therefore affect the amount, timing and character of distributions to shareholders. The Fund will endeavor to make any available elections pertaining to such transactions in a manner believed to be in the best interests of the Fund.

     Certain of the Fund's hedging activities (including its transactions, if any, in foreign currencies or foreign currency-denominated instruments) are likely to produce a difference between its book income and its taxable income. If the Fund's book income exceeds its taxable income, the distribution (if any) of such excess will be treated as (i) a dividend to the extent of the Fund's remaining earnings and profits (including earnings and profits arising from tax-exempt income), (ii) thereafter as a return of capital to the extent of the recipient's basis in the shares, and (iii) thereafter as gain from the sale or exchange of a capital asset. If its book income is less than its taxable income, the Fund could be required to make distributions exceeding book income to qualify as a regulated investment company that is accorded special tax treatment.

     RETURN OF CAPITAL DISTRIBUTIONS. If the Fund makes a distribution to a shareholder in excess of its current and accumulated "earning and profits" in any taxable year, the excess distribution will be treated as a return of capital to the extent of the shareholder's tax basis in its shares, and thereafter as capital gain. A return of capital is not taxable, but it reduces the shareholder's tax basis in your shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of its shares.

     Dividends and distributions on the Fund's shares are generally subject to federal income tax as described herein to the extent they do not exceed the Fund's realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder's investment. Such distributions are likely to occur in respect of shares purchased at a time when the Fund's net asset value reflects gains that are either unrealized, or realized but not distributed.

     SECURITIES ISSUES OR PURCHASED AT A DISCOUNT. The Fund's investment in securities issued at a discount and certain other obligations will (and investments in securities purchased at a discount may) require the Fund to accrue and distribute income not yet received. In order to generate sufficient cash to make the requisite distributions, the Fund may be required to sell securities in its portfolio that it otherwise would have continued to hold.

     CAPITAL LOSS CARRYOVER. Distributions from capital gains are generally made after applying any available capital loss carryovers. The amounts and expiration dates of any capital loss carryovers available to the Fund are shown in the notes to the financial statements incorporated by reference into this SAI.

     FOREIGN CURRENCY-DENOMINATED SECURITIES AND RELATED HEDGING TRANSACTIONS. The Fund's transactions in foreign currencies, foreign currency-denominated debt securities and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.

     If more than 50% of its assets at year end consists of the securities of foreign corporations, the Fund may elect to permit shareholders to claim a credit or deduction on their income tax returns for their pro rata portion of qualified taxes paid by the Fund to foreign countries in respect of foreign securities the Fund has held for at least the minimum period specified in the Code. In such a case, shareholders will include in gross income from foreign sources their pro rata shares of such taxes. A shareholder's ability to claim a foreign tax credit or deduction in respect of foreign taxes paid by a Fund may be subject to certain limitations imposed by the Code, as a result of which a shareholder may not get a full credit or deduction for the amount of such taxes. In particular, shareholders must hold their Fund shares (without protection from risk of loss) on the ex-dividend date and for at least 15 additional days during the 30-day period surrounding the ex-dividend date to be eligible to claim a foreign tax credit with respect to a given dividend. Shareholders who do not itemize on their federal income tax returns may claim a credit (but no deduction) for such foreign taxes.

     Investment by the Fund in "passive foreign investment companies" could subject the Fund to a U.S. federal income tax or other charge on the proceeds from the sale of its investment in such a company; however, this tax can be avoided by making an election to mark such investments to market annually or to treat the passive foreign investment company as a "qualified electing Fund."

     A "passive foreign investment company" is any foreign corporation: (i) 75 percent or more of the income of which for the taxable year is passive income, or (ii) the average percentage of the assets of which (generally by value, but by adjusted tax basis in certain cases) produce or are held for the production of passive income is at least 50 percent. Generally, passive income for this purpose means dividends, interest (including income equivalent to interest), royalties, rents, annuities, the excess of gain over losses from certain property transactions and commodities transactions, and foreign currency gains. Passive income for this purpose does not include rents and royalties received by the foreign corporation from active business and certain income received from related persons.

     SHARES PURCHASED THROUGH TAX-QUALIFIED PLANS. Special tax rules apply to investments though defined contribution plans and other tax-qualified plans. Shareholders should consult their tax adviser to determine the suitability of shares of the Fund as an investment through such plans and the precise effect of and investment on their particular tax situation.

     BACKUP WITHHOLDING. The Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable dividends and other distributions paid to and proceeds of share sales, exchanges, or redemptions made by any individual shareholder who fails to furnish the Fund with a correct taxpayer identification number (TIN), who has under-reported dividends or interest income, or who fails to certify to the Fund that he or she is a United States person and is not subject to such withholding. Pursuant to recently enacted tax legislation, the backup withholding tax rate is 28% for amounts paid through 2010. The backup withholding tax rate will be 31% for amounts paid after December 31, 2010.

     TAX SHELTER REGULATIONS. Under Treasury regulations pertaining to tax shelters, shareholders subject to U.S. federal income tax may be required in certain cases to file with the I.R.S. a disclosure statement on Form 8886. Shareholders who are individuals recognizing $2 million or more of losses with respect to their shares in the Fund in any taxable year (or $4 million or more in a combination of taxable years) generally are subject to this requirement, as are shareholders that are corporations recognizing $10 million or more of losses with respect to their shares in the Fund in any taxable year (or $20 million or more in a combination of taxable years). Although shareholders directly owning shares in a corporation are in many cases excepted from this disclosure requirement, under current guidance these exceptions do not apply to shares of a regulated investment company. Shareholders in the Fund may also be subject to this disclosure requirement if they are in any way obligated not to disclose the U.S. federal income tax treatment or tax structure of their acquisition, holding, or disposition of their shares. Shareholders should consult their tax advisors to determine the applicability of these regulations in particular cases, including whether any subsequent guidance might exempt a shareholder from this disclosure requirement.

     NON-U.S. SHAREHOLDERS. Under U.S. federal tax law, dividends other than Capital Gain Dividends paid on shares beneficially held by a shareholder who is not a U.S. person within the meaning of the Code (a "foreign person") are, in general, subject to withholding of U.S. federal income tax at a rate of 30% of the gross dividend, which rate may, in some cases, be reduced by an applicable tax treaty. To claim such treaty benefits, the foreign person must certify in advance of payment its eligibility under applicable Internal Revenue Service procedures. Foreign shareholders should consult their tax advisors in this regard. Dividends are subject to withholding even if they are funded by income or gains (such as portfolio interest, short-term capital gains, or foreign-source dividend and interest income) that, if paid to a foreign person directly, would not be subject to withholding. However, Capital Gain Dividends will generally not be subject to withholding of U.S. federal income tax. If a beneficial owner who is a foreign person has a trade or business in the U.S., and the dividends are "effectively connected" with the conduct by the beneficial holder with a trade or business in the U.S. as defined in the Code, the dividend will be subject to U.S. federal net income taxation at regular income tax rates.

     Under U.S. federal tax law, a beneficial holder of shares who is a foreign person is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of such shares of a Fund or on Capital Gain Dividends unless (i) such gain or Capital Gain Dividend is "effectively connected" with the conduct of a trade or business carried on by such holder within the U.S. or (ii) in the case of an individual holder, the holder is present in the U.S. for a period or periods aggregating 183 days or more during the year of the sale or Capital Gain Dividend and certain other conditions are met. If you are eligible for the benefits of a tax treaty, any "effectively connected" income or gain will generally be subject to U.S. federal income tax on a net basis only if it is attributable to a permanent establishment maintained by you in the U.S. A beneficial holder of shares who is a foreign person may be subject to state and local tax and to the U.S. federal estate tax in addition to the federal tax on income referred to above.

     U.K. RESIDENT PENSION SCHEMES. The U.S. withholding tax imposed on dividends paid by a Fund to shareholders that are U.K. resident pension schemes may be eliminated pursuant to the U.S.-U.K. tax treaty currently in effect. To benefit from the U.S. withholding tax exemption under the treaty, a U.K. resident pension scheme must, among other requirements, be considered both a "pension scheme" and a "qualified person" as defined in the treaty and must be considered to "derive" the dividend within the meaning of the treaty. Shareholders should consult their tax advisors to determine eligibility for treaty benefits.

                              FINANCIAL STATEMENTS

     Financial statements of the Fund for the fiscal year ended December 31, 2003 are incorporated by reference to the Annual Report of such Fund filed with the Securities and Exchange Commission on March 8, 2004, and as amended, on March 29, 2004. These financial statements have been incorporated by reference herein in reliance on the report of KPMG LLP, independent auditors, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                              BAILLIE GIFFORD FUNDS

                       STATEMENT OF ADDITIONAL INFORMATION

                                 APRIL 29, 2004


                                  THE EAFE FUND

[BAILLIE GIFFORD LOGO]

This Statement of Additional Information is not a prospectus. This Statement of Additional Information relates to the Baillie Gifford Funds Private Placement Memorandum dated April 29, 2004, and should be read in conjunction therewith. A free copy of the Private Placement Memorandum may be obtained by writing or telephoning Baillie Gifford Funds, c/o Baillie Gifford Overseas Limited, Calton Square, 1 Greenside Row, Edinburgh, Scotland, United Kingdom EH1 3AN (Attention:
Dickson Jackson +44 131 275 2000).

                                TABLE OF CONTENTS

INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS                               1

MANAGEMENT OF THE TRUST                                                        3

INVESTMENT ADVISORY AND OTHER SERVICES                                         6

DISTRIBUTION AND SERVICING PLANS                                               8

PORTFOLIO TRANSACTIONS AND BROKERAGE                                           8

DESCRIPTION OF THE TRUST                                                       9

HOW TO BUY SHARES                                                             11

NET ASSET VALUE AND OFFERING PRICE                                            11

REDEMPTIONS                                                                   11

INCOME DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAX STATUS                   11

FINANCIAL STATEMENTS                                                          17

                INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS

     The investment objective and policies of the EAFE Fund (the "Fund"), a series of Baillie Gifford Funds (the "Trust"), are summarized in the Private Placement Memorandum under "Investment Objectives and Policies" and "Other Important Information About the Funds." The investment policies of the Fund set forth in the Private Placement Memorandum and in this Statement of Additional Information may be changed by the Trust's trustees without shareholder approval except that any policy explicitly identified as "fundamental" may not be changed without the approval of the holders of a majority of the outstanding shares of the Fund (which means the lesser of (i) 67% of the shares of the Fund represented at a meeting at which 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares).

     The following non-fundamental policy set forth in the Private Placement Memorandum is subject to change only upon sixty days' prior notice to shareholders:

     - Under normal circumstances, the Fund will invest at least 80% of its total assets in securities of companies located in countries contained in the MSCI EAFE Index.

     In addition to its investment objective and policies set forth in the Private Placement Memorandum, the following are policies of the Fund (and those marked with an asterisk are fundamental policies of the Fund):

     The Fund will not:

     *(1) Act as underwriter of securities issued by other persons, except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws.

     *(2) Borrow money, except to the extent permitted by applicable law, regulation or order.

     *(3) Purchase or sell real estate or interests in real estate, except that the Fund may purchase and sell securities that are secured by real estate or interests in real estate and may purchase securities issued by companies that invest or deal in real estate.

     *(4) Invest in commodities, except that the Fund may invest in financial futures contracts and options thereon, and options on currencies.

     *(5) Make loans to others, except through the purchase of qualified debt obligations, the entry into repurchase agreements and/or the making of loans of portfolio securities consistent with the Fund's investment objectives and policies. For purposes of this policy, the short term deposit of cash or other liquid assets of the Fund in one or more interest-bearing accounts shall not be deemed to be a loan to others.

     *(6) Purchase any securities which would cause more than 25% of the value of the Fund's total assets at the time of purchase to be invested in the securities of issuers conducting their principal business activities in the same industry; provided that there shall be no limit on the purchase of U.S. government securities, including securities issued by any agency or instrumentality of the U.S. government, and related repurchase agreements. The SEC takes the position that government securities of a single foreign country (including agencies and instrumentalities of such government, to the extent such obligations are backed by the assets and revenues of such government) are a separate industry for these purposes.

     *(7) Issue any senior securities except to the extent permitted by applicable law, regulation or order (for purposes of this restriction, collateral arrangements with respect to any type of swap, option, forward contract or future contract and collateral arrangements with respect to initial and variation margin are not deemed to involve the issuance of a senior security).

     (8) Invest more than 15% of the value of net assets of the Fund in illiquid securities.

     The Trust understands that the staff of the SEC deems certain transactions that a Fund may enter into to involve the issuance of a senior security unless certain cash, U.S. government securities or other high grade debt instruments are deposited in a segregated account or are otherwise covered. Such transactions include: short sales, reverse repurchase agreements, forward contracts, futures contracts and options thereon, options on securities and currencies, dollar rolls, and swaps, caps, floors and collars.

CONVERTIBLE SECURITIES

     Convertible securities are fixed income securities that may be converted at either a stated price or a stated rate into underlying shares of common stock. Convertible securities have general characteristics similar to both fixed income and equity securities. Although to a lesser extent than with fixed income securities generally, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stocks and, therefore, also will react to variations in the general market for equity securities.

     Like fixed income securities, convertible securities are investments which provide for a stable stream of income with generally higher yields than common stocks. Of course, like all fixed income securities, there can be no assurance of current income because the issuers of the convertible securities may default on their obligations. Convertible securities, however, generally offer lower interest or dividend yields than non-convertible securities of similar quality because of the potential for capital appreciation. A convertible security, in addition to providing fixed income, offers the potential for capital appreciation through the conversion feature, which enables the holder to benefit from increase sin the market price of the underlying common stock. However, there can be no assurance of capital appreciation because securities prices fluctuate.

     Convertible securities generally are subordinated to other similar but non-convertible securities of the same issuer, although convertible bonds enjoy seniority in right of payment to all equity securities, and convertible preferred stock is senior to common stock of the same issuer. Because of the subordination feature, however, convertible securities typically have lower ratings than similar non-convertible securities.

YANKEE BONDS

     The Fund may invest in U.S. dollar denominated bonds sold in the United States by non-U.S. issuers ("Yankee bonds"). As compared with bonds issued in the United States, such bond issues normally carry a higher interest rate but are less actively traded.

REPURCHASE AGREEMENTS

     The Fund may enter into repurchase agreements, by which the Fund purchases a security and obtains a simultaneous commitment from the seller (a bank or, to the extent permitted by the Investment Company Act of 1940 (the "1940 Act"), a recognized securities dealer) to repurchase the security at an agreed upon price and date (usually seven days or less from the date of original purchase). The resale price is in excess of the purchase price and reflects an agreed upon market rate unrelated to the coupon rate on the purchased security. Such transactions afford the Fund the opportunity to earn a return on temporarily available cash at minimal market risk. While the underlying security may be a bill, certificate of indebtedness, note or bond issued by an agency, authority or instrumentality of the United States Government, the obligation of the seller is not guaranteed by the U.S. Government and there is a risk that the seller may fail to repurchase the underlying security. In such event, the Fund would attempt to exercise rights with respect to the underlying security, including possible disposition in the market. However, the Fund may be subject to various delays and risks of loss, including (a) possible declines in the value of the underlying security during the period while the Fund seeks to enforce its rights thereto and (b) inability to enforce rights and the expenses involved in attempted enforcement.

                             MANAGEMENT OF THE TRUST

     The following tables set forth the trustees and officers of the Trust, their principal occupations during the past five years, and certain other information.

                               POSITION(s)     LENGTH OF
                                HELD WITH        TIME
      NAME AND AGE (1)            TRUST        SERVED (2)            PRINCIPAL OCCUPATION DURING PAST 5 YEARS (3)
--------------------------------------------------------------------------------------------------------------------
TRUSTEES

John G. Barrie, Jr.           Trustee         Since 2000     Retired.  Formerly: Assistant Treasurer, Dominion
Age 64                                                       Resources, Inc. (electric and gas utility).

John M. Smith                 Trustee         Since 2000     Consultant, Board of Directors of certain Guardian
Age 68                                                       Mutual Funds (mutual funds) (4).  Formerly: Executive
                                                             Vice President, Guardian Life Insurance Company;
                                                             Executive Vice President and Director of Guardian
                                                             Insurance and Annuity Company; President and Director
                                                             of Guardian Investor Services Corp. (broker-dealer and
                                                             investment adviser); President of GIAC Funds, Inc.
                                                             (mutual funds); Director of Guardian Asset Management
                                                             Corp. and Guardian Baillie Gifford Ltd. (investment
                                                             advisers).

INTERESTED TRUSTEE

R. Robin Menzies (5)          Trustee,        Since 2000     Partner, Baillie Gifford & Co. (investment manager);
Age 51                        Chairman of                    Director, Baillie Gifford Overseas Ltd. (investment
                              the Board,                     adviser); Director and Chief Executive, Guardian
                              and President                  Baillie Gifford Ltd. (investment adviser);
                                                             Vice-President, GIAC Funds, Inc. and The Park Avenue
                                                             Portfolio (mutual funds).

OFFICERS (OTHER THAN
 OFFICERS WHO ARE ALSO
 TRUSTEES)

Edward H. Hocknell            Vice President  Since 2000     Partner, Baillie Gifford & Co. (investment manager);
Age 43                                                       Director, Baillie Gifford Overseas Limited (investment
                                                             adviser).

Alan Paterson                 Vice President  Since 2000     Head of Institutional Clients Accounting Department,
Age 36                                                       Baillie Gifford & Co. (investment manager).

Dickson Jackson               Treasurer       Since 2001     Head of Overseas Institutional Clients Accounting
Age 32                                                       Department, Baillie Gifford & Co. (investment manager).

Angus N.G. Macdonald          Secretary       Since 2000     Head of Compliance and Legal for the Baillie Gifford
Age 38                                                       Group (investment manager).

(1) The address of each trustee and officer of the Trust is c/o Baillie Gifford Funds, Calton Square, 1 Greenside Row, Edinburgh, Scotland EH1 3AN. (
2) There is no stated term of office for the trustees. The Chairman of the Board, President, Secretary, and Treasurer of the Trust are elected annually by the trustees. Other officers may be elected or appointed by the trustees at any time.
(3) Previous positions during the past five years with Baillie Gifford & Co., Baillie Gifford Overseas Limited, and Baillie Gifford Group are omitted if not materially different from the positions listed.
(4) Mr. Smith serves as a consultant to the Boards of Directors of the following Guardian Mutual Funds: The Park Avenue Portfolio (includes 13 investment series); GIAC Funds, Inc. (3 series); The Guardian Bond Fund, Inc. (1 series); The Guardian Cash Fund, Inc. (1 series); and The Guardian Variable Contract Funds, Inc. (7 series).
(5) Mr. Menzies is an "interested person" (as defined in the 1940 Act) of the Trust or the Manager due to his involvement with Baillie Gifford Overseas Limited.

     The trustees currently oversee two portfolios in the fund complex, the International Equity Fund and the Emerging Markets Fund, the two portfolios of the Trust currently in operation.

     The trustees of the Trust are responsible for the overall management and supervision of the Trust's affairs and for protecting the interests of shareholders. The trustees meet periodically throughout the year to oversee the Trust's activities, review contractual arrangements with service providers, monitor compliance with regulatory requirements, and review performance.

     The trustees of the Trust have established an Audit Oversight Committee. The purposes of the Audit Oversight Committee are to oversee the Trust's accounting and financial reporting policies and practices, its internal controls, and the quality and objectivity of the Trust's financial statements, and to act as liaison between the Trust's independent auditors and the full board of trustees. The members of the Audit Oversight Committee are Messrs. Barrie and Smith and Mr. Barrie serves as Chairman. The Audit Oversight Committee held one meeting during the last fiscal year.

     As of December 31, 2003, none of the trustees were beneficial owners of any equity securities in (i) the Trust or (ii) any other registered investment companies overseen by the trustees within the same family of investment companies as the Trust.

     The following table sets forth a summary of the compensation accrued and payable by the Trust to each of the trustees for the fiscal year ended December 31, 2003. The Trust pays no compensation to its officers or to the trustee who is an interested persons of the Trust. Effective July 1, 2003, the Trust pays John G. Barrie, Jr. and John M. Smith $10,000 per annum to serve as trustees.

                                             PENSION OR                               TOTAL
                                             RETIREMENT                           COMPENSATION
                           AGGREGATE      BENEFITS ACCRUED    ESTIMATED ANNUAL    FROM TRUST AND
                          COMPENSATION   AS PART OF TRUST'S    BENEFITS UPON      FUND COMPLEX
    NAME & POSITION        FROM TRUST         EXPENSES           RETIREMENT     PAID TO TRUSTEES
-------------------------------------------------------------------------------------------------
John G. Barrie, Jr.,
Trustee                     $ 11,250             --                  --              $ 11,250

John M. Smith,
Trustee                     $ 11,250             --                  --              $ 11,250(1)

R. Robin Menzies,
Trustee, President &
Chairman                          --             --                  --                    --


(1) Mr. Smith serves as a consultant to the Boards of Directors of nineteen series of certain Guardian Mutual Funds, including The Park Avenue Portfolio (13 investment series); GIAC Funds, Inc. (3 series); The Guardian Bond Fund, Inc. (1 series); The Guardian Cash Fund, Inc. (1 series); and The Guardian Variable Contract Funds, Inc. (7 series). The Park Avenue Portfolio and GIAC Funds, Inc. include series that are advised by Guardian Baillie Gifford Limited, an affiliate of the Manager, and sub-advised by the Manager. Mr. Smith receives compensation for his consulting services from the Guardian Mutual Funds. He does not, however, serve as a director to the Guardian Mutual Funds, so the compensation he receives from them is not included in the table although certain Guardian Mutual Funds are part of the Fund Complex. For the year ended December 31, 2003, Mr. Smith's compensation for his consulting services to the Boards of Directors of the Guardian Mutual Funds is less than $60,000 per annum.

     The Trust and the Manager have each adopted codes of ethics pursuant to Rule 17j-1 of the 1940 Act. These codes of ethics permit personnel to invest in securities, including securities that may be purchased or held by the Fund, subject to restrictions.

     The Trust has delegated to the Manager responsibility for the voting of proxies with respect to voting securities held by the Fund. The Manager has adopted Global Corporate Governance Principles and Guidelines (the "Guidelines") that it uses on the Trust's behalf to vote proxies related to securities held by the Fund.

     The Guidelines include principles (the "Principles") that articulate corporate governance standards relating to the basic rights and equitable treatment of shareholders, the role of stakeholders (as established by law), disclosure and transparency on material matters, and the responsibilities and accountability of the board of directors. The Principles are based upon the principles developed by the Organisation for Economic Co-operation and Development, which the Manager believes are appropriate for most markets. The Manager recognizes, however, that given the differences in national corporate and market regulation, one set of standards is unlikely to be appropriate for all of the markets in which the Fund invests. Therefore, the Guidelines include as appendices detailed corporate governance standards for the United Kingdom and Japan and may include overseas corporate governance codes, where these are available and appropriate. In order to provide an indication of how the Principles should be interpreted in practice, the Guidelines include some "best practice" guidelines as to voting on specific issues.

     The Manager recognizes, however, that companies within particular markets operate under significantly differing conditions and for this reason it does not apply any of the principles, practices or standards included in the Guidelines rigidly. Rather, it applies them with care, giving due consideration to the specific circumstances of individual companies. In this way it takes a pragmatic and flexible approach to corporate governance, consistent with its overriding aim of looking after the long term financial interests of its clients, including the Fund.

     The Corporate Governance Team of the Manager and its affiliates (collectively, the "Baillie Gifford Group") develops and administers the Guidelines. The Corporate Governance Team sits alongside the investment teams and is supported by personnel dedicated to the voting of proxies. The Corporate Governance Manager reports to the Chief Investment Officer. In evaluating each proxy, the Corporate Governance Team follows the Guidelines. It also considers third party analysis, the Baillie Gifford Group's own research and discussions with company management. If a proxy involves a non-routine matter, the Corporate Governance Team will consult with the appropriate investment team regarding the proposed vote.

     The Manager recognizes the importance of managing potential conflicts of interest that may exist when voting a proxy solicited by a company with whom the Baillie Gifford Group has a material business or personal relationship. The Corporate Governance Manager is responsible for monitoring possible material conflicts of interest with respect to proxy voting. Application of the Guidelines to vote proxies will in most instances adequately address any possible conflicts of interest. However, as noted above, the Manager does not rigidly apply the Guidelines and proxies may relate to matters not specifically addressed in the Guidelines. For proxy votes that involve a potential conflict of interest, that are inconsistent with (or not covered by) the Guidelines but that are consistent with management's recommendation, the Management Committee, which comprises five senior Baillie Gifford Group partners, will review the voting rationale, consider whether business relationships between Baillie Gifford Group and the company have influenced the proposed inconsistent vote and decide the course of action to be taken in the best interests of clients.

     The Manager endeavors to vote Fund shares in all markets. However, it is difficult to vote in some overseas markets because of costly trading restrictions. For example, in the French and Italian markets, shares are "blocked", which means that the Manager is unable to direct selling should it so desire, from the time that it votes until the close of the company meeting. The Manager will therefore only vote in these markets where it views the benefits of voting clients' shares, such as with respect to a merger or acquisition, as exceeding the risks involved.

                     INVESTMENT ADVISORY AND OTHER SERVICES

     ADVISORY AGREEMENTS

     Baillie Gifford Overseas Limited serves as the investment adviser of the Fund under an investment advisory agreement dated July 25, 2000. Baillie Gifford Overseas Limited is a wholly-owned subsidiary of Baillie Gifford & Co. Both Baillie Gifford Overseas Limited and Baillie Gifford & Co are regulated in the United Kingdom by the Financial Services Authority.

     Under the investment advisory agreement, Baillie Gifford Overseas Limited manages the investment and reinvestment of the assets of the Fund and generally administers its affairs, subject to supervision by the trustees of the Trust. The Manager furnishes, at its own expense, all necessary office space, facilities and equipment, services of executive and other personnel of the Fund and certain administrative services. For these services, the investment advisory agreements provide that the Fund shall pay the Manager a quarterly investment advisory fee as stated in the Private Placement Memorandum.

     Under the investment advisory agreement, if the total ordinary business expenses of the Fund or the Trust as a whole for any fiscal year exceed the lowest applicable limitation (based on percentage of average net assets or income) prescribed by any state in which the shares of the Fund or the Trust are qualified for sale, the Manager shall pay such excess. Presently, neither the Fund nor the Trust as a whole is subject to any such expense limitation, however.

     The trustees approved the continuation of the investment advisory agreements between the Manager and the Trust on behalf of each series of the Trust and the Manager for an additional one year period effective on or after June 26, 2003. In determining to approve the annual extension of the each series' investment advisory agreement, the trustees met over the course of the year with the relevant investment advisory personnel from the Manager and considered information provided by the Manager relating to the education, experience and number of investment professionals and other personnel providing services under the agreement. The trustees also considered the business reputation of the Manager, its financial resources and its professional liability insurance coverage and concluded that the Manager would be able to meet any reasonably foreseeable obligations under the agreements.

     The trustees received information concerning the investment philosophy and investment process applied by the Manager in managing the series of the Trust. In this connection, the trustees considered the Manager's in-house research capabilities as well as other resources available to the Manager's personnel. The trustees concluded that the Manager's investment processes, research capabilities and philosophy were well suited to the series and in particular to the Fund, given the series and the Fund's investment objectives and policies.

     The trustees considered the quality of the services provided by the Manager to the Trust. The trustees evaluated the Manager's record with respect to regulatory compliance and compliance with the investment policies of the series. The trustees also evaluated the procedures of the Manager designed to fulfill the Manager's fiduciary duty to the series with respect to possible conflicts of interest, including the Manager's Code of Ethics (regulating the personal trading of its officers and employees).

     The trustees considered the Manager's management of non-advisory services provided by persons other than the Manager by reference, among other things, to the series' total expenses and the reputation of the Trust's other service providers. The trustees also considered information relating to the International Equity Fund's investment performance relative to its performance benchmarks and relative to funds managed similarly by other advisers. The trustees reviewed the International Equity Fund's performance over various periods, including since its launch, as well as factors identified by the Manager as contributing to the International Equity Fund's performance. The trustees also considered the performance of the Emerging Markets Fund since its commencement of operations on April 4, 2003. The trustees concluded that the scope and quality of the Manager's services, including the investment performance of the International Equity Fund, was sufficient, in light of market conditions, performance attribution, the resources brought to bear by the Manager, the integrity of the Manager, its personnel and systems, and the financial resources of the Manager, to merit reapproval of the agreements for another year.

     In reaching that conclusion, the trustees also gave substantial consideration to the fees payable under the agreements. The trustees reviewed information concerning fees paid to investment advisers of similarly-managed funds. In evaluating the series' advisory fees, the trustees also took into account the complexity of investment management for the series relative to other types of funds. Based on challenges associated with less readily available market information about foreign issuers and smaller capitalization companies, limited liquidity of certain securities, and the specialization required for focused funds, the trustees concluded that generally greater research intensity and trading acumen is required for equity funds, and for international or global funds, as compared to funds investing, respectively, in debt obligations or in U.S. issuers. Based on the foregoing, and assisted by the advice of independent counsel, the trustees, including the independent trustees, concluded that the fees to be paid the Manager under the advisory agreements were fair and reasonable, given the scope and quality of the services rendered by the Manager.

     Any amendment to the Fund's advisory agreement must be approved by vote of a majority of the outstanding voting securities of the Fund and by vote of a majority of the trustees who are not interested persons, cast in person at a meeting called for the purpose of voting on such approval. The investment advisory agreement may be terminated without penalty by vote of the trustees or by vote of a majority of the outstanding voting securities of the Fund, upon sixty days' written notice, or by the Manager upon sixty days' written notice, and terminates automatically in the event of its assignment.

     The advisory agreement provides that the Manager shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

     The Manager acts as investment adviser to numerous other corporate and fiduciary clients.

     Certain officers and trustees of the Trust also serve as officers, directors and trustees of other investment companies and clients advised by the Manager. The other investment companies and clients sometimes invest in securities in which the Fund also invests. If the Fund and such other investment companies or clients desire to buy or sell the same portfolio securities at the same time, purchases and sales may be allocated, to the extent practicable, on a pro rata basis in proportion to the amounts desired to be purchased or sold for each. It is recognized that in some cases the practices described in this paragraph could have a detrimental effect on the price or amount of the securities which the Fund purchases or sells. In other cases, however, it is believed that these practices may benefit the Fund. It is the opinion of the trustees that the desirability of retaining the Manager as adviser for the Fund outweighs the disadvantages, if any, which might result from these practices.

     CUSTODIAL ARRANGEMENTS The Bank of New York ("BONY"), 100 Church Street, New York, New York 10286 is the Trust's custodian. As such, BONY or sub-custodians acting at its direction hold in safekeeping certificated securities and cash belonging to the Fund and, in such capacity, are the registered owners of securities held in book entry form belonging to the Fund. Upon instruction, BONY or such sub-custodians receive and deliver cash and securities of the Fund in connection with Fund transactions and collect all dividends and other distributions made with respect to Fund portfolio securities.

     TRANSFER AGENCY Unified Fund Services, Inc., 431 North Pennsylvania Street, Indianapolis, Indiana, 46204 serves as the Trust's transfer and dividend paying agent.

     INDEPENDENT AUDITORS KPMG LLP ("KPMG"), 757 Third Avenue, New York, NY 10017, has been appointed to serve as independent auditors to the Fund and will conduct an annual audit of such Fund's financial statements and provide other audit related and tax services.

     UNDERWRITER. Currently, there is no underwriter of shares of the Fund, and accordingly, the Trust self-distributes its shares.

                        DISTRIBUTION AND SERVICING PLANS

     The Trust has adopted a Shareholder Servicing Plan pursuant to Rule 12b-1 of the 1940 Act (the "12b-1 Plan") to allow the trustees the flexibility to pay for activities primarily intended to result in the sale of Fund shares. The Shareholder Service Fees collected by the Manager (as described in the Private Placement Memorandum under "Multiple Classes") are not paid by the Fund pursuant to the 12b-1 Plan because the trustees have determined that the Shareholder Service Fee is for services that are not primarily intended to result in the sale of Fund shares. Currently, no fees are payable under the 12b-1 Plan. If the trustees authorize payments under the 12b-1 Plan in the future for any class of Shares, the Manager or another service provider might collect fees under the 12b-1 Plan, but only after appropriate authorization by the trustees and after the Trust's Private Placement Memorandum has been updated to reflect such additional fees.

                      PORTFOLIO TRANSACTIONS AND BROKERAGE

     In placing orders for the purchase and sale of portfolio securities for the Fund, the Manager always seeks the best price and execution. Transactions in unlisted securities are carried out through broker-dealers who make the primary market for such securities unless, in the judgment of the Manager, a more favorable price can be obtained by carrying out such transactions through other brokers or dealers.

     The Manager selects only brokers or dealers which it believes are financially responsible, will provide efficient and effective services in executing, clearing and settling an order and will charge commission rates which, when combined with the quality of the foregoing services, will produce best price and execution for the transaction. This does not necessarily mean that the lowest available brokerage commission will be paid. However, the commissions are believed to be competitive with generally prevailing rates. The Manager will use its best efforts to obtain information as to the general level of commission rates being charged by the brokerage community from time to time and will evaluate the overall reasonableness of brokerage commissions paid on transactions by reference to such data. In making such evaluation, all factors affecting liquidity and execution of the order, as well as the amount of the capital commitment by the broker in connection with the order, are taken into account. The Fund may pay a broker a commission at a higher rate than otherwise available for the same transaction in recognition of the value of research services provided by the broker or in recognition of the value of any other services provided by the broker.

     As the Fund has not commenced operations, no brokerage commissions have been paid by the Fund.

     Receipt of research services from brokers may sometimes be a factor in selecting a broker which the Manager believes will provide best price and execution for a transaction. These research services include not only a wide variety of reports on such matters as economic and political developments, industries, companies, securities, portfolio strategy, account performance, daily prices of securities, stock and bond market conditions and projections, asset allocation and portfolio structure, but also meetings with management representatives of issuers and with other analysts and specialists. Although it is not possible to assign an exact dollar value to these services, they may, to the extent used, tend to reduce the Manager's expenses. Such services may be used by the Manager in servicing other client accounts and in some cases may not be used with respect to the Fund. Receipt of services or products other than research from brokers is not a factor in the selection of brokers.

                            DESCRIPTION OF THE TRUST

     The Trust, registered with the SEC as a diversified open-end management investment company, is organized as a Massachusetts business trust under the laws of Massachusetts by an Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust") dated August 17, 2001, as amended from time to time. The Trust consists of three series, the Fund, the International Equity Fund and the Emerging Markets Fund. The Fund has not commenced operations.

     The Declaration of Trust permits the trustees to issue an unlimited number of full and fractional shares of each series. Each share of the Fund represents an equal proportionate interest in such Fund with each other share of the Fund and is entitled to a proportionate interest in the dividends and distributions from the Fund. The shares of the Fund do not have any preemptive rights. Upon termination of the Fund, whether pursuant to liquidation of the Trust or otherwise, shareholders of the Fund are entitled to share pro rata in the net assets of the Fund available for distribution to shareholders. The Declaration of Trust also permits the trustees to charge shareholders directly for custodial, transfer agency and servicing expenses.

     The assets received by the Fund for the issue or sale of its shares and all income, earnings, profits, losses and proceeds therefrom, subject only to the rights of creditors, are allocated to, and constitute the underlying assets of, the Fund. The underlying assets are segregated and are charged with the expenses with respect to the Fund and with a share of the general expenses of the Trust. Any general expenses of the Trust that are not readily identifiable as belonging to the Fund are allocated by or under the direction of the trustees in such manner as the trustees determine to be fair and equitable. While the expenses of the Trust are allocated to the separate books of account of the Fund, certain expenses may be legally chargeable against the assets of all Funds.

     The Declaration of Trust also permits the trustees, without shareholder approval, to issue shares of the Trust in one or more series, and to subdivide any series of shares into various classes of shares with such dividend preferences and other rights as the trustees may designate. While the trustees have no current intention to exercise this power, it is intended to allow them to provide for an equitable allocation of the impact of any future regulatory requirements which might affect various classes of shareholders differently, or to permit shares of a series to be distributed through more than one distribution channel, with the costs of the particular means of distribution (or costs of related services) to be borne by the shareholders who purchase through that means of distribution. The trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios. Shareholders' investments in such an additional or merged portfolio would be evidenced by a separate series of shares (i.e., a new "Fund").

     The Declaration of Trust provides for the perpetual existence of the Trust. The Trust or the Fund, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of the Fund. The Declaration of Trust further provides that the trustees may also terminate the Trust or the Fund upon written notice to the shareholders.

VOTING RIGHTS

     As summarized in the Private Placement Memorandum shareholders are entitled to one vote for each full share held (with fractional votes for each fractional share held) and may vote (to the extent provided in the Declaration of Trust) in the election of trustees and the termination of the Trust and on other matters submitted to the vote of shareholders.

     The Declaration of Trust provides that on any matter submitted to a vote of all Trust shareholders, all Trust shares entitled to vote shall be voted together irrespective of series or sub-series unless the rights of a particular series or sub-series would be affected by the vote, in which case a separate vote of that series or sub-series shall also be required to decide the question. Also, a separate vote shall be held whenever required by the 1940 Act or any rule thereunder. Rule 18f-2 under the 1940 Act provides in effect that a class shall be deemed to be affected by a matter unless it is clear that the interests of each class in the matter are substantially identical or that the matter does not affect any interest of such class. On matters affecting an individual series, only shareholders of that series are entitled to vote. Consistent with the current position of the SEC, shareholders of all series vote together, irrespective of series, on the election of trustees and the selection of the Trust's independent auditors, but shareholders of each series vote separately on other matters requiring shareholder approval, such as certain changes in fundamental investment policies of that series or the approval of the investment advisory agreement relating to that series.

     There will normally be no meetings of shareholders for the purpose of electing trustees except that, in accordance with the 1940 Act, (i) the Trust will hold a shareholders' meeting for the election of trustees at such time as less than a majority of the trustees holding office have been elected by shareholders, and (ii) if, as a result of a vacancy on the board of trustees, less than two-thirds of the trustees holding office have been elected by the shareholders, that vacancy may be filled only by a vote of the shareholders. In addition, trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust's custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for that purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares.

     Upon written request by the holders of shares having a net asset value constituting 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders).

     Except as set forth above, the trustees shall continue to hold office and may appoint successor trustees. Voting rights are not cumulative.

     No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust, except
(i) to change the Trust's name or to cure technical problems in the Declaration of Trust, (ii) to establish, change or eliminate the par value of any shares (currently all shares have no par value) and (iii) to issue shares of the Trust in one or more series, and to subdivide any series of shares into various classes of shares with such dividend preferences and other rights as the trustees may designate.

SHAREHOLDER AND TRUSTEE LIABILITY

     Under Massachusetts law shareholders could, under certain circumstances, be held personally liable for the obligations of the Fund of which they are shareholders. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Fund and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or the trustees. The Declaration of Trust provides for indemnification out of Fund property for all loss and expense of any shareholder held personally liable for the obligations of the Fund. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is considered remote since it is limited to circumstances in which the disclaimer is inoperative and the Fund itself would be unable to meet its obligations.

     The Declaration of Trust further provides that the trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a trustee against any liability to which the trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The By-Laws of the Trust provide for indemnification by the Trust of the trustees and officers of the Trust except with respect to any matter as to which any such person did not act in good faith in the reasonable belief that such action was in the best interests of the Trust. No officer or trustee may be indemnified against any liability to the Trust or the Trust's shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                                HOW TO BUY SHARES

     The procedures for purchasing shares of the Fund are summarized in the Private Placement Memorandum under "Purchase of Shares."

                       NET ASSET VALUE AND OFFERING PRICE

     The net asset value of the shares of the Fund is determined by dividing the Fund's total net assets (the excess of its assets over its liabilities) by the total number of shares of the Fund outstanding and rounding to the nearest cent. Such determination is made monthly and as of the close of regular trading on the New York Stock

Exchange on any day on which an order for purchase or redemption of the Fund's shares is received that the Exchange is open for unrestricted trading. Equity securities listed on an established securities exchange are normally valued at their last sale price on the exchange where primarily traded. Equity securities listed on the NASDAQ National Market System are valued at the NASDAQ Official Closing Price. Equity securities listed on an established securities exchange or on the NASDAQ National Market System for which there is no reported sale during the day, and in the case of over the counter securities not so listed, are valued at the mean between the last bid and asked price. Other securities for which current market quotations are not readily available (including restricted securities, if any) and all other assets are taken at fair value as determined in good faith by the trustees, although the actual calculations may be made by persons acting pursuant to the direction of the trustees or by pricing services.

     Generally, trading in foreign securities markets is substantially completed each day at various times prior to the close of regular trading on the New York Stock Exchange. Occasionally, events affecting the value of foreign fixed income securities and of equity securities of non-U.S. issuers not traded on a U.S. exchange may occur between the completion of substantial trading of such securities for the day and the close of regular trading on the New York Stock Exchange, which events will not be reflected in the computation of the Fund's net asset value. If events materially affecting the value of the Fund's portfolio securities occur during such period, then these securities will be valued at their fair value as determined in good faith by or in accordance with procedures approved by the trustees.

                                   REDEMPTIONS

     The procedures for redemption of Fund shares are summarized in the Private Placement Memorandum under "Redemption of Shares."

           INCOME DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAX STATUS

     As described in the Private Placement Memorandum under "Distributions," it is the policy of the Fund to pay out at least annually as dividends to its shareholders substantially all investment company taxable income (which comes from dividends and any interest it receives from investments and net realized short-term capital gains), if any, and to distribute at least annually substantially all net realized capital gains (that is, the excess of net long-term capital gains over net short-term capital losses including capital loss carryovers), if any. Income dividends and capital gain distributions are payable in full and fractional shares of the particular Fund, based upon the net asset value determined as of the close of regular trading on the New York Stock Exchange on the record date for each dividend or distribution. Shareholders, however, may elect to receive their distributions in cash. The election may be made at any time by submitting a written request directly to the Trust. In order for a change to be in effect for any dividend or distribution, it must be received by the Trust on or before the record date for such dividend or distribution.

     As required by federal law, detained federal tax information will be furnished to each shareholder for each calendar year on or before January 31 of the succeeding year.

     SCOPE OF DISCUSSION. The following discussion addresses certain (i) U.S. federal income tax considerations which may be relevant to investors that (a) are citizens or residents of the United States, or corporations, partnerships, or other entities created or organized under the laws of the United States or any political subdivision thereof, or States or trusts that are subject to United States federal income taxation regardless of the source of their income and (b) that hold, directly or indirectly, shares of a Fund as a capital asset ("U.S. shareholder"), and (ii) U.S. federal income tax consequences to U.S. shareholders of acquiring or disposing of shares in a Fund.

     The following discussion provides only limited information about the U.S. federal income tax treatment of shareholders that are not U.S. shareholders, and it does not address the U.S. federal income tax treatment of shareholders that are subject to special tax regimes such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, U.S. shareholders whose functional currency (as defined in Section 985 of the U.S. Internal Revenue Code of 1986, as amended (the "Code")) is not the U.S. dollar, and persons that hold shares in a Fund as part of a "straddle," "conversion transaction," "hedge," or other integrated investment strategy. All such prospective and actual shareholders are urged to consult their own tax advisors with respect to the U.S. tax treatment of an investment in shares of a Fund.

     The Funds have not sought a ruling from the U.S. Internal Revenue Service (the "I.R.S.") or an opinion of legal counsel as to any specific U.S. tax matters. The discussion below as it relates to U.S. federal income tax consequences is based upon the Code and regulations, rulings, and judicial decisions thereunder as of the date hereof. Such authorities may be repealed, revoked, or modified (possibly on a retroactive basis) so as to result in U.S. federal income tax consequences different from those discussed below.

     This discussion is for general information purposes only. Prospective shareholders should consult their own tax advisors with respect to their particular circumstances and the effect of state, local, or foreign tax laws to which they may be subject.

     TAXATION OF THE FUND. The Fund is treated as a separate taxable entity for U.S. federal income tax purposes. The Fund intends to qualify each year as a regulated investment company eligible for treatment under the provisions of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders, the Fund must, among other things:

     (a) derive at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, and gains from the sale of stock, securities and foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies;

     (b) distribute with respect to each taxable year at least 90% of the sum of its taxable net investment income, its net tax-exempt income, and the excess, if any, of net short-term capital gains over net long-term capital losses for such year; and

     (c) diversify its holdings so that, at the end of each quarter of its taxable year, (i) at least 50% of the market value of the Fund's assets is represented by cash and cash items, U.S. government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund's total assets and to not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its assets is invested in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses.

     If it qualifies as a regulated investment company that is accorded special tax treatment, the Fund will not be subject to federal income tax on income paid to its shareholders in the form of dividends (including capital gain dividends).

     If it were to fail to qualify as a regulated investment company accorded special tax treatment in any taxable year, the Fund would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to U.S. shareholders as ordinary income. In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a regulated investment company that is accorded special tax treatment.

     If it fails to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one-year period ending October 31 (or later if it is permitted so to elect and so elects), plus any retained amount from the prior year, the Fund will be subject to a 4% excise tax on the underdistributed amounts. A dividend paid to shareholders by the Fund in January of a year generally is deemed to have been paid by the Fund on December 31 of the preceding year, if the dividend was declared and payable to shareholders of record on a date in October, November or December of that preceding year. The Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax.

     FUND DISTRIBUTIONS AND SALE OR REDEMPTION OF SHARES. For U.S. federal income tax purposes, distributions of investment income are generally taxable as ordinary income. Taxes on distributions of capital gains are determined by how long the Fund owned the investments that generated them, rather than how long a shareholder has owned his or her shares. Distributions of net capital gains from the sale of investments that the Fund owned for more than one year and that are properly designated by the Fund as capital gain dividends will be taxable as long-term capital gains ("Capital Gain Dividends"). Distributions of gains from the sale of investments that the Fund owned for one year or less will be taxable as ordinary income.

     For taxable years beginning on or before December 31, 2008, "qualified dividend income" received by an individual will be taxed at the rates applicable to long-term capital gain. In order for some portion of the dividends received by a Fund shareholder to be qualified dividend income, the Fund must meet holding period and other requirements with respect to some portion of the dividend-paying stocks in its portfolio and the shareholder must meet holding period and other requirements with respect to the Fund's shares. A dividend will not be treated as qualified dividend income (at either the Fund or shareholder level) (1) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 120-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, on the case of certain preferred stock, 91 days during the 180-day period beginning 90 days before such date), (2) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (3) if the recipient elects to have the dividend income treated as investment interest, or (4) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established security market in the United States) or (b) treated as a foreign personal holding company, foreign investment company, or passive foreign investment company.

     Technical corrections legislation is pending which would change the preceding rule by substituting "121-day" for "120-day" and "181-day" for "180-day". The Treasury Department and the Internal Revenue Service have indicated that taxpayers may apply the qualified dividend income rules as if these technical corrections have already been enacted.

     In general, distributions of investment income designated by the Fund as derived from qualified dividend income will be treated as qualified dividend income by a shareholder taxed as an individual provided the shareholder meets the holding period and other requirements described above with respect to the Fund's shares. In any event, if the aggregate qualified dividends received by the Fund during any taxable year are 95% or more of its gross income, then 100% of the Fund's dividends (other than property designated capital gain dividends) will be eligible to be treated as qualified dividend income. For this purpose, the only gain included in the term "gross income" is the excess of net short-term capital gain over net long-term capital loss.

     Distributions are taxable to shareholders even if they are paid from income or gains earned by the Fund before a shareholder's investment (and thus were included in the price the shareholder paid). Distributions are taxable whether shareholders receive them in cash or reinvest them in additional shares. Any gain resulting from the sale or exchange of Fund shares generally will be taxable as capital gains.

     Long-term capital gain rates have been temporarily reduced--in general, to 15% with lower rates applying to taxpayers in the 10% and 15% rate brackets--through December 31, 2008.

     The backup withholding tax rate is 28% for amounts paid through 2010. The backup withholding tax rate will be 31% for amounts paid after December 31, 2010.

     However, if a shareholder sells shares at a loss within six months of purchase, any loss will be disallowed for U.S. federal income tax purposes to the extent of any exempt-interest dividends received on such shares. In addition, any loss (not already disallowed as provided in the preceding sentence) realized upon a taxable disposition of shares held for six months or less will be treated as long-term, rather than short-term, to the extent of any long-term capital gain distributions received by the shareholder with respect to the shares. All or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed if other shares of the same Fund are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

     DEEMED DISTRIBUTIONS OF CERTAIN EXPENSES. Because shares of the Fund are not otherwise publicly offered, unless a Fund has at least 500 shareholders at all times during a taxable year, its shareholders may be deemed to receive distributions equal to their allocable shares of certain expenses paid by the Fund. Expenses that are deemed distributed by a Fund include those paid or incurred during a calendar year that are deductible in determining the Fund's investment company taxable income for a taxable year beginning or ending within that calendar year, including in particular its management fee, but excluding those expenses incurred by virtue of the Fund's organization as a registered investment company (such as its registration fees, trustees' fees, expenses of periodic trustees' and shareholders' meetings, transfer agent fees, certain legal and accounting fees, the expenses of shareholder communications required by law, and certain other expenses). Shareholders that may be deemed to have received distributions of such expenses include (i) individuals taxable in the U.S. or persons calculating their taxable income in the same way as do such individuals and (ii) pass-through entities having such an individual or person or another pass-through entity as an interest holder or beneficiary. Shareholders can generally deduct such deemed distributions of expenses only to the extent that their respective total miscellaneous itemized deductions exceeds 2% of their respective adjusted gross incomes from all sources. The deemed distributions of expenses could as a result increase a shareholder's net taxes owed, lowering the Fund's effective yield with respect to such a shareholder.

     HEDGING TRANSACTIONS. If it engages in hedging transactions, including hedging transactions in options, futures contracts, and straddles, or other similar transactions, the Fund will be subject to special tax rules (including constructive sale, mark-to-market, straddle, wash sale, and short sale rules), the effect of which may be to accelerate income to the Fund, defer losses to the Fund, cause adjustments in the holding periods of the Fund's securities, convert long-term capital gains into short-term capital gains or convert short-term capital losses into long-term capital losses. These rules could therefore affect the amount, timing and character of distributions to shareholders. The Fund will endeavor to make any available elections pertaining to such transactions in a manner believed to be in the best interests of the Fund.

     Certain of the Fund's hedging activities (including its transactions, if any, in foreign currencies or foreign currency-denominated instruments) are likely to produce a difference between its book income and its taxable income. If the Fund's book income exceeds its taxable income, the distribution (if any) of such excess will be treated as (i) a dividend to the extent of the Fund's remaining earnings and profits (including earnings and profits arising from tax-exempt income), (ii) thereafter as a return of capital to the extent of the recipient's basis in the shares, and (iii) thereafter as gain from the sale or exchange of a capital asset. If its book income is less than its taxable income, the Fund could be required to make distributions exceeding book income to qualify as a regulated investment company that is accorded special tax treatment.

     RETURN OF CAPITAL DISTRIBUTIONS. If the Fund makes a distribution to a shareholder in excess of its current and accumulated "earning and profits" in any taxable year, the excess distribution will be treated as a return of capital to the extent of the shareholder's tax basis in its shares, and thereafter as capital gain. A return of capital is not taxable, but it reduces the shareholder's tax basis in its shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of its shares.

     Dividends and distributions on the Fund's shares are generally subject to federal income tax as described herein to the extent they do not exceed the Fund's realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder's investment. Such distributions are likely to occur in respect of shares purchased at a time when the Fund's net asset value reflects gains that are either unrealized, or realized but not distributed.

     SECURITIES ISSUES OR PURCHASED AT A DISCOUNT. The Fund's investment in securities issued at a discount and certain other obligations will (and investments in securities purchased at a discount may) require the Fund to accrue and distribute income not yet received. In order to generate sufficient cash to make the requisite distributions, the Fund may be required to sell securities in its portfolio that it otherwise would have continued to hold.

     CAPITAL LOSS CARRYOVER. Distributions from capital gains are generally made after applying any available capital loss carryovers. The amounts and expiration dates of any capital loss carryovers available to the Fund are shown in the notes to the financial statements incorporated by reference into this SAI.

     FOREIGN CURRENCY-DENOMINATED SECURITIES AND RELATED HEDGING TRANSACTIONS. The Fund's transactions in foreign currencies, foreign currency-denominated debt securities and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.

     If more than 50% of its assets at year end consists of the securities of foreign corporations, the Fund may elect to permit shareholders to claim a credit or deduction on their income tax returns for their pro rata portion of qualified taxes paid by the Fund to foreign countries in respect of foreign securities the Fund has held for at least the minimum period specified in the Code. In such a case, shareholders will include in gross income from foreign sources their pro rata shares of such taxes. A shareholder's ability to claim a foreign tax credit or deduction in respect of foreign taxes paid by a Fund may be subject to certain limitations imposed by the Code, as a result of which a shareholder may not get a full credit or deduction for the amount of such taxes. In particular, shareholders must hold their Fund shares (without protection from risk of loss) on the ex-dividend date and for at least 15 additional days during the 30-day period surrounding the ex-dividend date to be eligible to claim a foreign tax credit with respect to a given dividend. Shareholders who do not itemize on their federal income tax returns may claim a credit (but no deduction) for such foreign taxes.

     Investment by the Fund in "passive foreign investment companies" could subject the Fund to a U.S. federal income tax or other charge on the proceeds from the sale of its investment in such a company; however, this tax can be avoided by making an election to mark such investments to market annually or to treat the passive foreign investment company as a "qualified electing Fund."

     A "passive foreign investment company" is any foreign corporation: (i) 75 percent or more of the income of which for the taxable year is passive income, or (ii) the average percentage of the assets of which (generally by value, but by adjusted tax basis in certain cases) produce or are held for the production of passive income is at least 50 percent. Generally, passive income for this purpose means dividends, interest (including income equivalent to interest), royalties, rents, annuities, the excess of gain over losses from certain property transactions and commodities transactions, and foreign currency gains. Passive income for this purpose does not include rents and royalties received by the foreign corporation from active business and certain income received from related persons.

     SHARES PURCHASED THROUGH TAX-QUALIFIED PLANS. Special tax rules apply to investments though defined contribution plans and other tax-qualified plans. Shareholders should consult their tax adviser to determine the suitability of shares of the Fund as an investment through such plans and the precise effect of and investment on their particular tax situation.

     BACKUP WITHHOLDING. The Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable dividends and other distributions paid to and proceeds of share sales, exchanges, or redemptions made by any individual shareholder who fails to furnish the Fund with a correct taxpayer identification number (TIN), who has under-reported dividends or interest income, or who fails to certify to the Fund that he or she is a United States person and is not subject to such withholding. Pursuant to recently enacted tax legislation, the backup withholding tax rate is 28% for amounts paid through 2010. The backup withholding tax rate will be 31% for amounts paid after December 31, 2010.

     TAX SHELTER REGULATIONS. Under Treasury regulations pertaining to tax shelters, shareholders subject to U.S. federal income tax may be required in certain cases to file with the I.R.S. a disclosure statement on Form 8886. Shareholders who are individuals recognizing $2 million or more of losses with respect to their shares in the Fund in any taxable year (or $4 million or more in a combination of taxable years) generally are subject to this requirement, as are shareholders that are corporations recognizing $10 million or more of losses with respect to their shares in the Fund in any taxable year (or $20 million or more in a combination of taxable years). Although shareholders directly owning shares in a corporation are in many cases excepted from this disclosure requirement, under current guidance these exceptions do not apply to shares of a regulated investment company. Shareholders in the Fund may also be subject to this disclosure requirement if they are in any way obligated not to disclose the U.S. federal income tax treatment or tax structure of their acquisition, holding, or disposition of their shares. Shareholders should consult their tax advisors to determine the applicability of these regulations in particular cases, including whether any subsequent guidance might exempt a shareholder from this disclosure requirement.

     NON-U.S. SHAREHOLDERS. Under U.S. federal tax law, dividends other than Capital Gain Dividends paid on shares beneficially held by a shareholder who is not a U.S. person within the meaning of the Code (a "foreign person") are, in general, subject to withholding of U.S. federal income tax at a rate of 30% of the gross dividend, which rate may, in some cases, be reduced by an applicable tax treaty. To claim such treaty benefits, the foreign person must certify in advance of payment its eligibility under applicable Internal Revenue Service procedures. Foreign shareholders should consult their tax advisors in this regard. Dividends are subject to withholding even if they are funded by income or gains (such as portfolio interest, short-term capital gains, or foreign-source dividend and interest income) that, if paid to a foreign person directly, would not be subject to withholding. However, Capital Gain Dividends will generally not be subject to withholding of U.S. federal income tax. If a beneficial owner who is a foreign person has a trade or business in the U.S., and the dividends are "effectively connected" with the conduct by the beneficial holder with a trade or business in the U.S. as defined in the Code, the dividend will be subject to U.S. federal net income taxation at regular income tax rates.

     Under U.S. federal tax law, a beneficial holder of shares who is a foreign person is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of such shares of a Fund or on Capital Gain Dividends unless (i) such gain or Capital Gain Dividend is "effectively connected" with the conduct of a trade or business carried on by such holder within the U.S. or (ii) in the case of an individual holder, the holder is present in the U.S. for a period or periods aggregating 183 days or more during the year of the sale or Capital Gain Dividend and certain other conditions are met. If you are eligible for the benefits of a tax treaty, any "effectively connected" income or gain will generally be subject to U.S. federal income tax on a net basis only if it is attributable to a permanent establishment maintained by you in the U.S. A beneficial holder of shares who is a foreign person may be subject to state and local tax and to the U.S. federal estate tax in addition to the federal tax on income referred to above.

     U.K. RESIDENT PENSION SCHEMES. The U.S. withholding tax imposed on dividends paid by a Fund to shareholders that are U.K. resident pension schemes may be eliminated pursuant to the U.S.-U.K. tax treaty currently in effect. To benefit from the U.S. withholding tax exemption under the treaty, a U.K. resident pension scheme must, among other requirements, be considered both a "pension scheme" and a "qualified person" as defined in the treaty and must be considered to "derive" the dividend within the meaning of the treaty. Shareholders should consult their tax advisors to determine eligibility for treaty benefits.

                              FINANCIAL STATEMENTS

     Since the Fund has not commenced operations as of this date, financial statements for the Fund are not included.

                              BAILLIE GIFFORD FUNDS

                       STATEMENT OF ADDITIONAL INFORMATION

                                 APRIL 29, 2004

                            THE EMERGING MARKETS FUND


[BAILLIE GIFFORD LOGO]


This Statement of Additional Information is not a prospectus. This Statement of Additional Information relates to the Baillie Gifford Funds Private Placement Memorandum dated April 29, 2004, and should be read in conjunction therewith. A free copy of the Private Placement Memorandum may be obtained by writing or telephoning Baillie Gifford Funds, c/o Baillie Gifford Overseas Limited, Calton Square, 1 Greenside Row, Edinburgh, Scotland, United Kingdom EH1 3AN (Attention:
Dickson Jackson +44 131 275 2000).

                                TABLE OF CONTENTS

INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS                               1

MANAGEMENT OF THE TRUST                                                        3

INVESTMENT ADVISORY AND OTHER SERVICES                                         6

DISTRIBUTION AND SERVICING PLANS                                               8

PORTFOLIO TRANSACTIONS AND BROKERAGE                                           8

DESCRIPTION OF THE TRUST                                                       9

HOW TO BUY SHARES                                                             11

NET ASSET VALUE AND OFFERING PRICE                                            11

REDEMPTIONS                                                                   11

INCOME DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAX STATUS                   11

FINANCIAL STATEMENTS                                                          17

                INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS

     The investment objective and policies of the Emerging Market Fund (the "Fund"), a series of Baillie Gifford Funds (the "Trust"), are summarized in the Private Placement Memorandum under "Investment Objectives and Policies" and "Other Important Information About the Funds." The investment policies of the Fund set forth in the Private Placement Memorandum and in this Statement of Additional Information may be changed by the Trust's trustees without shareholder approval except that any policy explicitly identified as "fundamental" may not be changed without the approval of the holders of a majority of the outstanding shares of the Fund (which means the lesser of (i) 67% of the shares of the Fund represented at a meeting at which 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares).

     The following non-fundamental policy set forth in the Private Placement Memorandum is subject to change only upon sixty days' prior notice to shareholders:

     - Under normal circumstances, the Fund will invest at least 80% of its total assets in securities of companies located in countries contained in the MSCI EM Index.

     In addition to its investment objective and policies set forth in the Private Placement Memorandum, the following are policies of the Fund (and those marked with an asterisk are fundamental policies of the Fund):

     The Fund will not:

     *(1) Act as underwriter of securities issued by other persons, except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws.

     *(2) Borrow money, except to the extent permitted by applicable law, regulation or order.

     *(3) Purchase or sell real estate or interests in real estate, except that the Fund may purchase and sell securities that are secured by real estate or interests in real estate and may purchase securities issued by companies that invest or deal in real estate.

     *(4) Invest in commodities, except that the Fund may invest in financial futures contracts and options thereon, and options on currencies.

     *(5) Make loans to others, except through the purchase of qualified debt obligations, the entry into repurchase agreements and/or the making of loans of portfolio securities consistent with the Fund's investment objectives and policies. For purposes of this policy, the short term deposit of cash or other liquid assets of the Fund in one or more interest-bearing accounts shall not be deemed to be a loan to others.

     *(6) Purchase any securities which would cause more than 25% of the value of the Fund's total assets at the time of purchase to be invested in the securities of issuers conducting their principal business activities in the same industry; provided that there shall be no limit on the purchase of U.S. government securities, including securities issued by any agency or instrumentality of the U.S. government, and related repurchase agreements. The SEC takes the position that government securities of a single foreign country (including agencies and instrumentalities of such government, to the extent such obligations are backed by the assets and revenues of such government) are a separate industry for these purposes.

     *(7) Issue any senior securities except to the extent permitted by applicable law, regulation or order (for purposes of this restriction, collateral arrangements with respect to any type of swap, option, forward contract or future contract and collateral arrangements with respect to initial and variation margin are not deemed to involve the issuance of a senior security).

     (8) Invest more than 15% of the value of net assets of the Fund in illiquid securities.

     The Trust understands that the staff of the SEC deems certain transactions that a Fund may enter into to involve the issuance of a senior security unless certain cash, U.S. government securities or other high grade debt instruments are deposited in a segregated account or are otherwise covered. Such transactions include: short sales, reverse repurchase agreements, forward contracts, futures contracts and options thereon, options on securities and currencies, dollar rolls, and swaps, caps, floors and collars.

CONVERTIBLE SECURITIES

     Convertible securities are fixed income securities that may be converted at either a stated price or a stated rate into underlying shares of common stock. Convertible securities have general characteristics similar to both fixed income and equity securities. Although to a lesser extent than with fixed income securities generally, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stocks and, therefore, also will react to variations in the general market for equity securities.

     Like fixed income securities, convertible securities are investments which provide for a stable stream of income with generally higher yields than common stocks. Of course, like all fixed income securities, there can be no assurance of current income because the issuers of the convertible securities may default on their obligations. Convertible securities, however, generally offer lower interest or dividend yields than non-convertible securities of similar quality because of the potential for capital appreciation. A convertible security, in addition to providing fixed income, offers the potential for capital appreciation through the conversion feature, which enables the holder to benefit from increase sin the market price of the underlying common stock. However, there can be no assurance of capital appreciation because securities prices fluctuate.

     Convertible securities generally are subordinated to other similar but non-convertible securities of the same issuer, although convertible bonds enjoy seniority in right of payment to all equity securities, and convertible preferred stock is senior to common stock of the same issuer. Because of the subordination feature, however, convertible securities typically have lower ratings than similar non-convertible securities.

YANKEE BONDS

     The Fund may invest in U.S. dollar denominated bonds sold in the United States by non-U.S. issuers ("Yankee bonds"). As compared with bonds issued in the United States, such bond issues normally carry a higher interest rate but are less actively traded.

REPURCHASE AGREEMENTS

     The Fund may enter into repurchase agreements, by which the Fund purchases a security and obtains a simultaneous commitment from the seller (a bank or, to the extent permitted by the Investment Company Act of 1940 (the "1940 Act"), a recognized securities dealer) to repurchase the security at an agreed upon price and date (usually seven days or less from the date of original purchase). The resale price is in excess of the purchase price and reflects an agreed upon market rate unrelated to the coupon rate on the purchased security. Such transactions afford the Fund the opportunity to earn a return on temporarily available cash at minimal market risk. While the underlying security may be a bill, certificate of indebtedness, note or bond issued by an agency, authority or instrumentality of the United States Government, the obligation of the seller is not guaranteed by the U.S. Government and there is a risk that the seller may fail to repurchase the underlying security. In such event, the Fund would attempt to exercise rights with respect to the underlying security, including possible disposition in the market. However, the Fund may be subject to various delays and risks of loss, including (a) possible declines in the value of the underlying security during the period while the Fund seeks to enforce its rights thereto and (b) inability to enforce rights and the expenses involved in attempted enforcement.

                             MANAGEMENT OF THE TRUST

     The following tables set forth the trustees and officers of the Trust, their principal occupations during the past five years, and certain other information.

                               POSITION(s)     LENGTH OF
                                HELD WITH        TIME
      NAME AND AGE (1)            TRUST       SERVED (2)             PRINCIPAL OCCUPATION DURING PAST 5 YEARS (3)
--------------------------------------------------------------------------------------------------------------------
TRUSTEES

John G. Barrie, Jr.           Trustee         Since 2000     Retired.  Formerly: Assistant Treasurer, Dominion
Age 64                                                       Resources, Inc. (electric and gas utility).

John M. Smith                 Trustee         Since 2000     Consultant, Board of Directors of certain Guardian
Age 68                                                       Mutual Funds (mutual funds) (4).  Formerly: Executive
                                                             Vice President, Guardian Life Insurance Company;
                                                             Executive Vice President and Director of Guardian
                                                             Insurance and Annuity Company; President and Director
                                                             of Guardian Investor Services Corp. (broker-dealer and
                                                             investment adviser); President of GIAC Funds, Inc.
                                                             (mutual funds); Director of Guardian Asset Management
                                                             Corp. and Guardian Baillie Gifford Ltd. (investment
                                                             advisers).

INTERESTED TRUSTEE

R. Robin Menzies (5)          Trustee,        Since 2000     Partner, Baillie Gifford & Co. (investment manager);
Age 51                        Chairman of                    Director, Baillie Gifford Overseas Ltd. (investment
                              the Board,                     adviser); Director and Chief Executive, Guardian
                              and President                  Baillie Gifford Ltd. (investment adviser);
                                                             Vice-President, GIAC Funds, Inc. and The Park Avenue
                                                             Portfolio (mutual funds).

OFFICERS (OTHER THAN
 OFFICERS WHO ARE ALSO
 TRUSTEES)

Edward H. Hocknell            Vice President  Since 2000     Partner, Baillie Gifford & Co. (investment manager);
Age 43                                                       Director, Baillie Gifford Overseas Limited (investment
                                                             adviser).

Alan Paterson                 Vice President  Since 2000     Head of Institutional Clients Accounting Department,
Age 36                                                       Baillie Gifford & Co. (investment manager).

Dickson Jackson               Treasurer       Since 2001     Head of Overseas Institutional Clients Accounting
Age 32                                                       Department, Baillie Gifford & Co. (investment manager).

Angus N.G. Macdonald          Secretary       Since 2000     Head of Compliance and Legal for the Baillie Gifford
Age 38                                                       Group (investment manager).

(1) The address of each trustee and officer of the Trust is c/o Baillie Gifford Funds, Calton Square, 1 Greenside Row, Edinburgh, Scotland EH1 3AN.
(2) There is no stated term of office for the trustees. The Chairman of the Board, President, Secretary, and Treasurer of the Trust are elected annually by the trustees. Other officers may be elected or appointed by the trustees at any time.
(3) Previous positions during the past five years with Baillie Gifford & Co., Baillie Gifford Overseas Limited, and Baillie Gifford Group are omitted if not materially different from the positions listed.
(4) Mr. Smith serves as a consultant to the Boards of Directors of the following Guardian Mutual Funds: The Park Avenue Portfolio (includes 13 investment series); GIAC Funds, Inc. (3 series); The Guardian Bond Fund, Inc. (1 series); The Guardian Cash Fund, Inc. (1 series); and The Guardian Variable Contract Funds, Inc. (7 series).

(5) Mr. Menzies is an "interested person" (as defined in the 1940 Act) of the Trust or the Manager due to his involvement with Baillie Gifford Overseas Limited.

     The trustees currently oversee two portfolios in the fund complex, the Fund and the International Equity Fund, the two portfolios of the Trust currently in operation.

     The trustees of the Trust are responsible for the overall management and supervision of the Trust's affairs and for protecting the interests of shareholders. The trustees meet periodically throughout the year to oversee the Trust's activities, review contractual arrangements with service providers, monitor compliance with regulatory requirements, and review performance.

     The trustees of the Trust have established an Audit Oversight Committee. The purposes of the Audit Oversight Committee are to oversee the Trust's accounting and financial reporting policies and practices, its internal controls, and the quality and objectivity of the Trust's financial statements, and to act as liaison between the Trust's independent auditors and the full board of trustees. The members of the Audit Oversight Committee are Messrs. Barrie and Smith and Mr. Barrie serves as Chairman. The Audit Oversight Committee held one meeting during the last fiscal year.

     As of December 31, 2003, none of the trustees were beneficial owners of any equity securities in (i) the Trust or (ii) any other registered investment companies overseen by the trustees within the same family of investment companies as the Trust.

     The following table sets forth a summary of the compensation accrued and payable by the Trust to each of the trustees for the fiscal year ended December 31, 2003. The Trust pays no compensation to its officers or to the trustee who is an interested persons of the Trust. Effective July 1, 2003, the Trust pays John G. Barrie, Jr. and John M. Smith $12,500 per annum to serve as trustees.

                                             PENSION OR                               TOTAL
                                             RETIREMENT                           COMPENSATION
                           AGGREGATE      BENEFITS ACCRUED    ESTIMATED ANNUAL    FROM TRUST AND
                          COMPENSATION   AS PART OF TRUST'S    BENEFITS UPON      FUND COMPLEX
    NAME & POSITION        FROM TRUST         EXPENSES           RETIREMENT     PAID TO TRUSTEES
-------------------------------------------------------------------------------------------------
John G. Barrie, Jr.,
Trustee                     $ 11,250             --                  --              $ 11,250

John M. Smith,
Trustee                     $ 11,250             --                  --              $ 11,250(1)

R. Robin Menzies,
Trustee, President &
Chairman                          --             --                  --                    --

(1) Mr. Smith serves as a consultant to the Boards of Directors of nineteen series of certain Guardian Mutual Funds, including The Park Avenue Portfolio (13 investment series); GIAC Funds, Inc. (3 series); The Guardian Bond Fund, Inc. (1 series); The Guardian Cash Fund, Inc. (1 series); and The Guardian Variable Contract Funds, Inc. (7 series). The Park Avenue Portfolio and GIAC Funds, Inc. include series that are advised by Guardian Baillie Gifford Limited, an affiliate of the Manager, and sub-advised by the Manager. Mr. Smith receives compensation for his consulting services from the Guardian Mutual Funds. He does not, however, serve as a director to the Guardian Mutual Funds, so the compensation he receives from them is not included in the table although certain Guardian Mutual Funds are part of the Fund Complex. For the year ended December 31, 2003, Mr. Smith's compensation for his consulting services to the Boards of Directors of the Guardian Mutual Funds is less than $60,000 per annum.

     The Trust and the Manager have each adopted codes of ethics pursuant to Rule 17j-1 of the 1940 Act. These codes of ethics permit personnel to invest in securities, including securities that may be purchased or held by the Fund, subject to restrictions.

     As of the date hereof, Nebraska Investment Council, a Nebraska state investment agency, located at 941 "O" Street, Suite 500, Lincoln, Nebraska 68508, owns 100% of the voting securities of the Fund. Other than Nebraska Investment Council, the Trust believes that no person or group owns of record or beneficially 5% or more of the shares of the Fund.

     The Trust has delegated to the Manager responsibility for the voting of proxies with respect to voting securities held by the Fund. The Manager has adopted Global Corporate Governance Principles and Guidelines (the "Guidelines") that it uses on the Trust's behalf to vote proxies related to securities held by the Fund.

     The Guidelines include principles (the "Principles") that articulate corporate governance standards relating to the basic rights and equitable treatment of shareholders, the role of stakeholders (as established by law), disclosure and transparency on material matters, and the responsibilities and accountability of the board of directors. The Principles are based upon the principles developed by the Organisation for Economic Co-operation and Development, which the Manager believes are appropriate for most markets. The Manager recognizes, however, that given the differences in national corporate and market regulation, one set of standards is unlikely to be appropriate for all of the markets in which the Fund invests. Therefore, the Guidelines include as appendices detailed corporate governance standards for the United Kingdom and Japan and may include overseas corporate governance codes, where these are available and appropriate. In order to provide an indication of how the Principles should be interpreted in practice, the Guidelines include some "best practice" guidelines as to voting on specific issues.

     The Manager recognizes, however, that companies within particular markets operate under significantly differing conditions and for this reason it does not apply any of the principles, practices or standards included in the Guidelines rigidly. Rather, it applies them with care, giving due consideration to the specific circumstances of individual companies. In this way it takes a pragmatic and flexible approach to corporate governance, consistent with its overriding aim of looking after the long term financial interests of its clients, including the Fund.

     The Corporate Governance Team of the Manager and its affiliates (collectively, the "Baillie Gifford Group") develops and administers the Guidelines. The Corporate Governance Team sits alongside the investment teams and is supported by personnel dedicated to the voting of proxies. The Corporate Governance Manager reports to the Chief Investment Officer. In evaluating each proxy, the Corporate Governance Team follows the Guidelines. It also considers third party analysis, the Baillie Gifford Group's own research and discussions with company management. If a proxy involves a non-routine matter, the Corporate Governance Team will consult with the appropriate investment team regarding the proposed vote.

     The Manager recognizes the importance of managing potential conflicts of interest that may exist when voting a proxy solicited by a company with whom the Baillie Gifford Group has a material business or personal relationship. The Corporate Governance Manager is responsible for monitoring possible material conflicts of interest with respect to proxy voting. Application of the Guidelines to vote proxies will in most instances adequately address any possible conflicts of interest. However, as noted above, the Manager does not rigidly apply the Guidelines and proxies may relate to matters not specifically addressed in the Guidelines. For proxy votes that involve a potential conflict of interest, that are inconsistent with (or not covered by) the Guidelines but that are consistent with management's recommendation, the Management Committee, which comprises five senior Baillie Gifford Group partners, will review the voting rationale, consider whether business relationships between Baillie Gifford Group and the company have influenced the proposed inconsistent vote and decide the course of action to be taken in the best interests of clients.

     The Manager endeavors to vote Fund shares in all markets. However, it is difficult to vote in some overseas markets because of costly trading restrictions. For example, in the French and Italian markets, shares are "blocked", which means that the Manager is unable to direct selling should it so desire, from the time that it votes until the close of the company meeting. The Manager will therefore only vote in these markets where it views the benefits of voting clients' shares, such as with respect to a merger or acquisition, as exceeding the risks involved.

                     INVESTMENT ADVISORY AND OTHER SERVICES

     ADVISORY AGREEMENTS

     Baillie Gifford Overseas Limited serves as the investment adviser of the Fund under an investment advisory agreement dated July 25, 2000. Baillie Gifford Overseas Limited is a wholly-owned subsidiary of Baillie Gifford & Co. Both Baillie Gifford Overseas Limited and Baillie Gifford & Co are regulated in the United Kingdom by the Financial Services Authority.

     Under the investment advisory agreement, Baillie Gifford Overseas Limited manages the investment and reinvestment of the assets of the Fund and generally administers its affairs, subject to supervision by the trustees of the Trust. The Manager furnishes, at its own expense, all necessary office space, facilities and equipment, services of executive and other personnel of the Fund and certain administrative services. For these services, the investment advisory agreements provide that the Fund shall pay the Manager a quarterly investment advisory fee as stated in the Private Placement Memorandum.

     Under the investment advisory agreement, if the total ordinary business expenses of the Fund or the Trust as a whole for any fiscal year exceed the lowest applicable limitation (based on percentage of average net assets or income) prescribed by any state in which the shares of the Fund or the Trust are qualified for sale, the Manager shall pay such excess. Presently, neither the Fund nor the Trust as a whole is subject to any such expense limitation, however.

     The trustees approved the continuation of the investment advisory agreements between the Manager and the Trust on behalf of each series of the Trust and the Manager for an additional one year period effective on or after June 26, 2003. In determining to approve the annual extension of the each series' investment advisory agreement, the trustees met over the course of the year with the relevant investment advisory personnel from the Manager and considered information provided by the Manager relating to the education, experience and number of investment professionals and other personnel providing services under the agreement. The trustees also considered the business reputation of the Manager, its financial resources and its professional liability insurance coverage and concluded that the Manager would be able to meet any reasonably foreseeable obligations under the agreements.

     The trustees received information concerning the investment philosophy and investment process applied by the Manager in managing the series of the Trust. In this connection, the trustees considered the Manager's in-house research capabilities as well as other resources available to the Manager's personnel. The trustees concluded that the Manager's investment processes, research capabilities and philosophy were well suited to the series and in particular to the Fund, given the series and the Fund's investment objectives and policies.

     The trustees considered the quality of the services provided by the Manager to the Trust. The trustees evaluated the Manager's record with respect to regulatory compliance and compliance with the investment policies of the series. The trustees also evaluated the procedures of the Manager designed to fulfill the Manager's fiduciary duty to the series with respect to possible conflicts of interest, including the Manager's Code of Ethics (regulating the personal trading of its officers and employees).

     The trustees considered the Manager's management of non-advisory services provided by persons other than the Manager by reference, among other things, to the series' total expenses and the reputation of the Trust's other service providers. The trustees also considered information relating to the International Equity Fund's investment performance relative to its performance benchmarks and relative to funds managed similarly by other advisers. The trustees reviewed the International Equity Fund's performance over various periods, including since its launch, as well as factors identified by the Manager as contributing to the International Equity Fund's performance. The trustees also considered the performance of the Emerging Markets Fund since its commencement of operations on April 4, 2003. The trustees concluded that the scope and quality of the Manager's services, including the investment performance of the International Equity Fund, was sufficient, in light of market conditions, performance attribution, the resources brought to bear by the Manager, the integrity of the Manager, its personnel and systems, and the financial resources of the Manager, to merit reapproval of the agreements for another year.

     In reaching that conclusion, the trustees also gave substantial consideration to the fees payable under the agreements. The trustees reviewed information concerning fees paid to investment advisers of similarly-managed funds. In evaluating the series' advisory fees, the trustees also took into account the complexity of investment management for the series relative to other types of funds. Based on challenges associated with less readily available market information about foreign issuers and smaller capitalization companies, limited liquidity of certain securities, and the specialization required for focused funds, the trustees concluded that generally greater research intensity and trading acumen is required for equity funds, and for international or global funds, as compared to funds investing, respectively, in debt obligations or in U.S. issuers. Based on the foregoing, and assisted by the advice of independent counsel, the trustees, including the independent trustees, concluded that the fees to be paid the Manager under the advisory agreements were fair and reasonable, given the scope and quality of the services rendered by the Manager.

     Any amendment to the Fund's advisory agreement must be approved by vote of a majority of the outstanding voting securities of the Fund and by vote of a majority of the trustees who are not interested persons, cast in person at a meeting called for the purpose of voting on such approval. The investment advisory agreement may be terminated without penalty by vote of the trustees or by vote of a majority of the outstanding voting securities of the Fund, upon sixty days' written notice, or by the Manager upon sixty days' written notice, and terminates automatically in the event of its assignment.

     The advisory agreement provides that the Manager shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

     The Manager acts as investment adviser to numerous other corporate and fiduciary clients.

     Certain officers and trustees of the Trust also serve as officers, directors and trustees of other investment companies and clients advised by the Manager. The other investment companies and clients sometimes invest in securities in which the Fund also invests. If the Fund and such other investment companies or clients desire to buy or sell the same portfolio securities at the same time, purchases and sales may be allocated, to the extent practicable, on a pro rata basis in proportion to the amounts desired to be purchased or sold for each. It is recognized that in some cases the practices described in this paragraph could have a detrimental effect on the price or amount of the securities which the Fund purchases or sells. In other cases, however, it is believed that these practices may benefit the Fund. It is the opinion of the trustees that the desirability of retaining the Manager as adviser for the Fund outweighs the disadvantages, if any, which might result from these practices.

     CUSTODIAL ARRANGEMENTS The Bank of New York ("BONY"), 100 Church Street, New York, New York 10286 is the Trust's custodian. As such, BONY or sub-custodians acting at its direction hold in safekeeping certificated securities and cash belonging to the Fund and, in such capacity, are the registered owners of securities held in book entry form belonging to the Fund. Upon instruction, BONY or such sub-custodians receive and deliver cash and securities of the Fund in connection with Fund transactions and collect all dividends and other distributions made with respect to Fund portfolio securities.

     TRANSFER AGENCY Unified Fund Services, Inc., 431 North Pennsylvania Street, Indianapolis, Indiana, 46204 serves as the Trust's transfer and dividend paying agent.

     INDEPENDENT AUDITORS KPMG LLP ("KPMG"), 757 Third Avenue, New York, NY 10017, has been appointed to serve as independent auditors to the Fund and will conduct an annual audit of such Fund's financial statements and provide other audit related and tax services.

     UNDERWRITER Currently, there is no underwriter of shares of the Fund, and accordingly, the Trust self-distributes its shares.

                        DISTRIBUTION AND SERVICING PLANS

     The Trust has adopted a Shareholder Servicing Plan pursuant to Rule 12b-1 of the 1940 Act (the "12b-1 Plan") to allow the trustees the flexibility to pay for activities primarily intended to result in the sale of Fund shares. The Shareholder Service Fees collected by the Manager (as described in the Private Placement Memorandum under "Multiple Classes") are not paid by the Fund pursuant to the 12b-1 Plan because the trustees have determined that the Shareholder Service Fee is for services that are not primarily intended to result in the sale of Fund shares. Currently, no fees are payable under the 12b-1 Plan. If the trustees authorize payments under the 12b-1 Plan in the future for any class of Shares, the Manager or another service provider might collect fees under the 12b-1 Plan, but only after appropriate authorization by the trustees and after the Trust's Private Placement Memorandum has been updated to reflect such additional fees.

                      PORTFOLIO TRANSACTIONS AND BROKERAGE

     In placing orders for the purchase and sale of portfolio securities for the Fund, the Manager always seeks the best price and execution. Transactions in unlisted securities are carried out through broker-dealers who make the primary market for such securities unless, in the judgment of the Manager, a more favorable price can be obtained by carrying out such transactions through other brokers or dealers.

     The Manager selects only brokers or dealers which it believes are financially responsible, will provide efficient and effective services in executing, clearing and settling an order and will charge commission rates which, when combined with the quality of the foregoing services, will produce best price and execution for the transaction. This does not necessarily mean that the lowest available brokerage commission will be paid. However, the commissions are believed to be competitive with generally prevailing rates. The Manager will use its best efforts to obtain information as to the general level of commission rates being charged by the brokerage community from time to time and will evaluate the overall reasonableness of brokerage commissions paid on transactions by reference to such data. In making such evaluation, all factors affecting liquidity and execution of the order, as well as the amount of the capital commitment by the broker in connection with the order, are taken into account. The Fund may pay a broker a commission at a higher rate than otherwise available for the same transaction in recognition of the value of research services provided by the broker or in recognition of the value of any other services provided by the broker.

     As the Fund commenced operations on April 4, 2003, the Fund has not paid brokerage commissions for a full fiscal year.

     Receipt of research services from brokers may sometimes be a factor in selecting a broker which the Manager believes will provide best price and execution for a transaction. These research services include not only a wide variety of reports on such matters as economic and political developments, industries, companies, securities, portfolio strategy, account performance, daily prices of securities, stock and bond market conditions and projections, asset allocation and portfolio structure, but also meetings with management representatives of issuers and with other analysts and specialists. Although it is not possible to assign an exact dollar value to these services, they may, to the extent used, tend to reduce the Manager's expenses. Such services may be used by the Manager in servicing other client accounts and in some cases may not be used with respect to the Fund. Receipt of services or products other than research from brokers is not a factor in the selection of brokers.

                            DESCRIPTION OF THE TRUST

     The Trust, registered with the SEC as a diversified open-end management investment company, is organized as a Massachusetts business trust under the laws of Massachusetts by an Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust") dated August 17, 2001, as amended from time to time. The Trust consists of three series, the Fund, the International Equity Fund and the EAFE Fund. The EAFE Fund has not commenced operations.

     The Declaration of Trust permits the trustees to issue an unlimited number of full and fractional shares of each series. Each share of the Fund represents an equal proportionate interest in such Fund with each other share of the Fund and is entitled to a proportionate interest in the dividends and distributions from the Fund. The shares of the Fund do not have any preemptive rights. Upon termination of the Fund, whether pursuant to liquidation of the Trust or otherwise, shareholders of the Fund are entitled to share pro rata in the net assets of the Fund available for distribution to shareholders. The Declaration of Trust also permits the trustees to charge shareholders directly for custodial, transfer agency and servicing expenses.

     The assets received by the Fund for the issue or sale of its shares and all income, earnings, profits, losses and proceeds therefrom, subject only to the rights of creditors, are allocated to, and constitute the underlying assets of, the Fund. The underlying assets are segregated and are charged with the expenses with respect to the Fund and with a share of the general expenses of the Trust. Any general expenses of the Trust that are not readily identifiable as belonging to the Fund are allocated by or under the direction of the trustees in such manner as the trustees determine to be fair and equitable. While the expenses of the Trust are allocated to the separate books of account of the Fund, certain expenses may be legally chargeable against the assets of all Funds.

     The Declaration of Trust also permits the trustees, without shareholder approval, to issue shares of the Trust in one or more series, and to subdivide any series of shares into various classes of shares with such dividend preferences and other rights as the trustees may designate. While the trustees have no current intention to exercise this power, it is intended to allow them to provide for an equitable allocation of the impact of any future regulatory requirements which might affect various classes of shareholders differently, or to permit shares of a series to be distributed through more than one distribution channel, with the costs of the particular means of distribution (or costs of related services) to be borne by the shareholders who purchase through that means of distribution. The trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios. Shareholders' investments in such an additional or merged portfolio would be evidenced by a separate series of shares (i.e., a new "Fund").

     The Declaration of Trust provides for the perpetual existence of the Trust. The Trust or the Fund, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of the Fund. The Declaration of Trust further provides that the trustees may also terminate the Trust or the Fund upon written notice to the shareholders.

VOTING RIGHTS

     As summarized in the Private Placement Memorandum shareholders are entitled to one vote for each full share held (with fractional votes for each fractional share held) and may vote (to the extent provided in the Declaration of Trust) in the election of trustees and the termination of the Trust and on other matters submitted to the vote of shareholders.

     The Declaration of Trust provides that on any matter submitted to a vote of all Trust shareholders, all Trust shares entitled to vote shall be voted together irrespective of series or sub-series unless the rights of a particular series or sub-series would be affected by the vote, in which case a separate vote of that series or sub-series shall also be required to decide the question. Also, a separate vote shall be held whenever required by the 1940 Act or any rule thereunder. Rule 18f-2 under the 1940 Act provides in effect that a class shall be deemed to be affected by a matter unless it is clear that the interests of each class in the matter are substantially identical or that the matter does not affect any interest of such class. On matters affecting an individual series, only shareholders of that series are entitled to vote. Consistent with the current position of the SEC, shareholders of all series vote together, irrespective of series, on the election of trustees and the selection of the Trust's independent auditors, but shareholders of each series vote separately on other matters requiring shareholder approval, such as certain changes in fundamental investment policies of that series or the approval of the investment advisory agreement relating to that series.

     There will normally be no meetings of shareholders for the purpose of electing trustees except that, in accordance with the 1940 Act, (i) the Trust will hold a shareholders' meeting for the election of trustees at such time as less than a majority of the trustees holding office have been elected by shareholders, and (ii) if, as a result of a vacancy on the board of trustees, less than two-thirds of the trustees holding office have been elected by the shareholders, that vacancy may be filled only by a vote of the shareholders. In addition, trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust's custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for that purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares.

     Upon written request by the holders of shares having a net asset value constituting 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders).

     Except as set forth above, the trustees shall continue to hold office and may appoint successor trustees. Voting rights are not cumulative.

     No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust, except
(i) to change the Trust's name or to cure technical problems in the Declaration of Trust, (ii) to establish, change or eliminate the par value of any shares (currently all shares have no par value) and (iii) to issue shares of the Trust in one or more series, and to subdivide any series of shares into various classes of shares with such dividend preferences and other rights as the trustees may designate.

SHAREHOLDER AND TRUSTEE LIABILITY

     Under Massachusetts law shareholders could, under certain circumstances, be held personally liable for the obligations of the Fund of which they are shareholders. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Fund and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or the trustees. The Declaration of Trust provides for indemnification out of Fund property for all loss and expense of any shareholder held personally liable for the obligations of the Fund. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is considered remote since it is limited to circumstances in which the disclaimer is inoperative and the Fund itself would be unable to meet its obligations.

     The Declaration of Trust further provides that the trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a trustee against any liability to which the trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The By-Laws of the Trust provide for indemnification by the Trust of the trustees and officers of the Trust except with respect to any matter as to which any such person did not act in good faith in the reasonable belief that such action was in the best interests of the Trust. No officer or trustee may be indemnified against any liability to the Trust or the Trust's shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                                HOW TO BUY SHARES

     The procedures for purchasing shares of the Fund are summarized in the Private Placement Memorandum under "Purchase of Shares."

                       NET ASSET VALUE AND OFFERING PRICE

     The net asset value of the shares of the Fund is determined by dividing the Fund's total net assets (the excess of its assets over its liabilities) by the total number of shares of the Fund outstanding and rounding to the nearest cent. Such determination is made monthly and as of the close of regular trading on the New York Stock Exchange on any day on which an order for purchase or redemption of the Fund's shares is received that the Exchange is open for unrestricted trading. Equity securities listed on an established securities exchange are normally valued at their last sale price on the exchange where primarily traded. Equity securities listed on the NASDAQ National Market System are valued at the NASDAQ Official Closing Price. Equity securities listed on an established securities exchange or on the NASDAQ National Market System for which there is no reported sale during the day, and in the case of over the counter securities not so listed, are valued at the mean between the last bid and asked price. Other securities for which current market quotations are not readily available (including restricted securities, if any) and all other assets are taken at fair value as determined in good faith by the trustees, although the actual calculations may be made by persons acting pursuant to the direction of the trustees or by pricing services.

     Generally, trading in foreign securities markets is substantially completed each day at various times prior to the close of regular trading on the New York Stock Exchange. Occasionally, events affecting the value of foreign fixed income securities and of equity securities of non-U.S. issuers not traded on a U.S. exchange may occur between the completion of substantial trading of such securities for the day and the close of regular trading on the New York Stock Exchange, which events will not be reflected in the computation of the Fund's net asset value. If events materially affecting the value of the Fund's portfolio securities occur during such period, then these securities will be valued at their fair value as determined in good faith by or in accordance with procedures approved by the trustees.

                                   REDEMPTIONS

     The procedures for redemption of Fund shares are summarized in the Private Placement Memorandum under "Redemption of Shares."

           INCOME DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAX STATUS

     As described in the Private Placement Memorandum under "Distributions," it is the policy of the Fund to pay out at least annually as dividends to its shareholders substantially all investment company taxable income (which comes from dividends and any interest it receives from investments and net realized short-term capital gains), if any, and to distribute at least annually substantially all net realized capital gains (that is, the excess of net long-term capital gains over net short-term capital losses including capital loss carryovers), if any. Income dividends and capital gain distributions are payable in full and fractional shares of the particular Fund, based upon the net asset value determined as of the close of regular trading on the New York Stock Exchange on the record date for each dividend or distribution. Shareholders, however, may elect to receive their distributions in cash. The election may be made at any time by submitting a written request directly to the Trust. In order for a change to be in effect for any dividend or distribution, it must be received by the Trust on or before the record date for such dividend or distribution.

     As required by federal law, detained federal tax information will be furnished to each shareholder for each calendar year on or before January 31 of the succeeding year.

     SCOPE OF DISCUSSION. The following discussion addresses certain (i) U.S. federal income tax considerations which may be relevant to investors that (a) are citizens or residents of the United States, or corporations, partnerships, or other entities created or organized under the laws of the United States or any political subdivision thereof, or States or trusts that are subject to United States federal income taxation regardless of the source of their income and (b) that hold, directly or indirectly, shares of a Fund as a capital asset ("U.S. shareholder"), and (ii) U.S. federal income tax consequences to U.S. shareholders of acquiring or disposing of shares in a Fund.

     The following discussion provides only limited information about the U.S. federal income tax treatment of shareholders that are not U.S. shareholders, and it does not address the U.S. federal income tax treatment of shareholders that are subject to special tax regimes such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, U.S. shareholders whose functional currency (as defined in Section 985 of the U.S. Internal Revenue Code of 1986, as amended (the "Code")) is not the U.S. dollar, and persons that hold shares in a Fund as part of a "straddle," "conversion transaction," "hedge," or other integrated investment strategy. All such prospective and actual shareholders are urged to consult their own tax advisors with respect to the U.S. tax treatment of an investment in shares of a Fund.

     The Funds have not sought a ruling from the U.S. Internal Revenue Service (the "I.R.S.") or an opinion of legal counsel as to any specific U.S. tax matters. The discussion below as it relates to U.S. federal income tax consequences is based upon the Code and regulations, rulings, and judicial decisions thereunder as of the date hereof. Such authorities may be repealed, revoked, or modified (possibly on a retroactive basis) so as to result in U.S. federal income tax consequences different from those discussed below.

     This discussion is for general information purposes only. Prospective shareholders should consult their own tax advisors with respect to their particular circumstances and the effect of state, local, or foreign tax laws to which they may be subject.

     TAXATION OF THE FUND. The Fund is treated as a separate taxable entity for U.S. federal income tax purposes. The Fund intends to qualify each year as a regulated investment company eligible for treatment under the provisions of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders, the Fund must, among other things:

     (a) derive at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, and gains from the sale of stock, securities and foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies;

     (b) distribute with respect to each taxable year at least 90% of the sum of its taxable net investment income, its net tax-exempt income, and the excess, if any, of net short-term capital gains over net long-term capital losses for such year; and

     (c) diversify its holdings so that, at the end of each quarter of its taxable year, (i) at least 50% of the market value of the Fund's assets is represented by cash and cash items, U.S. government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund's total assets and to not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its assets is invested in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses.

     If it qualifies as a regulated investment company that is accorded special tax treatment, the Fund will not be subject to federal income tax on income paid to its shareholders in the form of dividends (including capital gain dividends).

     If it were to fail to qualify as a regulated investment company accorded special tax treatment in any taxable year, the Fund would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to U.S. shareholders as ordinary income. In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a regulated investment company that is accorded special tax treatment.

     If it fails to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one-year period ending October 31 (or later if it is permitted so to elect and so elects), plus any retained amount from the prior year, the Fund will be subject to a 4% excise tax on the underdistributed amounts. A dividend paid to shareholders by the Fund in January of a year generally is deemed to have been paid by the Fund on December 31 of the preceding year, if the dividend was declared and payable to shareholders of record on a date in October, November or December of that preceding year. The Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax.

     FUND DISTRIBUTIONS AND SALE OR REDEMPTION OF SHARES. For U.S. federal income tax purposes, distributions of investment income are generally taxable as ordinary income. Taxes on distributions of capital gains are determined by how long the Fund owned the investments that generated them, rather than how long a shareholder has owned his or her shares. Distributions of net capital gains from the sale of investments that the Fund owned for more than one year and that are properly designated by the Fund as capital gain dividends will be taxable as long-term capital gains ("Capital Gain Dividends"). Distributions of gains from the sale of investments that the Fund owned for one year or less will be taxable as ordinary income.

     For taxable years beginning on or before December 31, 2008, "qualified dividend income" received by an individual will be taxed at the rates applicable to long-term capital gain. In order for some portion of the dividends received by a Fund shareholder to be qualified dividend income, the Fund must meet holding period and other requirements with respect to some portion of the dividend-paying stocks in its portfolio and the shareholder must meet holding period and other requirements with respect to the Fund's shares. A dividend will not be treated as qualified dividend income (at either the Fund or shareholder level) (1) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 120-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, on the case of certain preferred stock, 91 days during the 180-day period beginning 90 days before such date), (2) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (3) if the recipient elects to have the dividend income treated as investment interest, or (4) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established security market in the United States) or (b) treated as a foreign personal holding company, foreign investment company, or passive foreign investment company.

     Technical corrections legislation is pending which would change the preceding rule by substituting "121-day" for "120-day" and "181-day" for "180-day". The Treasury Department and the Internal Revenue Service have indicated that taxpayers may apply the qualified dividend income rules as if these technical corrections have already been enacted.

     In general, distributions of investment income designated by the Fund as derived from qualified dividend income will be treated as qualified dividend income by a shareholder taxed as an individual provided the shareholder meets the holding period and other requirements described above with respect to the Fund's shares. In any event, if the aggregate qualified dividends received by the Fund during any taxable year are 95% or more of its gross income, then 100% of the Fund's dividends (other than property designated capital gain dividends) will be eligible to be treated as qualified dividend income. For this purpose, the only gain included in the term "gross income" is the excess of net short-term capital gain over net long-term capital loss.

     Distributions are taxable to shareholders even if they are paid from income or gains earned by the Fund before a shareholder's investment (and thus were included in the price the shareholder paid). Distributions are taxable whether shareholders receive them in cash or reinvest them in additional shares. Any gain resulting from the sale or exchange of Fund shares generally will be taxable as capital gains.

     Long-term capital gain rates have been temporarily reduced--in general, to 15% with lower rates applying to taxpayers in the 10% and 15% rate brackets--through December 31, 2008.

     The backup withholding tax rate is 28% for amounts paid through 2010. The backup withholding tax rate will be 31% for amounts paid after December 31, 2010.

     However, if a shareholder sells shares at a loss within six months of purchase, any loss will be disallowed for U.S. federal income tax purposes to the extent of any exempt-interest dividends received on such shares. In addition, any loss (not already disallowed as provided in the preceding sentence) realized upon a taxable disposition of shares held for six months or less will be treated as long-term, rather than short-term, to the extent of any long-term capital gain distributions received by the shareholder with respect to the shares. All or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed if other shares of the same Fund are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

     DEEMED DISTRIBUTIONS OF CERTAIN EXPENSES. Because shares of the Fund are not otherwise publicly offered, unless a Fund has at least 500 shareholders at all times during a taxable year, its shareholders may be deemed to receive distributions equal to their allocable shares of certain expenses paid by the Fund. Expenses that are deemed distributed by a Fund include those paid or incurred during a calendar year that are deductible in determining the Fund's investment company taxable income for a taxable year beginning or ending within that calendar year, including in particular its management fee, but excluding those expenses incurred by virtue of the Fund's organization as a registered investment company (such as its registration fees, trustees' fees, expenses of periodic trustees' and shareholders' meetings, transfer agent fees, certain legal and accounting fees, the expenses of shareholder communications required by law, and certain other expenses). Shareholders that may be deemed to have received distributions of such expenses include (i) individuals taxable in the U.S. or persons calculating their taxable income in the same way as do such individuals and (ii) pass-through entities having such an individual or person or another pass-through entity as an interest holder or beneficiary. Shareholders can generally deduct such deemed distributions of expenses only to the extent that their respective total miscellaneous itemized deductions exceeds 2% of their respective adjusted gross incomes from all sources. The deemed distributions of expenses could as a result increase a shareholder's net taxes owed, lowering the Fund's effective yield with respect to such a shareholder.

     HEDGING TRANSACTIONS. If it engages in hedging transactions, including hedging transactions in options, futures contracts, and straddles, or other similar transactions, the Fund will be subject to special tax rules (including constructive sale, mark-to-market, straddle, wash sale, and short sale rules), the effect of which may be to accelerate income to the Fund, defer losses to the Fund, cause adjustments in the holding periods of the Fund's securities, convert long-term capital gains into short-term capital gains or convert short-term capital losses into long-term capital losses. These rules could therefore affect the amount, timing and character of distributions to shareholders. The Fund will endeavor to make any available elections pertaining to such transactions in a manner believed to be in the best interests of the Fund.

     Certain of the Fund's hedging activities (including its transactions, if any, in foreign currencies or foreign currency-denominated instruments) are likely to produce a difference between its book income and its taxable income. If the Fund's book income exceeds its taxable income, the distribution (if any) of such excess will be treated as (i) a dividend to the extent of the Fund's remaining earnings and profits (including earnings and profits arising from tax-exempt income), (ii) thereafter as a return of capital to the extent of the recipient's basis in the shares, and (iii) thereafter as gain from the sale or exchange of a capital asset. If its book income is less than its taxable income, the Fund could be required to make distributions exceeding book income to qualify as a regulated investment company that is accorded special tax treatment.

     RETURN OF CAPITAL DISTRIBUTIONS. If the Fund makes a distribution to a shareholder in excess of its current and accumulated "earning and profits" in any taxable year, the excess distribution will be treated as a return of capital to the extent of the shareholder's tax basis in its shares, and thereafter as capital gain. A return of capital is not taxable, but it reduces the shareholder's tax basis in its shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of its shares.

     Dividends and distributions on the Fund's shares are generally subject to federal income tax as described herein to the extent they do not exceed the Fund's realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder's investment. Such distributions are likely to occur in respect of shares purchased at a time when the Fund's net asset value reflects gains that are either unrealized, or realized but not distributed.

     SECURITIES ISSUES OR PURCHASED AT A DISCOUNT. The Fund's investment in securities issued at a discount and certain other obligations will (and investments in securities purchased at a discount may) require the Fund to accrue and distribute income not yet received. In order to generate sufficient cash to make the requisite distributions, the Fund may be required to sell securities in its portfolio that it otherwise would have continued to hold.

     CAPITAL LOSS CARRYOVER. Distributions from capital gains are generally made after applying any available capital loss carryovers. The amounts and expiration dates of any capital loss carryovers available to the Fund are shown in the notes to the financial statements incorporated by reference into this SAI.

     FOREIGN CURRENCY-DENOMINATED SECURITIES AND RELATED HEDGING TRANSACTIONS. The Fund's transactions in foreign currencies, foreign currency-denominated debt securities and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.

     If more than 50% of its assets at year end consists of the securities of foreign corporations, the Fund may elect to permit shareholders to claim a credit or deduction on their income tax returns for their pro rata portion of qualified taxes paid by the Fund to foreign countries in respect of foreign securities the Fund has held for at least the minimum period specified in the Code. In such a case, shareholders will include in gross income from foreign sources their pro rata shares of such taxes. A shareholder's ability to claim a foreign tax credit or deduction in respect of foreign taxes paid by a Fund may be subject to certain limitations imposed by the Code, as a result of which a shareholder may not get a full credit or deduction for the amount of such taxes. In particular, shareholders must hold their Fund shares (without protection from risk of loss) on the ex-dividend date and for at least 15 additional days during the 30-day period surrounding the ex-dividend date to be eligible to claim a foreign tax credit with respect to a given dividend. Shareholders who do not itemize on their federal income tax returns may claim a credit (but no deduction) for such foreign taxes.

     Investment by the Fund in "passive foreign investment companies" could subject the Fund to a U.S. federal income tax or other charge on the proceeds from the sale of its investment in such a company; however, this tax can be avoided by making an election to mark such investments to market annually or to treat the passive foreign investment company as a "qualified electing Fund."

     A "passive foreign investment company" is any foreign corporation: (i) 75 percent or more of the income of which for the taxable year is passive income, or (ii) the average percentage of the assets of which (generally by value, but by adjusted tax basis in certain cases) produce or are held for the production of passive income is at least 50 percent. Generally, passive income for this purpose means dividends, interest (including income equivalent to interest), royalties, rents, annuities, the excess of gain over losses from certain property transactions and commodities transactions, and foreign currency gains. Passive income for this purpose does not include rents and royalties received by the foreign corporation from active business and certain income received from related persons.

     SHARES PURCHASED THROUGH TAX-QUALIFIED PLANS. Special tax rules apply to investments though defined contribution plans and other tax-qualified plans. Shareholders should consult their tax adviser to determine the suitability of shares of the Fund as an investment through such plans and the precise effect of and investment on their particular tax situation.

     BACKUP WITHHOLDING. The Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable dividends and other distributions paid to and proceeds of share sales, exchanges, or redemptions made by any individual shareholder who fails to furnish the Fund with a correct taxpayer identification number (TIN), who has under-reported dividends or interest income, or who fails to certify to the Fund that he or she is a United States person and is not subject to such withholding. Pursuant to recently enacted tax legislation, the backup withholding tax rate is 28% for amounts paid through 2010. The backup withholding tax rate will be 31% for amounts paid after December 31, 2010.

     TAX SHELTER REGULATIONS. Under Treasury regulations pertaining to tax shelters, shareholders subject to U.S. federal income tax may be required in certain cases to file with the I.R.S. a disclosure statement on Form 8886. Shareholders who are individuals recognizing $2 million or more of losses with respect to their shares in the Fund in any taxable year (or $4 million or more in a combination of taxable years) generally are subject to this requirement, as are shareholders that are corporations recognizing $10 million or more of losses with respect to their shares in the Fund in any taxable year (or $20 million or more in a combination of taxable years). Although shareholders directly owning shares in a corporation are in many cases excepted from this disclosure requirement, under current guidance these exceptions do not apply to shares of a regulated investment company. Shareholders in the Fund may also be subject to this disclosure requirement if they are in any way obligated not to disclose the U.S. federal income tax treatment or tax structure of their acquisition, holding, or disposition of their shares. Shareholders should consult their tax advisors to determine the applicability of these regulations in particular cases, including whether any subsequent guidance might exempt a shareholder from this disclosure requirement.

     NON-U.S. SHAREHOLDERS. Under U.S. federal tax law, dividends other than Capital Gain Dividends paid on shares beneficially held by a shareholder who is not a U.S. person within the meaning of the Code (a "foreign person") are, in general, subject to withholding of U.S. federal income tax at a rate of 30% of the gross dividend, which rate may, in some cases, be reduced by an applicable tax treaty. To claim such treaty benefits, the foreign person must certify in advance of payment its eligibility under applicable Internal Revenue Service procedures. Foreign shareholders should consult their tax advisors in this regard. Dividends are subject to withholding even if they are funded by income or gains (such as portfolio interest, short-term capital gains, or foreign-source dividend and interest income) that, if paid to a foreign person directly, would not be subject to withholding. However, Capital Gain Dividends will generally not be subject to withholding of U.S. federal income tax. If a beneficial owner who is a foreign person has a trade or business in the U.S., and the dividends are "effectively connected" with the conduct by the beneficial holder with a trade or business in the U.S. as defined in the Code, the dividend will be subject to U.S. federal net income taxation at regular income tax rates.

     Under U.S. federal tax law, a beneficial holder of shares who is a foreign person is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of such shares of a Fund or on Capital Gain Dividends unless (i) such gain or Capital Gain Dividend is "effectively connected" with the conduct of a trade or business carried on by such holder within the U.S. or (ii) in the case of an individual holder, the holder is present in the U.S. for a period or periods aggregating 183 days or more during the year of the sale or Capital Gain Dividend and certain other conditions are met. If you are eligible for the benefits of a tax treaty, any "effectively connected" income or gain will generally be subject to U.S. federal income tax on a net basis only if it is attributable to a permanent establishment maintained by you in the U.S. A beneficial holder of shares who is a foreign person may be subject to state and local tax and to the U.S. federal estate tax in addition to the federal tax on income referred to above.

     U.K. RESIDENT PENSION SCHEMES. The U.S. withholding tax imposed on dividends paid by a Fund to shareholders that are U.K. resident pension schemes may be eliminated pursuant to the U.S.-U.K. tax treaty currently in effect. To benefit from the U.S. withholding tax exemption under the treaty, a U.K. resident pension scheme must, among other requirements, be considered both a "pension scheme" and a "qualified person" as defined in the treaty and must be considered to "derive" the dividend within the meaning of the treaty. Shareholders should consult their tax advisors to determine eligibility for treaty benefits.

                              FINANCIAL STATEMENTS

     Financial statements of the Fund for the fiscal year ended December 31, 2003 are incorporated by reference to the Annual Report of such Fund filed with the Securities and Exchange Commission on March 8, 2004, and as amended, on March 29, 2004. These financial statements have been incorporated by reference herein in reliance on the report of KPMG LLP, independent auditors, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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PART C. OTHER INFORMATION

ITEM 23. EXHIBITS.

The following Exhibits are filed herewith:

a. Amended and Restated Agreement and Declaration of Trust of Registrant.^

b.        Copy of By-Laws of Registrant as amended November 13, 2003.+

c. Portions of Amended and Restated Agreement and Declaration of Trust and By-Laws Relating to Shareholders' Rights. (See (a) and (b) above)

d(i). Investment Advisory Agreement between Baillie Gifford Overseas Limited and Registrant (on behalf of The International Equity Fund).^

d(ii). Investment Advisory Agreement between Baillie Gifford Overseas Limited and Registrant (on behalf of The EAFE Fund).^

d(iii). Investment Advisory Agreement between Baillie Gifford Overseas Limited and Registrant (on behalf of The Emerging Markets Fund).^

f.        Not applicable.

g(i).     Form of Custodian Agreement between Registrant and Bank of New York.*

g(ii). Form of Foreign Custodian Manager Agreement between Registrant and Bank of New York.*

h(i).     Administrative Services Agreement between Registrant and Bank of New
          York.*

h(ii). Form of Mutual Fund Service Agreement between Registrant and Unified Fund Services Inc.*

h(iii).   Amendment to Mutual Fund Services Agreement. +

h(iv). Form of Subscription Agreement for the purchase of Shares of any series of the Trust.+

j.        Consent of KPMG LLP. +

l.        Not applicable.

m.        Shareholder Service Plan.^^

n.        Plan Pursuant to Rule 18f-3.^^

p(i).     Code of Ethics of the Registrant.*

p(ii).    Code of Ethics of Baillie Gifford Overseas Limited.*

^ Incorporated by reference to Amendment No. 2 to the registration statement of the Trust on Form N-1A filed April 30, 2002.

^^ Incorporated by reference to Amendment No. 3 to the registration statement of the Trust on Form N-1A filed on April 30, 2003.

* Incorporated by reference to the initial registration statement of the Trust on Form N-1A filed December 22, 2000.

+  Filed herewith.

ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

Not applicable.

ITEM 25.  INDEMNIFICATION.

Article VIII of the Registrant's Agreement and Declaration of Trust (Exhibit a hereto) provides for indemnification of trustees and officers. The effect of this provision is to provide indemnification for each of the Registrant's trustees and officers against liabilities and counsel fees reasonably incurred in connection with the defense of any legal proceeding in which such trustee or officer may be involved by reason of being or having been a trustee or officer, except with respect to any matter as to which such trustee or officer shall have been adjudicated to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office. As to any matter disposed of without an adjudication by a court or other body, indemnification will be provided to the Registrant's trustees and officers if (a) such indemnification is approved by a majority of the disinterested trustees, or (b) an opinion of independent legal counsel is obtained that such indemnification would not protect the trustee or officer against any liability to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of duties.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

Baillie Gifford Overseas Limited ("BGO") is registered under the Investment Advisers Act of 1940 and regulated by the Financial Services Authority of the United Kingdom, and as such is engaged in the provision of investment advisory and management services to a variety of public and, private investment pools (including hedge funds), and private accounts.

For additional information as to the business, profession, vocation or employment of a substantial nature that BGO and each of its directors, officers and partners is or has been engaged in within the last two fiscal years, please refer to BGO's Form ADV (File No. 801-21051), which is incorporated herein by reference.

ITEM 27. PRINCIPAL UNDERWRITERS.

Not applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS

The records required by Section 31(a) and Rule 31a-1 through 3 under the 1940 Act will be maintained by Registrant at its offices, 1 Greenside Row, Edinburgh, Scotland, UK EH1 3AN, except that: (i) the Transfer Agent (located at 431 North Pennsylvania Street, Indianapolis, Indiana 46204)) and Custodian (located at 100 Church Street, 10th Floor, New York, New York 10286) for Registrant, will maintain the records required by subparagraphs (a)(1), (b)(1)-(5) and (6)-(8) of Rule 31a-1 and by Rule 31a-2; and (ii) BGO, located at 1 Greenside Row, Edinburgh, Scotland, UK EH1 3AN will maintain the records required by Rule 31a-1(f) and Rule 31a-2(e).

ITEM 29. MANAGEMENT SERVICES.

Not applicable.

ITEM 30.  UNDERTAKINGS.

Not applicable.

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                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, the registrant has duly caused this Amendment No.4 to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized in the city of Edinburgh, Scotland on the 29th day of April, 2004.

                                                    Baillie Gifford Funds

                                                    By: /s/ R. Robin Menzies
                                                       -------------------------

                                                    R. Robin Menzies
                                                    President

                                  EXHIBIT INDEX

Exhibit No.    Exhibit Title

b.             Copy of By-Laws of Registrant as amended November 13, 2003.

h(iii).        Amendment to Mutual Fund Services Agreement.

h(iv). Form of Subscription Agreement for the purchase of Shares of any series of the Trust.

j.             Consent of KPMG LLP.